Execution Version STRICTLY CONFIDENTIAL EQUITY PURCHASE AGREEMENT by and among EIS BUYER, LLC, TEKRA, LLC, TRIENT, LLC, DELSTAR TECHNOLOGIES, INC. and, solely for the purposes set forth in Section 11.23, SCHWEITZER-MAUDUIT INTERNATIONAL, INC. Dated as of February 17, 2020 LEGAL02/39540989v11

TABLE OF CONTENTS Page ARTICLE I PURCHASE AND SALE OF EQUITY ................................................................................ 1 Section 1.01 Purchase and Sale of Equity .............................................................................. 1 Section 1.02 Calculation of Closing and Final Consideration ............................................ 1 Section 1.03 The Closing .......................................................................................................... 4 Section 1.04 Withholding ......................................................................................................... 5 ARTICLE II CONDITIONS TO CLOSING ............................................................................................. 5 Section 2.01 Conditions to All Parties’ Obligations ............................................................. 5 Section 2.02 Conditions to Buyer’s Obligations ................................................................... 5 Section 2.03 Conditions to Seller’s and the Target Companies’ Obligations ................... 7 Section 2.04 Waiver of Conditions ......................................................................................... 8 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ............................................ 8 Section 3.01 Organization and Power .................................................................................... 8 Section 3.02 Authorization; Valid and Binding Agreement ............................................... 8 Section 3.03 No Breach ............................................................................................................. 8 Section 3.04 Ownership ........................................................................................................... 9 Section 3.05 Litigation .............................................................................................................. 9 Section 3.06 No Brokers ........................................................................................................... 9 Section 3.07 No Other Representations and Warranties ..................................................... 9 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH TARGET COMPANY .................................................................................................................................. 10 Section 4.01 Organization and Power .................................................................................. 10 Section 4.02 Authorization; Valid and Binding Agreement ............................................. 10 Section 4.03 Capitalization .................................................................................................... 11 Section 4.04 Subsidiaries ........................................................................................................ 11 Section 4.05 No Conflict; Required Filings .......................................................................... 12 Section 4.06 Financial Statements ......................................................................................... 12 Section 4.07 Absence of Certain Changes or Events .......................................................... 13 Section 4.08 Compliance with Laws..................................................................................... 14 Section 4.09 Litigation ............................................................................................................ 15 Section 4.10 Employee Plans ................................................................................................. 15 Section 4.11 Labor and Employment Matters ..................................................................... 17 Section 4.12 Real Property ..................................................................................................... 19 Section 4.13 Taxes ................................................................................................................... 21 Section 4.14 Environmental Matters .................................................................................... 23 Section 4.15 Contracts ............................................................................................................ 24 Section 4.16 Intellectual Property; Privacy and Security................................................... 27 Section 4.17 Sufficiency of Assets; Title ............................................................................... 30 - i - LEGAL02/39540989v11

Section 4.18 Insurance ............................................................................................................ 31 Section 4.19 No Brokers ......................................................................................................... 31 Section 4.20 Affiliate Transactions ....................................................................................... 31 Section 4.21 Material Customers and Suppliers ................................................................. 31 Section 4.22 Product Warranties ........................................................................................... 32 Section 4.23 Accounts Receivable ......................................................................................... 32 Section 4.24 Inventory ............................................................................................................ 32 Section 4.25 Bank Accounts; Power of Attorney ................................................................ 32 Section 4.26 No Other Representations and Warranties ................................................... 33 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ............................................. 33 Section 5.01 Organization and Power .................................................................................. 33 Section 5.02 Authorization; Valid and Binding Agreement ............................................. 34 Section 5.03 No Breach ........................................................................................................... 34 Section 5.04 Consents, etc ...................................................................................................... 34 Section 5.05 Litigation ............................................................................................................ 34 Section 5.06 Brokerage ........................................................................................................... 34 Section 5.07 Investment Representation .............................................................................. 34 Section 5.08 Financing; Immediately Available Funds ..................................................... 35 Section 5.09 Solvency ............................................................................................................. 35 Section 5.10 Plant Closings and Mass Layoffs .................................................................... 35 Section 5.11 Investigation ...................................................................................................... 35 ARTICLE VI CERTAIN PRE-CLOSING COVENANTS .................................................................... 35 Section 6.01 Conduct of the Business ................................................................................... 35 Section 6.02 Regulatory Filings ............................................................................................. 38 Section 6.03 Conditions .......................................................................................................... 39 Section 6.04 Access to Information ....................................................................................... 39 Section 6.05 Exclusive Dealing .............................................................................................. 39 Section 6.06 Access to Books and Records .......................................................................... 40 Section 6.07 Real Estate Matters ........................................................................................... 40 ARTICLE VII COVENANTS OF BUYER ............................................................................................. 41 Section 7.01 Access to Books and Records .......................................................................... 41 Section 7.02 Employee Matters ............................................................................................. 41 Section 7.03 Director and Officer Liability and Indemnification ..................................... 42 Section 7.04 Regulatory Filings ............................................................................................. 44 Section 7.05 Conditions .......................................................................................................... 45 Section 7.06 Contact with Customers, Suppliers and Other Business Relations ........... 45 Section 7.07 Payment of Seller Transaction Expenses and Indebtedness ....................... 45 Section 7.08 Certain IP Matters; Transition Period ............................................................ 45 Section 7.09 Wrong Pockets ................................................................................................... 46 Section 7.10 Termination of Intercompany Agreements ................................................... 47 Section 7.11 Assignment of Certain Rights and Obligations Under EIS Purchase Agreement ........................................................................................ 47 ii LEGAL02/39540989v11

Section 7.12 Occurrence-Based Insurance ........................................................................... 48 Section 7.13 Confidentiality................................................................................................... 48 ARTICLE VIII TERMINATION ............................................................................................................. 50 Section 8.01 Termination ....................................................................................................... 50 Section 8.02 Effect of Termination ........................................................................................ 51 ARTICLE IX ADDITIONAL COVENANTS AND AGREEMENTS ................................................. 51 Section 9.01 Survival .............................................................................................................. 51 Section 9.02 Indemnification for the Benefit of the Buyer Related Parties ..................... 52 Section 9.03 Indemnification for the Benefit of the Seller Related Parties ...................... 53 Section 9.04 Termination of Indemnification ...................................................................... 54 Section 9.05 Procedures Relating to Indemnification ........................................................ 54 Section 9.06 Mitigation ........................................................................................................... 57 Section 9.07 Determination of Loss Amount ...................................................................... 57 Section 9.08 Exclusive Remedy ............................................................................................. 58 Section 9.09 Tax Matters ........................................................................................................ 59 Section 9.10 Further Assurances ........................................................................................... 62 ARTICLE X DEFINITIONS .................................................................................................................... 62 Section 10.01 Definitions .......................................................................................................... 62 Section 10.02 Other Definitional Provisions ......................................................................... 78 ARTICLE XI MISCELLANEOUS ........................................................................................................... 79 Section 11.01 Press Releases and Communications; Use of Company Names ................ 79 Section 11.02 Expenses ............................................................................................................. 80 Section 11.03 Knowledge Defined .......................................................................................... 80 Section 11.04 Notices ................................................................................................................ 81 Section 11.05 Assignment ........................................................................................................ 82 Section 11.06 Severability ........................................................................................................ 83 Section 11.07 No Strict Construction ...................................................................................... 83 Section 11.08 Amendment and Waiver ................................................................................. 83 Section 11.09 Complete Agreement ....................................................................................... 84 Section 11.10 Counterparts ...................................................................................................... 84 Section 11.11 Governing Law .................................................................................................. 84 Section 11.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS ................. 84 Section 11.13 WAIVER OF JURY TRIAL ............................................................................... 85 Section 11.14 Arbitration of Disputes .................................................................................... 85 Section 11.15 No Third Party Beneficiaries ........................................................................... 86 Section 11.16 Representation of Seller and its Affiliates ..................................................... 86 Section 11.17 No Additional Representations; Disclaimer; Non-Recourse ...................... 88 Section 11.18 Conflict Between Transaction Documents .................................................... 89 Section 11.19 Specific Performance; Other Remedies .......................................................... 90 Section 11.20 Consents ............................................................................................................. 90 iii LEGAL02/39540989v11

Section 11.21 Electronic Delivery ........................................................................................... 91 Section 11.22 Buyer Deliveries ................................................................................................ 91 Section 11.23 Guarantor ........................................................................................................... 91 Exhibits Exhibit A - Form of FIRPTA Affidavit Exhibit B - Form of Escrow and Paying Agent Agreement Exhibit C - Form of Transition Services Agreement iv LEGAL02/39540989v11

EQUITY PURCHASE AGREEMENT This EQUITY PURCHASE AGREEMENT (this “Agreement”) is made as of February 17, 2020, by and among EIS Buyer, LLC, a Delaware limited liability company (“Seller”), Tekra, LLC, a Delaware limited liability company (“Tekra”), Trient, LLC, a Delaware limited liability company (“Trient” and, together with Tekra, each a “Target Company” and collectively, the “Target Companies”), DelStar Technologies, Inc., a Delaware corporation (“Buyer”), and, solely for the purposes set forth in Section 11.23, Schweitzer-Mauduit International, Inc., a Delaware corporation (the “Guarantor”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article X below. WHEREAS, as of the date hereof, Seller owns all of the outstanding equity interests of the Target Companies (the “Acquired Equity”); WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Acquired Equity; WHEREAS, the respective boards of managers or directors or other governing bodies, as applicable, of Seller, the Target Companies, and Buyer have approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, conditions and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I PURCHASE AND SALE OF EQUITY Section 1.01 Purchase and Sale of Equity. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, assign, transfer and convey to Buyer, and Buyer will purchase and acquire from Seller, the Acquired Equity, in exchange for the payment of the Estimated Purchase Price in cash to Seller. Payment for the Acquired Equity will be made by wire transfer on the Closing Date of immediately available funds to the Escrow and Paying Agent, and the Escrow and Paying Agent will pay such cash to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller to the Escrow and Paying Agent. Section 1.02 Calculation of Closing and Final Consideration. (a) For purposes of this Agreement, the “Purchase Price” means an amount equal to: (i) $155,000,000.00, (ii) plus the total amount of Cash, LEGAL02/39540989v11

(iii) minus the outstanding amount of Indebtedness as of the Closing, (iv) minus the unpaid Seller Transaction Expenses, (v) plus the amount, if any, by which the Net Working Capital exceeds the Net Working Capital Upper Limit; (vi) minus the amount, if any, by which the Net Working Capital is less than the Net Working Capital Lower Limit; (vii) minus the Adjustment Escrow Amount; and (viii) minus the Indemnity Escrow Amount. (b) At least three Business Days prior to the Closing Date, the Target Companies will deliver to Buyer a closing statement (the “Estimated Closing Statement”), setting forth the Target Companies’ good faith estimate of the Purchase Price (the “Estimated Purchase Price”), and setting forth as separate line items all components thereof, including (i) the Target Companies’ supporting calculation of the Net Working Capital determined in accordance with the Agreed Accounting Principles and Schedule 10.01(e) and (ii) (A) a schedule setting forth the Seller Transaction Expenses estimated by the Target Companies in good faith to remain unpaid as of the Closing and (B) to the extent reasonably available, copies of invoices for such Seller Transaction Expenses (other than with respect to any change of control or similar bonus payments to be paid to employees via the Target Companies’ payroll), which include the wire transfer instructions, to the extent such Seller Transaction Expense remains unpaid. The Target Companies and Seller will consider in good faith any comments from Buyer with respect to the Estimated Closing Statement and the calculation of the Estimated Purchase Price; provided that the Target Companies and Seller will not be required to incorporate any such comments into the Estimated Closing Statement and the calculation of the Estimated Purchase Price. The Closing Statement will be based solely on facts and circumstances as they exist as of the Closing and will exclude the effect of any fact, event, change, circumstance, act, development or decision occurring after the Closing. (c) As promptly as possible, but in any event within 90 days after the Closing Date, Buyer will deliver to Seller (i) an unaudited, consolidated balance sheet of the Target Companies as of the Closing (which will have been prepared with the assistance of Buyer’s or the Target Companies’ accountants) (the “Closing Balance Sheet”) and (ii) Buyer’s calculation of the Purchase Price (together, the “Closing Statement”). The Closing Statement will be prepared in a manner consistent with the definitions of the terms Cash, Indebtedness, Seller Transaction Expenses, Net Working Capital, the Agreed Accounting Principles and Schedule 10.01(e). The Transaction Tax Benefits Amount set forth on Schedule 10.01(e) will not be subject to post-Closing adjustment pursuant to Sections 1.02(c) or (d). The Closing Statement will entirely disregard (A) any and all effects on the assets or liabilities of the Target Companies as a result of the transactions contemplated hereby or of any financing or refinancing arrangements entered into at any time by Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated hereby, and (B) any of the plans, transactions, or changes which Buyer intends to initiate or make or cause to be initiated or made after the Closing 2 LEGAL02/39540989v11 with respect to the Target Companies or their business or assets, or any facts or circumstances that are unique or particular to Buyer or any of its assets or liabilities. (d) Buyer will, and will cause the Target Companies to, (i) assist Seller and its representatives in the review of the Closing Statement and provide Seller and its representatives with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities and employees of the Target Companies for purposes of their review of the Closing Statement, and (ii) reasonably cooperate with Seller and its representatives in connection with such review, including providing on a timely basis all other information necessary or useful in connection with the review of the Closing Statement as is reasonably requested by Seller or its representatives. If Seller has any objections to the Closing Statement, Seller will deliver to Buyer a statement setting forth its objections thereto (an “Objections Statement”), which statement will identify in reasonable detail those items and amounts to which Seller objects (the “Disputed Items”). If an Objections Statement is not delivered to Buyer within 60 days after delivery of the Closing Statement, the Closing Statement as prepared by Buyer will be final, binding and non-appealable by the parties hereto; provided that, in the event Buyer or any Target Company does not provide any papers or documents reasonably requested in writing by Seller or any of its representatives within five days of request therefor (or such shorter period as may remain in such 60-day period), such 60-day period will be extended by one day for each additional day required for Buyer or any Target Company to fully respond to such request; provided further that such 60-day period will be extended a minimum of 5 days following the date on which Buyer or one of the Target Companies have fully responded to such request. Seller and Buyer will negotiate in good faith to resolve the Disputed Items and all such discussions related thereto will (unless otherwise agreed by Buyer and Seller) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule, but if they do not reach a final resolution within 30 days after the delivery of the Objections Statement to Buyer, Seller and Buyer will submit any unresolved Disputed Items to Duff & Phelps, LLC, or if such firm is unwilling or unable to serve, such other independent national accounting, consulting or valuation firm mutually agreeable to Buyer and Seller (the “Arbiter”). In the event the parties submit any unresolved Disputed Items to the Arbiter, each party will submit a Closing Statement (which in the case of each party may be a Closing Statement that, with respect to the unresolved Disputed Items (but not, for the avoidance of doubt, with respect to any other items), is different than (but not more favorable to the submitting party than) the Closing Statement initially submitted to Seller or the Objections Statement delivered to Buyer, as applicable) together with such supporting documentation as it deems appropriate, to the Arbiter within 10 days after the date on which such unresolved Disputed Items were submitted to the Arbiter for resolution. Seller and Buyer will use their respective commercially reasonable efforts to cause the Arbiter to resolve such dispute as soon as practicable, but in any event within 30 days after the date on which the Arbiter receives the Closing Statements prepared by Seller and Buyer. Seller and Buyer will not engage in any ex-parte communication with the Arbiter. The Arbiter’s determination shall be based solely on the presentations by Buyer and Seller that are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review) and shall determine a value for each Disputed Item which is equal to or between the final values proposed by Buyer and Seller in their respective submissions. No discovery will be permitted and no arbitration hearing will be held. The resolution of the dispute by the Arbiter will be final, binding and non-appealable by the parties hereto, and judgement may be entered upon the determination of the Arbiter in any court having jurisdiction over the 3 LEGAL02/39540989v11 party against which such determination is to be enforced. Each party will bear its own costs and expenses in connection with the resolution of such dispute by the Arbiter. The costs and expenses of the Arbiter will be allocated based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party in the presentation to the Arbiter. For example, if Seller submits an Objections Statement for $1,000, and if Buyer contests only $500 of the amount claimed by Seller, and if the Arbiter ultimately resolves the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of the Arbiter will be allocated 60% (i.e., 300/500) to Buyer and 40% (i.e., 200/500) to Seller. (e) If the Purchase Price as finally determined pursuant to Section 1.02(d) (the “Final Purchase Price”) is greater than the Estimated Purchase Price, then, within five Business Days after the determination of Final Purchase Price, (i) Buyer will pay an amount equal to such excess to the Escrow and Paying Agent by wire transfer of immediately available funds, and the Escrow and Paying Agent will pay to Seller such excess by wire transfer of immediately available funds to an account or accounts designated by Seller to the Escrow and Paying Agent, and (ii) Buyer and Seller will jointly instruct the Escrow and Paying Agent to pay to Seller the Adjustment Escrow Funds, by wire transfer of immediately available funds, to an account or accounts designated by Seller to the Escrow and Paying Agent. If the Final Purchase Price equals the Estimated Purchase Price, within five Business Days after determination of the Final Purchase Price, Buyer and Seller will jointly instruct the Escrow and Paying Agent to pay to Seller, by wire transfer of immediately available funds, the Adjustment Escrow Funds to an account or accounts designated by Seller to the Escrow and Paying Agent. (f) If the Final Purchase Price is less than the Estimated Purchase Price (the amount by which the Final Purchase Price is less than the Estimated Purchase Price, the “Shortfall”), then, within five Business Days after the determination of the Final Purchase Price, Buyer and Seller will jointly instruct the Escrow and Paying Agent to pay (i) to Buyer, by wire transfer of immediately available funds, an amount equal to such Shortfall from (and up to the amount of) the Adjustment Escrow Funds, and (ii) to Seller, by wire transfer of immediately available funds, the remainder, if any, of the Adjustment Escrow Funds, to an account or accounts designated by Seller to the Escrow and Paying Agent; provided, that if the then remaining Adjustment Escrow Funds are less than the aggregate amount of the Shortfall, then Seller shall pay or cause to be paid an amount equal to the Shortfall less the amount released to Buyer from the Adjustment Escrow Funds (such amount, the “Remaining Shortfall”), or, in Buyer’s sole discretion, Buyer may elect for Buyer and Seller to jointly instruct the Escrow and Paying Agent to pay to Buyer, by wire transfer of immediately available funds, an amount equal to the Remaining Shortfall from the Indemnity Escrow Funds. (g) All payments required pursuant to Section 1.02(e) and Section 1.02(f) will be deemed to be adjustments for Tax purposes to the Purchase Price. Section 1.03 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Kirkland & Ellis LLP, located at 300 North LaSalle St., Chicago, Illinois, on the second Business Day following satisfaction of the conditions to the Closing set forth in Article II (other than those conditions that by their nature are to be satisfied at the Closing) (the “Scheduled Closing Date”) or such other date as Buyer and Seller may mutually agree; provided, that, in no event shall the Scheduled Closing Date occur 4 LEGAL02/39540989v11 prior to March 13, 2020 without Buyer’s consent. The date of the Closing is herein referred to as the “Closing Date.” The Closing will be deemed to occur at 12:01 A.M. Eastern time on the Closing Date. Section 1.04 Withholding. Notwithstanding any other provision in this Agreement to the contrary, any amounts payable in connection with the transactions contemplated hereby may be reduced by any Tax withholding that is required by Law, and any amount so withheld and paid to the applicable Governmental Body will be treated for all purposes hereof as having been paid to the Person with respect to which the withholding was made. Buyer will use commercially reasonably efforts to notify Seller in writing of such intent to deduct and withhold at least three Business Days prior to any deduction or withholding and will in good faith reasonably cooperate with Seller to eliminate or otherwise reduce any such deduction or withholding to the extent permitted by applicable Law. In the case of any such payment treated as compensation, the parties will cooperate to pay such amounts through the Target Companies’ payroll to facilitate applicable withholding. To the extent that amounts are so withheld or deducted and timely paid to the appropriate Governmental Body, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. ARTICLE II CONDITIONS TO CLOSING Section 2.01 Conditions to All Parties’ Obligations. The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date: (a) No judgment, decree or order will have been entered by any Governmental Body which would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded; and (b) This Agreement will not have been terminated in accordance with Section 8.01. Section 2.02 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date: (a) Representations and Warranties of Seller and the Target Companies: (i) Each of the representations and warranties of Seller and the Target Companies that are Fundamental Representations will be true and correct in all but de minimis respects as of the Closing Date, as if made anew as of such date (except to the extent any such Fundamental Representation expressly relates to an earlier date (in which case as of such earlier date)); 5 LEGAL02/39540989v11

(ii) Each of the representations and warranties of Seller and the Target Companies contained in Article III and Article IV, respectively (other than the Fundamental Representations), will be true and correct as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)), without giving effect to Qualifications contained therein, except to the extent such failure of the representations and warranties to be true and correct have not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) The Target Companies and Seller will have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement (excluding the covenant set forth in the penultimate sentence of Section 1.02(b)) at or prior to the Closing; (c) Since the date hereof, no Material Adverse Effect will have occurred, nor will there be any event, occurrence or development which would reasonably be expected to have a Material Adverse Effect. (d) Seller will have delivered to Buyer duly executed unit powers representing the Acquired Equity; (e) The Target Companies will have delivered to Buyer each of the following: (i) a certificate of each of Seller and the Target Companies executed by a duly authorized officer thereof, dated the Closing Date, stating that the preconditions specified in Section 2.02(a), Section 2.02(b) and Section 2.02(c) as they relate to Seller or such Target Company, as applicable, have been satisfied; (ii) a copy of the Escrow and Paying Agent Agreement, duly executed by Seller and the Escrow and Paying Agent; (iii) a copy of the Transition Services Agreement, duly executed by Seller; (iv) documentation evidencing the release of each Target Company from all Liabilities under (A) that certain Credit Agreement, dated September 30, 2019, by and among Seller, Tekra, Trient, Virtus Group, LP, as Administrative Agent thereunder, and the other parties thereto (the “Term Credit Agreement”) and (B) that certain Revolving Loan and Security Agreement, dated September 30, 2019, by and among Seller, Tekra, Trient, JPMorgan Chase Bank, N.A. as Agent and Collateral Agent thereunder, and the other parties thereto (the “Revolving Credit Agreement” and together with the Term Credit Agreement, the “Credit Agreements”), including, in each case, applicable UCC termination statements; (v) a duly completed and executed non-foreign person affidavit from Seller that complies with the requirements of Sections 1445 of the Code and 1446(f) of the Code, in the form attached hereto as Exhibit A. Buyer’s only remedy for 6 LEGAL02/39540989v11

Seller’s failure to provide such affidavits will be to withhold from the payments to be made to Seller pursuant to this Agreement any required withholding Tax under Section 1445 of the Code and Section 1446(f) of the Code, and Seller’s failure to provide such affidavits will not be deemed to be a failure of the condition set forth in this Section 2.02(e)(v) to have been met; (vi) evidence of termination of all Contracts or arrangements with an Affiliate or Insider of any of the Target Companies set forth on Schedule 2.02(e)(vi), in form and substance reasonably acceptable to Buyer; (vii) a resignation letter, in form and substance reasonably acceptable to Buyer, executed by each of the managers and officers of the Target Companies set forth on Schedule 2.02(e)(vii), to be effective upon the Closing; and (viii) evidence that the Target Companies will cease to be participating employers in the Employee Plans sponsored by Seller or an Affiliate thereof effective as of the Closing Date. Section 2.03 Conditions to Seller’s and the Target Companies’ Obligations. The obligations of Seller and the Target Companies to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date: (a) The representations and warranties set forth in Article V hereof will be true and correct at and as of the Closing Date as if made anew as of such date (except to the extent any such representation and warranty expressly relates to an earlier date (in which case as of such earlier date)), except for any failure of such representations and warranties to be true and correct that has not had a material adverse effect on the financial condition or operating results of Buyer taken as a whole or on the ability of Buyer to consummate the transactions contemplated hereby; (b) Buyer will have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing; (c) Buyer will have made the payment to the Escrow and Paying Agent set forth in Section 1.01 to be made by Buyer on the Closing Date; (d) Buyer will have delivered to the Target Companies each of the following: (i) a certificate of Buyer executed by a duly authorized officer thereof, dated the Closing Date, stating that the preconditions specified in Section 2.03(a) and Section 2.03(b) have been satisfied; (ii) a copy of the Escrow and Paying Agent Agreement, duly executed by Buyer and the Escrow and Paying Agent; and (iii) a copy of the Transition Services Agreement, duly executed by Buyer. 7 LEGAL02/39540989v11

(e) Buyer will have deposited, by wire transfer of immediately available funds, the Adjustment Escrow Amount and the Indemnity Escrow Amount with the Escrow and Paying Agent in accordance with the terms of the Escrow and Paying Agent Agreement; (f) Buyer will have repaid, or caused to be repaid, on behalf of the Target Companies, as applicable, all amounts necessary to discharge fully the then outstanding balance of all Seller Transaction Expenses, by wire transfer of immediately available funds, to the account(s) designated by each Person to whom such Seller Transaction Expenses are to be paid; and (g) Buyer will have repaid, or cause to be repaid, on behalf of Seller and the Target Companies, as applicable, any Indebtedness with respect to the Credit Agreements as set forth in the Estimated Closing Statement, by wire transfer of immediately available funds to the account(s) designated by the holders of such Indebtedness. Section 2.04 Waiver of Conditions. All conditions to the Closing will be deemed to have been satisfied or waived from and after the Closing. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Seller (as to itself, and not as to any other Person) hereby represents and warrants to Buyer as of the date hereof that, except as set forth in the Disclosure Schedules: Section 3.01 Organization and Power. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder. Section 3.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller, and no other proceedings on Seller’s part are necessary to authorize the execution, delivery or performance of this Agreement or any of the Ancillary Agreements to which Seller will be a party. Assuming that this Agreement is a valid and binding obligation of Buyer and the Target Companies, this Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Section 3.03 No Breach. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not conflict with or result in any material breach of, constitute a material default under, result in a material violation of, result in the creation of any material Lien upon any material assets of Seller, or require any material authorization, consent, approval, exemption or other material action by or notice to any Governmental Body or other third party, under the provisions of any material indenture, mortgage, lease, loan agreement or other material agreement or instrument to which Seller is 8 LEGAL02/39540989v11 bound, or any Law, statute, rule or regulation or order, judgment or decree to which Seller is subject other than (i) any such breaches, defaults, violations or Liens that, individually or in the aggregate, would not have a material adverse effect on the ability of Seller to perform any of its material obligations under this Agreement, and (ii) any such authorizations, consents, approvals, exemptions or other actions (A) required under the HSR Act or applicable antitrust or competition Laws of other jurisdictions, (B) that may be required by reason of Buyer’s participation in the transactions contemplated hereby or (C) the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the ability of Seller to perform any of its material obligations under this Agreement. Section 3.04 Ownership. Seller is the record owner of all of the equity interests of the Target Companies, an accurate listing of which is set forth on Schedule 3.04, free and clear of any and all Liens (other than restrictions on transfer arising under applicable securities Laws). Other than pursuant to this Agreement, there is no contractual obligation pursuant to which Seller has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any of the Acquired Equity to be sold by Seller. Seller is not party to any voting agreement, voting trust, registration rights agreement or other similar agreement or arrangement with respect to the Acquired Equity. Section 3.05 Litigation. There is no (a) Proceeding by or against Seller (or any of its assets, properties or business) pending, or to the knowledge of Seller, threatened against Seller; or (b) outstanding injunction, judgment, order, decree or ruling of any Governmental Body requiring Seller to take or refrain from taking any action of any kind, which, in each of the foregoing cases, would materially and adversely affect Seller’s performance under this Agreement or the consummation of the transactions contemplated hereby or be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby. Section 3.06 No Brokers. Except as set forth on Schedule 3.06, no broker, agent, finder or investment banker that has been retained by or is authorized to act on behalf of Seller is entitled to any brokerage, finder’s or other fee or commission in connection with transactions contemplated by this Agreement. Section 3.07 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE DISCLOSURE SCHEDULES) OR IN ANY OF THE ANCILLARY AGREEMENTS TO WHICH SELLER IS A PARTY, SELLER MAKES NO OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE ACQUIRED EQUITY, THE TARGET COMPANIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE DISCLOSURE SCHEDULES) OR IN ANY OF THE ANCILLARY AGREEMENTS TO WHICH SELLER IS A PARTY), WHETHER MADE BY SELLER, ANY AFFILIATE OF SELLER, ANY TARGET COMPANY OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES AND IF MADE, SUCH REPRESENTATION OR WARRANTY MAY NOT BE RELIED UPON BY BUYER OR ANY OF ITS AFFILIATES AND REPRESENTATIVES AS 9 LEGAL02/39540989v11

HAVING BEEN AUTHORIZED BY SELLER OR ANY OF ITS AFFILIATES (OTHER THAN THE AFFILIATE WHO MADE SUCH REPRESENTATION OR WARRANTY). EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE DISCLOSURE SCHEDULES) OR IN ANY OF THE ANCILLARY AGREEMENTS TO WHICH SELLER IS A PARTY, SELLER HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION OR WARRANTY (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE DISCLOSURE SCHEDULES) OR IN ANY OF THE ANCILLARY AGREEMENTS TO WHICH SELLER IS A PARTY), OPINION, PROJECTION, FORECAST, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, PROJECTION, FORECAST, STATEMENT, MEMORANDUM, PRESENTATION, ADVICE OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER OR ANY OF ITS AFFILIATES), INCLUDING ANY INFORMATION MADE AVAILABLE IN ANY ELECTRONIC DATA ROOM HOSTED BY SELLER, THE TARGET COMPANIES OR ANY OF THEIR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO BUYER REGARDING THE PROBABLE SUCCESS OR FUTURE PROFITABILITY OF THE BUSINESS CONDUCTED BY THE TARGET COMPANIES. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH TARGET COMPANY Each Target Company (in each case, as to itself, and not as to any other Person and specifically not jointly or jointly and severally) hereby represents and warrants to Buyer as of the date hereof that, except as set forth in the Disclosure Schedules: Section 4.01 Organization and Power. Such Target Company is a duly organized limited liability company, validly existing and in good standing under the laws of the State of Delaware. Such Target Company is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify or maintain good standing would not reasonably be expected to have a Material Adverse Effect. Such Target Company has the requisite corporate right, power and authority to conduct the businesses in which it is engaged, to own, lease and use the properties and assets that it purports to own, lease or use and to perform all of its obligations under any Law, Contract or otherwise. Seller has delivered to Buyer true, correct and complete copies of the Organizational Documents of such Target Company, as amended, modified or supplemented to-date. Such Target Company is not in default under, or in violation in any material respect of any provision of, any of its Organizational Documents. Section 4.02 Authorization; Valid and Binding Agreement. Such Target Company has full right, power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Target 10 LEGAL02/39540989v11

Company of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by such Target Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other action on the part of such Target Company is necessary to authorize the execution, delivery or performance of this Agreement or any of the Ancillary Agreements to which it will be a party. This Agreement has been, and upon the execution of each of the Ancillary Agreements to which such Target Company will be a party will have been, duly authorized, executed and delivered by such Target Company. This Agreement constitutes, and upon the execution of each of the Ancillary Agreements to which such Target Company will be a party, will constitute, the legal, valid and binding obligations of such Target Company, enforceable against such Target Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law). Section 4.03 Capitalization. The capitalization of the Target Companies is as set forth on Schedule 4.03. The issued and outstanding equity interests of the Target Companies (the “Target Company Interests”) are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. The Target Company Interests constitute all the issued and outstanding equity interests of the Target Companies and are owned of record and beneficially solely by Seller. The Target Company Interests are: (i) duly authorized, validly issued, fully paid and non-assessable (to the extent such concepts are applicable under Law); (ii) issued in compliance with all applicable Laws (including state and federal securities Laws or exemptions therefrom); and (iii) not subject to or issued in violation of any other equity securities with respect to such Target Company Interests or any purchase option, call option, right of first refusal, right of first offer, preemptive right, subscription right or similar right under applicable Laws, the Target Companies’ Organizational Documents or any Contract to which either Target Company is a party or otherwise bound. There are no: (i) outstanding securities convertible or exchangeable into equity interests of the Target Companies; (ii) outstanding options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts, contingent or otherwise, that could require either Target Company to issue, exchange, transfer, deliver, sell, repurchase or redeem, or cause to be issued, exchanged, transferred, delivered, sold, repurchased or redeemed, any equity interests of such Target Company or any security or rights convertible into or exchangeable or exercisable for any such equity interests or obligating such Target Company to issue, grant, extend, accelerate the vesting of, change the price of, otherwise amend or modify or enter into any such option, warrant, equity security, call right, commitment or agreement; (iii) outstanding stock appreciation, phantom stock, profit participation or similar rights or obligations with respect to the Target Company; (iv) authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with the holders of the equity interests of the Target Companies on any matter; and (v) voting trusts, proxies or other Contracts relating to the voting, sale, transfer or other disposition of the equity interests of the Target Companies. Section 4.04 Subsidiaries. Except as set forth on Schedule 4.04, the Target Companies do not own, directly or indirectly, any capital stock or interests in any other corporation or in any limited liability company, partnership, joint venture or other association or Person nor do the 11 LEGAL02/39540989v11

Target Companies have any obligation (contingent or otherwise) to purchase or acquire equity interests of, or make any Investment in, any other Person. Section 4.05 No Conflict; Required Filings. (a) Except as set forth on Schedule 4.05(a), neither the execution and delivery of this Agreement or any Ancillary Agreement by such Target Company nor its performance of the transactions contemplated hereby or compliance with the terms of this Agreement or any Ancillary Agreement will, directly or indirectly, with or without notice or lapse of time or both: (i) subject to the notification, early termination or expiration of the waiting period under the HSR Act, if applicable, and any other applicable Antitrust Laws, violate, in any material respect, any Law to which such Target Company or any asset owned, leased or used by such Target Company is subject; (ii) violate or conflict with, in any material respect, or result in a material breach of or default under any Permit of such Target Company or give any Governmental Body the right to terminate, revoke, suspend or modify any Permit of such Target Company; (iii) violate any Organizational Document of such Target Company; (iv) violate or conflict with, in any material respect, or result in a material breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate or modify or exercise any material right or remedy under, any Material Contract to which such Target Company or by which such Target Company is bound or to which any asset of such Target Company is subject; or (v) result in the imposition of any Lien (other than Permitted Liens) upon any asset owned, leased or used by either Target Company. (b) The Target Companies are not required to file, seek, apply for or obtain any material notice, authorization, approval, order, Permit or consent of or with any Governmental Body in connection with the execution, delivery and performance by the Target Companies of this Agreement and each of the Ancillary Agreements to which such Target Company will be party or the consummation of the transactions contemplated hereby or in order to prevent the termination of any material right, privilege, Permit or qualification, except (i) as set forth on Schedule 4.05(b); or (ii) for any filings required to be made under the HSR Act and any other applicable Antitrust Laws set forth on Schedule 4.05(b) Section 4.06 Financial Statements. (a) Attached to Schedule 4.06(a) are true, correct and complete copies of the following (collectively, the “Financial Statements”): (i) the unaudited consolidated balance sheet of the Target Companies as of December 31, 2019 (the “Latest Balance Sheet”), and the unaudited consolidated income statement for the period then ended (collectively, the “Interim Financial Statements”) and (ii) the unaudited consolidated balance sheets of the Target Companies as of the fiscal years ended December 31, 2018 and December 31, 2019 and the unaudited consolidated statements of income for each of the periods then ended. (b) Except as set forth in Schedule 4.06(b), the Financial Statements (i) are true, correct and complete in all material respects, (ii) have been prepared in accordance with GAAP consistently applied in all material respects during the periods covered thereby (except as may be indicated in the notes thereto), (iii) have been prepared from, and in all material respects in accordance with, the books and records of the Target Companies, and (iv) present fairly, in all material respects, the consolidated financial position of the Target Companies for the periods 12 LEGAL02/39540989v11 covered thereby (subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and, in the case of all Financial Statements, the absence of notes, in each case the effects of which are not material, individually or in the aggregate). (c) Each Target Company maintains, and has maintained, a standard system of accounting established and administered in accordance with GAAP applied on a consistent basis. The Target Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Target Companies in conformity with GAAP applied on a consistent basis and to maintain accountability for the items set forth therein; (iii) access to properties and assets of the Target Companies is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for properties and assets of the Target Companies is compared with the existing properties and assets at reasonable intervals and appropriate action is taken with respect to any differences. During the past three years, there have not been any (A) significant deficiencies or weaknesses in any such system of internal accounting controls used by the Target Companies, (B) fraud or other wrongdoing involving any representative of the Target Companies who have or had a role in the preparation of the financial statements or the internal accounting controls used by the Target Companies or (C) any claim or allegation regarding any of the foregoing. During the past three years, the Target Companies is not, nor has ever been, a party to any “off-balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Exchange Act of 1934). (d) Except (i) as set forth on the face of the Financial Statements, (ii) as set forth on Schedule 4.06(d), or (iii) for Liabilities incurred since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which relates to breach of Contract, breach of warranty, tort, infringement, violation of or Liability under any Law or any Proceeding, and all of which will be reflected in Net Working Capital as finally determined pursuant to Section 1.02), the Target Companies do not have any Liabilities, other than Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (e) Except as set forth on Schedule 4.06(e), neither Target Company has any outstanding Indebtedness. Section 4.07 Absence of Certain Changes or Events. Except as set forth on Schedule 4.07, since September 30, 2019 through the date hereof, neither Target Company has (i) experienced any change in the operations or condition (financial or otherwise) of such Target Company that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conducted its business outside the ordinary course of business consistent with past practices, (iii) suffered any material theft, damage, destruction or casualty loss (whether or not covered by insurance) or experienced any material changes in the amount or scope of insurance coverage or (iv) taken or failed to take any action that would require the consent of Buyer pursuant to Section 6.01(b) if it had occurred between the date of this Agreement and the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Section 8.01. 13 LEGAL02/39540989v11

Section 4.08 Compliance with Laws. (a) Except as set forth on Schedule 4.08(a), the Target Companies have not, during the past three years, received any written or, to the knowledge of the Target Companies, oral notice of any material noncompliance with or violation of any Law from any Governmental Body or other Person, and the Target Companies are, and have been during the past three years, in compliance in all material respects with all applicable Laws. Except as set forth on Schedule 4.08(a), no material Proceeding is pending, nor during the past three years has been filed or commenced, or to the knowledge of the Target Companies, threatened, against the Target Companies alleging any failure to comply with any applicable Law or Permit. (b) The Target Companies have obtained and are, in all material respects, in compliance with all Permits that are necessary to conduct the Business or to own, lease or operate their respective facilities, properties or assets, and have been in compliance in all material respects with all such Permits at all times during the past three years. All such Permits are valid and in full force and effect and are sufficient to enable the Target Companies to conduct their respective businesses as presently conducted. No suspension, revocation, cancellation or modification of any such Permit is currently or has been, to the knowledge of the Target Companies, threatened at any time during the past three years. (c) Except as set forth on Schedule 4.08(c), to the knowledge of the Target Companies, the Target Companies are, and have been during the past three years, in material compliance with all applicable International Trade Laws. The Target Companies have not during the past three years received any written or, to the knowledge of the Target Companies, oral notice from any Governmental Body that either Target Company is not in material compliance with any International Trade Law. During the past three years, neither Target Company, nor, to the knowledge of the Target Companies, any representative or agent of either Target Company in the context of operating the Business or acting on behalf of either Target Company, has offered or given anything of value to: (a) any official of a Governmental Body or political party, or any candidate for political office or (b) any other Person while knowing that all or a portion of such money or thing of value would be used unlawfully or offered, given or promised, directly or indirectly, to any member of a Governmental Body or candidate for political office, in any of the foregoing cases in (a) and (b), for the purpose of the following: (i) influencing any action or decision of such Person, in his or its official capacity, including a decision to fail to perform his or its official function; (ii) inducing such Person to use his or its influence with any Governmental Body to affect or influence any act or decision of such Governmental Body to assist either Target Company in obtaining or retaining business for, or with, or directing business to, any Person; or (iii) where such payment or thing of value would constitute a bribe, kickback or illegal or improper payment or gift to assist either Target Company in obtaining or retaining business for, or with, or directing business to, any Person. At any time during the past three years, neither Target Company is or has been the subject of any actual or threatened investigation, inquiry or enforcement proceeding by any Governmental Body regarding any offense or alleged offense under any International Trade Law, and to the knowledge of the Target Companies, there are no circumstances that could give rise to any such investigation, inquiry or proceeding. (d) During the past three years, the Target Companies have not made or provided any material false statement or material omission to any Governmental Body in 14 LEGAL02/39540989v11 connection with the importation or exportation of goods or with respect to any requirement of any import, export controls and economic sanctions Laws. All assets that have moved across international borders by or on behalf of any of the Target Companies have been imported and/or exported in compliance in all material respects with all applicable customs Laws and all other applicable Laws, and the Target Companies have all the appropriate customs documentation, have performed in all material respects the required customs filings, and are otherwise in compliance in all material respects with all applicable customs and Tax Laws and all other applicable Laws. The Target Companies have rectified all instances occurring during the past three years of which it had knowledge where import or export compliance issues existed and, in such instances, the Target Companies have paid all duties, fees, other Taxes, brokerage fees, penalties, and all other sums owed for merchandise imported or exported by or on behalf of the Target Companies. (e) During the past three years, the Target Companies have not certified, represented or otherwise indicated (either orally or in writing) to any Person, including any Governmental Body (or contractor of a Governmental Body), that it is a woman- or minority- owned business, small business or similar or other designation that would entitle either Target Companies to a favored status or benefits. (f) Schedule 4.08(f) sets forth a true and correct list of each Export Authorization and application for Export Authorization required for the Target Companies to conduct business in the ordinary course in all material respects and in compliance with International Trade Laws. For each such Export Authorization and/or application for Export Authorization, Schedule 4.08(f) will include the applicant name, date of application and issuance, authorization number, identification of all other parties to the Export Authorization, Governmental Body with jurisdiction, related contract number (if applicable), and description of the items/activity authorized. Section 4.09 Litigation. Except as set forth on Schedule 4.09, there is no, and during the past three years there has not been any, (a) Proceeding by or against either Target Company (or any of their respective assets, properties or business) pending, or to the knowledge of the Target Companies, threatened against either Target Company; or (b) outstanding injunction, judgment, order, decree or ruling of any Governmental Body requiring either Target Company to take or refrain from taking any action of any kind. Section 4.10 Employee Plans. (a) Schedule 4.10(a) sets forth a correct and complete list of all material Employee Plans. The Target Companies have made available to Buyer copies of: (i) each Employee Plan; (ii) any related trust agreement, insurance policy or other funding instrument; and (iii) if such Employee Plan is intended to be qualified under Section 401(a) of the Code, the most recent IRS determination, opinion, or advisory letter issued with respect to such Employee Plan. (b) Schedule 4.10(b) sets forth a correct and complete list of all Employee Plans sponsored by the Target Companies. 15 LEGAL02/39540989v11

(c) Each Employee Plan has been established, funded, operated and administered in all material respects in accordance with the terms of such Employee Plan and applicable Law, including ERISA and the Code. (d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a volume submitter or prototype plan, can rely on an advisory letter from the Internal Revenue Service to the volume submitter or prototype plan sponsor, to the effect that the Qualified Benefit Plan is qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the knowledge of Seller and the Target Companies, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such determination or advisory letter from the Internal Revenue Service. (e) All contributions, distributions, reimbursements and premiums required by and due under the terms of each Employee Plan or applicable Law have been timely paid, in all material respects, in accordance with the terms of such Employee Plan and the terms of all applicable Laws. Neither Target Company has incurred, or is reasonably expected to incur, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code. (f) There is no pending or, to the knowledge of Seller and the Target Companies, threatened Proceeding relating to any Employee Plan (other than ordinary course claims for benefits). (g) Neither Target Company is contributing to, nor is required to contribute to, or has any material Liability (including as the result of any ERISA Affiliate), with respect to any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code or any multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code. (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, alone or in combination with any other events, will result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code being made by either Target Company. Except as set forth on Schedule 4.10(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, alone or in combination with any other events (excluding any termination of employment initiated by Buyer or any of its Affiliates, including the Target Companies after the Closing), will result in: (i) any payment becoming due to any current or former Business Employee, director of or individual service provider to either Target Company; (ii) the provision of any benefits or other rights to any current or former Business Employee, director of or individual service provider to either Target Company; or (iii) the increase, acceleration or provision of any payments, benefits or other rights to any current or former Business Employee, director of or individual service provider to either Target Company. (i) Except as set forth on Schedule 4.10(i), other than as required under Section 4980B of the Code or other applicable Law, no Employee Plan provides, and neither Target 16 LEGAL02/39540989v11

Company has any obligation to provide, benefits or coverage in the nature of health, life, disability or other welfare insurance or benefits following retirement or other termination of employment or service. Section 4.11 Labor and Employment Matters. (a) Except as set forth on Schedule 4.11(a), since the date which is three years prior to the date hereof, (i) no Target Company has been a signatory or party to, nor otherwise bound by, any collective bargaining agreement or other Contract with any labor union or labor organization (each a “CBA”); (ii) there are no CBAs or any other labor-related agreements or arrangements that cover any of the Business Employees, and no Business Employees are represented by any labor union or other labor organization; (iii) neither Target Company has recognized or certified any union, labor organization or other collective bargaining unit with respect to any of the Business Employees; (iv) no union, labor organization or other collective bargaining unit has been certified as representing any of the Business Employees; and (v) to the knowledge of the Target Companies, there have been no labor organizing activities with respect to any employee of the Target Companies. (b) Except as set forth on Schedule 4.11(b), each of the Target Companies is and for the last three years has been in compliance, in all material respects, with all applicable Laws governing the employment of labor, including all contractual commitments and all such laws relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages; overtime classification; hours; meal and rest breaks; occupational safety and health; plant closings; employee whistle-blowing; immigration and employment eligibility verification (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas); employee privacy; defamation; background checks and other consumer reports regarding employees and applicants; employment practices; negligent hiring or retention; affirmative action and other employment-related obligations on federal contractors and subcontractors; classification of employees, consultants and independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding and/or social security taxes and any similar tax; and workers’ compensation (collectively, “Employment Matters”). To the knowledge of the Target Companies, with respect to any leased or temporary employees of any other third-party staffing or employment agencies providing services to either of the Target Companies, such entities are, and for the last three years have been, in compliance in all material respects with all applicable Laws relating to Employment Matters. (c) Except as set forth on Schedule 4.11(c), there are no, and for the last three years, there have not been any (i) material Proceeding relating to any Employment Matters with respect to either Target Company, their businesses, or any of the Business Employees pending or, to the knowledge of the Target Companies, threatened; or (ii) material labor dispute, unfair labor practice charge, material grievance, material arbitration, lockout, work stoppage, slowdown or strike pending, or to the knowledge of the Target Companies, threatened, against either Target Company. None of the Target Companies is a party to, or otherwise bound by, any material consent decree with, or citation by, any Governmental Body relating to any Employment Matters. (d) Schedule 4.11(d)(i) sets forth a true, correct and complete listing, as of the date specified therein, of the name of each Business Employee, together with such employee’s 17 LEGAL02/39540989v11 position or function; annual base salary or wage; status as “exempt” or “nonexempt” for employment classification purposes; and accrued leave as of the date specified therein. Schedule 4.11(d)(ii) sets forth a true, correct and complete listing, as of the date specified therein, of the name of each individual engaged by either Target Company as an independent contractor, together with such individual’s compensation arrangement with the applicable Target Company and whether such individual has entered into a written agreement regarding his or her contractor engagement. Except as set forth in Schedule 4.11(d)(iii), the employment of each Business Employee and the engagement of each independent contractor of either Target Company is terminable at will by the applicable Target Company without any penalty, liability, or severance obligation incurred by the applicable Target Company. (e) Except as would not result in material Liability to either Target Company, since the date which is three years prior to the date hereof, (i) the Target Companies have fully paid when due all wages, salaries, wage premiums, fees, commissions, cash bonuses, severance, profit sharing and other termination payments, and other compensation and paid time off due and payable to their current or former employees and independent contractors under applicable Laws, Contract or company policy; (ii) the Target Companies have withheld, remitted, and reported all material amounts required by Law or by Contract to be withheld, remitted, and reported with respect to wages, salaries and other payments to any current or former independent contractors and employees; (iii) neither of the Target Companies is liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits or social security benefits for any current or former independent contractors or employees (other than routine payments to be made in the ordinary course of business and consistent with past practice); and (iv) each individual who is providing or has during the past three (3) years provided services to either Target Company and is or has been, during such time period, classified and treated as an independent contractor is and has been, during such period, properly classified and treated as such. (f) To the knowledge of the Target Companies, neither of the Target Companies is a party to any contract or subcontract with the United States government or any department or agency thereof that, individually or in the aggregate, trigger any obligations under Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act. (g) Since the date which is three years prior to the date hereof, neither of the Target Companies has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of either of the Target Companies; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of either of the Target Companies; and neither of the Target Companies has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. (h) To the knowledge of the Target Companies, each Business Employee is (i) a United States citizen, (ii) a United States national, (iii) a lawful permanent resident of the United 18 LEGAL02/39540989v11

States, or (iv) an alien authorized to work in the United States either specifically for one of the Target Companies or for any United States employer. (i) Except as would not result in material Liability to either Target Company, to the knowledge of the Target Companies, (i) no employee or independent contractor of either of the Target Companies is in violation of any term of any employment contract, consulting contract, non-disclosure agreement, common law non-disclosure obligation, non-competition agreement, non-solicitation agreement, proprietary information agreement or other agreement, in each case as such terms relate to confidential or proprietary information, intellectual property, competition, or related matters; and (ii) the continued employment by the Target Companies of their respective employees, and the performance of the contracts with the Target Companies by their respective independent contractors, will not result in any such violation. Since the date which is three years prior to the date hereof, neither of the Target Companies has received any written notice alleging that any such violation has occurred. (j) To the knowledge of the Target Companies, no employee listed on Schedule 4.11(j) has provided written notification of his or her intention to terminate his or her employment with the applicable Target Company within the one-year period following the Closing, nor does either of the Target Companies have a present intention to terminate the employment of any executive officer of either Target Company. (k) The Target Companies have investigated all material sexual harassment allegations made by or about any employee or independent contractor of either of the Target Companies since the date which is three years prior to the date hereof and of which either of the Target Companies has knowledge. With respect to each such allegation with potential merit, the applicable Target Company has taken corrective action that is reasonably calculated to prevent further harassment. The Target Companies do not reasonably expect any material Liabilities with respect to any such allegations. To the knowledge of the Target Companies, since the date which is three years prior to the date hereof, (i) no material allegations of sexual harassment have been made against any employee or independent contractor of either of the Target Companies who is (A) an executive officer or (B) at the level of senior vice president or above, and (ii) the Target Companies have not entered into any settlement agreements related to material allegations of sexual harassment or misconduct by any employee or independent contractor of either of the Target Companies. Section 4.12 Real Property. (a) None of the Target Companies owns, nor during the last three years, has either Target Company owned, any real property. Schedule 4.12(a) sets forth all of the real property and interests therein leased, subleased or otherwise occupied or used by the Target Companies (the “Leased Real Property”). For each item of Leased Real Property, Schedule 4.12(a) also sets forth the address of each Leased Real Property, the lease, sublease, or other Contract pursuant to which the applicable Target Company holds a possessory interest in the Leased Real Property and all written amendments, renewals, or extensions thereto, including the date of such documents (each, a “Lease”), and the legal name of each party to each lease, including the landlord or lessor thereunder (each a “Landlord”). Seller has made available to Buyer true and correct copies of each Lease in its possession. Each Lease is valid and binding on the applicable Target Company and is in full force and effect and enforceable against a Target Company, and to 19 LEGAL02/39540989v11 the knowledge of the Target Companies, the Landlord thereunder, in accordance with its respective terms. The Target Companies hold a valid leasehold or subleasehold interest, as applicable, in each Lease, and enjoys peaceful and undisturbed possession of such item of Leased Real Property, in each case, free and clear of all Liens, except Permitted Liens. Except as disclosed on Schedule 4.12(a), there are no written or oral subleases, assignments, licenses, concessions, occupancy agreements or other contractual obligations granting to any Person (other than the Target Companies) the right of use or occupancy of the Leased Real Property and there is no Person (other than the Target Companies) in possession of any portion of the Leased Real Property. Except as disclosed on Schedule 4.12(a), the other party to each Lease is not an Affiliate of the Target Companies and does not have any direct or indirect economic interest in either Target Company. The Leases set forth on Schedule 4.12(a) are on arms’ length, third-party terms. During the past three years, or, if such Target Company has occupied a Leased Real Property for less than three years, during such lesser period of time, there has been no material destruction, damage or casualty with respect to the Leased Real Property which has not been fully repaired and restored. Each parcel of Leased Real Property abuts on, and has direct vehicular access to, a public road, or has access to a public road via an easement benefiting the parcel of Leased Real Property, in each case, to the extent necessary for the conduct of the Business as currently conducted. (b) With respect to each Lease, neither the Target Company that is the tenant thereunder, nor to the knowledge of the Target Companies, the Landlord thereunder, is in default under such Lease. No Target Company has received any written notice of any default under any of the Leases. To the knowledge of the Target Companies, no party to any Lease has exercised any termination right with respect thereto. A Target Company is a tenant or possessor in good standing under each of the Leases and all rents currently due under such Leases have been paid. Except as set forth on Schedule 4.12(b), the consummation of the transactions contemplated by this Agreement will not create or constitute a default or event of default under any Lease or require the consent of any other Person to any such Lease to avoid default or an event of default. (c) To the knowledge of the Target Companies: (i) the Leased Real Property and its current use, occupancy, and operation by the Target Companies and the Facilities located thereon do not (A) constitute a nonconforming (other than legal nonconforming) use or structure under, and are not in material violation of, any applicable building, zoning, subdivision, or other land use or similar Law, (B) encroach upon any real property of, or easement held by, any other Person in a manner that is not otherwise permitted, or (C) violate any Liens thereto in any material respect; (ii) except as disclosed on Schedule 4.12(c)(ii), the Facilities, including all buildings, structures, equipment and improvements that are located on or constitute part of the Leased Real Property, are in operating condition and repair (ordinary wear and tear excepted) in all material respects, supplied with utilities necessary for the operation of such Facility as the same is currently operated; (iii) to the knowledge of the Target Companies, there is no pending or threatened appropriation, condemnation or other action affecting the Leased Real Property; 20 LEGAL02/39540989v11

(iv) each parcel of Leased Real Property abuts on, and has direct vehicular access to, a public road, or has access to a public road via an easement benefiting the parcel of Leased Real Property, in each case, to the extent necessary for the conduct of the Business as currently conducted; (v) during the past three years, or, if such Target Company has occupied a Leased Real Property for less than three years, during such lesser period of time, there has been no material destruction, damage or casualty with respect to the Leased Real Property which has not been fully repaired and restored; (vi) except as disclosed on Schedule 4.12(c)(vi), all Permits necessary in connection with the present use and operation of the Leased Real Property and the lawful occupancy thereof have been issued by the appropriate Governmental Body; and (vii) except as disclosed on Schedule 4.12(c)(vii), none of the Leased Real Property is encumbered by a mortgage, deed of trust, security deed or similar security interest. Section 4.13 Taxes. Except with respect to, Section 4.13(f), Section 4.13(h), Section 4.13(i), and Section 4.13(k), the representations and warranties contained in this Section 4.13 and Section 4.10 are not intended to serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes, Tax Returns or Tax positions attributable to any periods or portions thereof beginning after the Closing Date. Except as set forth on Schedule 4.13: (a) Each Target Company has timely filed (taking into account all legally applicable extensions) all Tax Returns that it was required to file. All such Tax Returns are true, correct and complete in all material respects and have been prepared in compliance with all applicable Laws in all material respects. Each Target Company has timely paid in full all Taxes that were due and payable (whether or not shown as due by either Target Company on any Tax Returns). Neither Target Company is currently the beneficiary of any extension of time within which to file any Tax Return. (b) No claim has been made by any Taxing Authority in any jurisdiction where the Target Companies do not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction that has not been finally settled or otherwise resolved. (c) As of the date of this Agreement, (i) there is no audit, examination, deficiency or proposed adjustment outstanding or, to the knowledge of the Target Companies, threatened with respect to any Tax Returns filed or Taxes due and owing by the Target Companies, (ii) neither Target Company has received written notice from any Taxing Authority indicating an intent to open an audit or other review, a written request for information related to Tax matters or written notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted or assessed by any Taxing Authority against either Target Company, in each case, that has not been finally settled or otherwise resolved, and (iii) no Contracts have been entered into or waivers granted extending the statutory period of limitations for a Tax assessment applicable to any Tax Returns of either Target Company for which the time period has not yet expired. 21 LEGAL02/39540989v11

(d) Each of the Target Companies has withheld and remitted all material Taxes required to have been withheld and remitted in connection with any amounts paid by the Target Companies to any employee, independent contractor, creditor, stockholder, or other party. Each of the Target Companies has complied in all material respects with all information reporting requirements related to such withholding. (e) There are no Liens for unpaid Taxes on the assets of either Target Company, except for Permitted Liens. (f) Other than Commercial Tax Agreements, neither Target Company is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement. (g) Neither Target Company has been a member of an affiliated group that joins together to file a consolidated Income Tax Return. Neither Target Company has Liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law). (h) Neither Target Company has been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). (i) Neither Target Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or improper method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (iv) “closing agreement” as described in Code Section 7121 (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date. (j) The Target Companies have properly (i) collected and remitted sales, and similar Taxes with respect to sales made to its customers and (ii) for all sales that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt. (k) Seller is a “United States person” within the meaning of Code Section 7701(a)(30). (l) Neither Target Company is a party to a gain recognition agreement under Section 367 of the Code. (m) Neither Target Company is subject to material Income Tax or other material Tax Liabilities in any country other than its country of incorporation or formation by virtue of having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business in such country. 22 LEGAL02/39540989v11

(n) Either Target Company required to be registered for value added tax and/or similar Taxes (collectively, “VAT”) in any jurisdiction are so registered in each applicable jurisdiction and each of the Target Companies has complied with all laws and orders in respect of any VAT in all material respects, maintains full and accurate records with respect thereto in all material respects and has not been subject to any material interest, forfeiture, surcharge or penalty or been a member of an affiliated, consolidated or similar group with any other company for purposes of VAT. (o) Neither Target Company has elected, under Section 1101(g)(4) of the Budget Act, Treasury Regulations Section 301.9100-22, or otherwise, for any portion of the Partnership Tax Audit Rules to apply to any Target Company for any taxable year beginning after November 2, 2015 and before January 1, 2018. (p) Each Target Company is in compliance in all material respects with all federal, state and foreign Law applicable to abandoned or unclaimed property or escheat, including timely paying, remitting or delivering to each jurisdiction all material unclaimed or abandoned property required by any applicable Law to be paid, remitted or delivered to that jurisdiction. Section 4.14 Environmental Matters. (a) Except as set forth on Schedule 4.14: (i) the Target Companies have at all times during the past five years complied with and are currently in compliance with all applicable Environmental Laws in all material respects; (ii) neither Target Company has treated, stored, transported, handled, manufactured, distributed, caused any spills or releases of, disposed of, arranged for the disposal of or exposed any Person to any Hazardous Substances, or owned or operated any real property, including the Leased Real Property, contaminated by Hazardous Substances, in each case, in contravention of or so as to give rise to any material Liability of the Target Companies under Environmental Laws; (iii) there are no claims pursuant to any Environmental Law pending or, to the knowledge of Target Companies, threatened against either Target Company; (iv) the Target Companies have, and are and have been at all times during the past five years been in compliance in all material respects with, all Permits under all applicable Environmental Laws that are required and held for use in the conduct of the Target Companies’ business as conducted as of the date hereof; (v) neither Target Company has received any written notice, report, directive or other information regarding any actual or alleged material violation of or Liability under any Environmental Laws; (vi) neither Target Company has assumed, undertaken or otherwise become subject to any material Liability of any other Person, or provided an indemnity with respect to any material Liability, relating to Environmental Laws; and (vii) neither Target Company has manufactured, sold, repaired, marketed, installed or distributed products or items containing Hazardous Substances so as to give rise to any material Liability of the Target Companies pursuant to any Environmental Law. (b) Seller and the Target Companies have made available to Buyer copies of all environmental reports, assessments (including Phase I or II environmental assessments), claims, demands, notices of violation or other material documents in their possession relating to any non-compliance with Environmental Laws, any Proceedings or Liabilities under Environmental Law that are either currently unresolved or are resolved but commenced or 23 LEGAL02/39540989v11 occurred at any time during the past five years, or any hazardous or toxic substances at, on, or under any property currently or formerly owned, operated or used in the conduct of the Business. Section 4.15 Contracts. (a) Schedule 4.15(a) sets forth a true, correct and complete list of the following Contracts to which a Target Company is a party or by which a Target Company is bound or to which any property or asset of a Target Company is subject or under which a Target Company has any rights or the performance of which is guaranteed by a Target Company (collectively, the “Material Contracts”): (i) Contracts (other than any purchase order that specifies price, quantity or delivery terms but does not otherwise vary the terms of any other Contract pursuant to which such purchase order was made in any material respect) for the purchase of products or for the receipt of services from the top fifteen (15) suppliers (the “Material Suppliers”) of the Business during each of the calendar years ended December 31, 2018 and December 31, 2019, determined on a consolidated basis based on the amount of gross purchases made by the Target Companies (or their predecessors-in-interest with respect to the Business) therefrom; (ii) Contracts (other than any purchase order that specifies price, quantity or delivery terms but does not otherwise vary the terms of any other Contract pursuant to which such purchase order was made in any material respect) for the furnishing of products or services by the Target Company to the top fifteen (15) customers (the “Material Customers”) of the Business during each of the calendar years ended December 31, 2018 and December 31, 2019, determined on a consolidated basis based on the amount of net merchandise sales (gross merchandise sales less merchandise credit memos and merchandise discounts and rebates) made by the Target Companies (or their predecessors-in-interest with respect to the Business) thereto; (iii) Contracts concerning the establishment or operation of a partnership, joint venture or limited liability company or the ownership of any Investment in any Person (other than any such Contract between the Target Companies); (iv) Contracts relating to the acquisition or disposition of any of the Target Company Interests, business or product line of any Person (whether by merger, sale of stock, sale of assets or otherwise) (A) with material obligations (other than in respect of fraud) extending beyond the date hereof or (B) that was consummated at any time since during the past three years involving an aggregate transaction value in excess of $1,000,000; (v) Contracts containing (A) a covenant restricting the ability of the Target Companies to engage in any line of business in any geographic area or to compete with any Person, to market any product or service or to solicit or hire any Person, (B) a provision granting the other party exclusivity or similar rights or (C) 24 LEGAL02/39540989v11 a provision that requires the purchase of all or a material portion of any of the Target Companies’ requirements for a given product or service from a given third party and which Contract is not terminable by a Target Company within thirty (30) days without any required payment or other conditions (other than the condition of notice); (vi) Government Contracts; (vii) Contracts with respect to (A) the licensing of Intellectual Property by or to the Target Companies, or (B) the ownership, acquisition, enforcement, development or use of any Intellectual Property owned or used by the Target Companies, in each case, other than (1) commercially available, off the shelf Software licensed on a standard form for the internal use of the Target Companies for an aggregate purchase price of less than $100,000, and (2) invention assignment agreements with employees and independent contractors entered into on standard forms of agreement; (viii) each indenture, credit agreement, loan agreement and similar instrument pursuant to which either Target Company has or will incur or assume any indebtedness for borrowed money or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money, other than any indentures, credit agreements, loan agreements or similar instruments solely between or among the Target Companies or otherwise relating to the placing of any Lien on any asset or property of the Target Companies; (ix) the Leases; (x) Contracts relating to the transfer, voting, registration, issuance, sale, repurchase or redemption of any of the Target Company Interests; (xi) leases of personal property under which either Target Company is the lessee and is obligated to make payments in excess of $100,000 per annum; (xii) leases of personal property under which either Target Company is the lessor and is entitled to receive payments in excess of $100,000 per annum; (xiii) Contracts with any sales agency which involves consideration in excess of $500,000 per year; (xiv) Contracts under which either Target Company has advanced or loaned to any other Person any amount; (xv) Contracts that are a settlement, conciliation or similar agreement pursuant to which, on or after the date of execution of this Agreement, the Target Companies is required to pay consideration in excess of $150,000 or will have any material outstanding Liability; (xvi) CBAs; 25 LEGAL02/39540989v11

(xvii) Contracts that are for the employment or engagement of any directors, employees or individual independent contractors at annual compensation in excess of $200,000 or that are otherwise not terminable without penalty on less than sixty days’ notice or that require payment of severance upon the termination of employment; (xviii) Contracts with Insiders; (xix) Contracts that provide any Material Customer of the Target Companies with pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers of either Target Company, including Contracts containing “most favored nation” provisions; (xx) any Contract with Genuine Parts Company or an Affiliate thereof; and (xxi) any Contract (or group of Contracts with the same counterparty) not of a type listed above, excluding purchase orders issued by either Target Company, involving reasonably anticipated payments to or from either Target Company, individually or in the aggregate, in excess of $750,000 during the 2019 calendar year and that does not expire or is not terminable without penalty within a ninety (90) day period. (b) Except as set forth on Schedule 4.15(b): (i) each Material Contract is valid and binding on a Target Company and is in full force and effect and enforceable against such Target Company, as applicable, and to the knowledge of the Target Companies, the counterparty thereto, in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law); and (ii) neither Target Company is in material breach of, or default under, or in receipt of any written or, to the knowledge of the Target Companies, oral claim of default or breach under, any Material Contract. Except as disclosed on Schedule 4.15(b), no event has occurred which with the passage of time or giving of notice or both would or would reasonably be expected to result in a default or breach in any material respect by the Target Companies under any Material Contract or would permit the modification, termination, cancellation, acceleration or revocation of any Material Contract. (c) To the knowledge of the Target Companies, there has been no breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract, nor have any such other parties exercised any termination rights with respect thereto. (d) Except as disclosed on Schedule 4.15(d), with respect to each Government Contract, during the past three years: (i) the Target Companies have been in material compliance with all contractual requirements and have maintained necessary performance qualifications, certifications and approvals in connection therewith; (ii) the Target Companies have complied in all material respects with all requirements of applicable Law pertaining to such Government Contracts; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contracts were current, accurate and complete as of their effective 26 LEGAL02/39540989v11 date, and the Target Companies have complied in all material respects with all such representations and certifications; (iv) invoices and reports submitted by the Target Companies to a customer were accurate in all material respects, and any required adjustments or overpayments have been promptly credited and reported to the applicable customer and recorded in the financial records of the Target Companies; (v) no Government Contract was awarded on the basis of “small business” status or other preferred bidder status; (vi) neither Target Company nor any of their representatives or Affiliates has been suspended, debarred or excluded from contracting with a Governmental Body or have been notified in writing of any proposed suspension, debarment or exclusion or received any show cause notice from a suspending, debarring or excluding official; (vii) no termination for default, cause, cure notice, notice of unacceptable performance or show cause notice was or has been issued against the Target Companies by any Governmental Body or prime contractor or subcontractor to a Governmental Body; (viii) to the knowledge of the Target Companies, neither Target Company has an organizational conflict of interest, as defined in the Federal Acquisition Regulation subpart 9.5, that would affect the validity of or ability to obtain a Government Contract; and (ix) neither Target Company submitted any false or fraudulent claims nor disclosures to a Governmental Body pertaining thereto, nor received or made written or, to the knowledge of the Target Companies, oral assertions or demands relating to breach, termination, cure or show-cause notice, audit, investigation, non-responsibility, conflict of interest, inaccurate certification, improper invoicing, false or reckless claim, false statement, fraud, kickback or violation of applicable Law arising under or related to a Government Contract or an associated bid or proposal. Section 4.16 Intellectual Property; Privacy and Security. (a) Schedule 4.16(a) sets forth a true, correct and complete list of: (i) all patents and pending patent applications and registrations and pending applications for trademarks, service marks and copyrights, and internet domain name registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status, included in the Company Owned Intellectual Property (the “Company Registered Intellectual Property”); (ii) all material proprietary Software that is Company Owned Intellectual Property; and (iii) all other material unregistered Marks included in the Company Owned Intellectual Property. The Company Owned Intellectual Property includes the advanced material solutions (e.g., coating formulations) currently in the possession of the Target Companies and used in the conduct of the business of the Target Companies as currently conducted. The Company Registered Intellectual Property is subsisting and, except with respect to applications, is valid and enforceable. All required filings and fees related to the Company Registered Intellectual Property have been timely submitted with and paid to the relevant Governmental Body and authorized registrars. (b) Except as set forth on Schedule 4.16(b), with respect to each item of (i) Company Owned Intellectual Property, a Target Company exclusively owns all right, title and interest in and to, the item, free and clear of Liens (other than Permitted Liens); and (ii) Company Owned Intellectual Property, the item is not subject to any order, and no Proceeding is pending, has been threatened in writing to Seller or Target Companies in the prior two years or, to the 27 LEGAL02/39540989v11 knowledge of the Target Companies, is otherwise threatened or anticipated, in any case that challenges the legality, validity, registrability, enforceability, use or ownership of the item. (c) The (i) Intellectual Property used to provide the services of, and the assets provided pursuant to, the Transition Services Agreement, (ii) the Seller Marks, (iii) the Company Owned Intellectual Property and (iv) Intellectual Property licensed to a Target Company pursuant to a valid and enforceable Contract, is all material Intellectual Property used in or necessary for the conduct of the Business. The Intellectual Property described in (iii) and (iv) of this Section 4.16(c) is held by the Target Companies free and clear of all Liens, other than Permitted Liens. Except as set forth on Schedule 4.16(c), all Intellectual Property used in or necessary for the conduct of the business of the Target Companies as currently conducted or the Business will be owned or available for use (whether pursuant to the Transition Services Agreement or otherwise) by the Target Companies immediately after the Closing on terms and conditions identical to those under which the Target Companies owned or used such Intellectual Property immediately prior to Closing. The Target Companies have taken reasonable action to maintain and protect each item of, and have taken reasonable action to ensure Seller has taken reasonable action to maintain and protect each item of, Company Owned Intellectual Property. Each current and former employee, consultant and independent contractor of the Target Companies with access to Target Company Confidential Information is subject to reasonable confidentiality obligations. All Intellectual Property developed by employees, consultants or contractors of (i) the Target Companies in the scope of their employment or engagement with the relevant Target Company and (ii) the Target Companies’ predecessors-in-interest in the scope of their employment or engagement with the relevant Target Company predecessor-in-interest as regards to the Business, has either been assigned to the Target Company or vests in the Target Company by operation of applicable Law. (d) Except as set forth on Schedule 4.16(d), (i) in the past three years the conduct of the Business as operated by the Target Companies has not violated, misappropriated or infringed any Intellectual Property of third parties, and (ii) in the past two years the Target Companies have not received any written notice alleging any such violation, misappropriation, infringement or other conflict (including any offers or demands to license or cease and desist letters). To the knowledge of the Target Companies, no third party has infringed, misappropriated or otherwise come into conflict with any Company Intellectual Property. Neither Seller nor the Target Companies are aware of any facts or circumstances that could reasonably be expected to give rise to any such allegations referenced in this Section 4.16(d). (e) Each of the Target Companies complies in all material respects and makes reasonable efforts to comply with all Data Privacy and Security Requirements. The conduct of the Business as operated by the Target Companies since the date which is three years prior to the date hereof, has complied in all material respects and the Target Companies made reasonable efforts to comply with, all Data Privacy and Security Requirements. The Target Companies’ processing of Company Data, and its security in regard to Company Data and Company Systems, is in compliance in all material respects with applicable Law. The Target Companies have taken, maintained, and in the three years prior to the date hereof complied in all material respects with commercially reasonable information security measures that: (i) include administrative, technical and physical safeguards reasonably designed to safeguard the security, confidentiality and integrity of transactions, the Company Systems and Company Data; (ii) are reasonably designed 28 LEGAL02/39540989v11 to protect against unauthorized access to the Company Systems and the Company Data; and (iii) are reasonably designed to prevent Security Incidents. No significant breach or significant violation of any security measures described above has occurred or, to the knowledge of the Target Companies, is suspected to have occurred. During the past three years, to the knowledge of the Target Companies: (A) there has not been an actual or suspected Security Incident; (B) neither Target Company has suffered a security breach with respect to any of the Company Systems or Company Data; and (C) there has been no unauthorized or illegal use of, access to, or storage or disclosure of any Company Data. Neither Target Company has notified or been required to notify any Person of any Security Incident. The Target Companies are and have been in compliance in all material respects with all applicable Data Privacy and Security Requirements. Except as would not result in material Liability to the Target Companies, in the two years prior to the date hereof (I) the Target Companies have obligated all vendors, service providers, suppliers, or independent contractors or others permitted to access Company Data to reasonable contractual terms relating to the protection, use, and confidentiality of Company Systems and Company Data, including (but not limited to) any such contractual terms and conditions that may be required by applicable Data Privacy and Security Requirements, and (II) each Target Company has taken reasonable measures to ensure that such contractual obligations have been complied with. (f) Except with respect to the assets and services provided pursuant to the Transition Services Agreement, the Company Systems (i) are sufficient for the current needs of the Target Companies as their business is currently conducted including as to capacity, scalability and ability to process current and anticipated peak volumes in a reasonably timely manner, and (ii) are in good working condition (ordinary wear and tear excepted) to perform all information technology operations and, except as would not result in material Liability to the Target Companies, include a sufficient number of license seats for all Software as necessary for the operation of the business of the Target Companies as currently conducted. Since the date which is three years prior to the date hereof, the Company Systems have had no material errors or defects that have not been reasonably mitigated, and contain no code designed to disrupt, disable, harm, distort or otherwise impede in any manner the legitimate operation of such Company Systems that has not been removed or reasonably mitigated. During the past three years, there have been no intrusions, failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems, or failure or deficiency on the part of any Company Systems, that have caused any substantial disruption of or interruption in or to the use of such Company Systems. (g) Neither Seller nor any of its Subsidiaries (other than the Target Companies) owns any Intellectual Property used in the operation of the business of the Target Companies as currently conducted or the Business other than (i) Intellectual Property provided to the Target Companies under the Transition Services Agreement, and (ii) Seller Marks. Except as set forth on Schedule 4.16(g), the operation of the business of the Target Companies does not use or rely on any Software owned by Seller or any of its Subsidiaries (other than the Target Companies). Neither the Seller nor any of its Subsidiaries (other than the Target Companies) is the licensee of any third-party Intellectual Property used in the operation of the business of the Target Companies as currently conducted or the Business other than third-party software used to provide services under the Transition Services Agreement (“TSA Software”), and no third-party 29 LEGAL02/39540989v11

Intellectual Property licensed to the Target Companies is used in the business of the Seller or any of its other Subsidiaries. (h) Schedule 4.16(h) sets forth a true, correct and complete list of all Open Source Code in software included in the Company Owned Intellectual Property that is distributed to third parties by the Target Companies or that is made available remotely to third parties by the Target Companies specifying as to each, as applicable, the software/module, license, version number, Company Owned Intellectual Property in which used, description of use, and modifications, if any, used in or necessary for the conduct of a Target Company’s business as currently conducted. Neither Target Company has used any Open Source Code in a manner that does or would reasonably be expected (i) to require the disclosure or distribution of any Company Owned Intellectual Property or any other proprietary Software owned or purported to be owned by a Target Company in source code form; (ii) to require the license or other provision of any Company Owned Intellectual Property or any other proprietary Software owned or purported to be owned by a Target Company on a royalty-free basis; or (iii) to require the grant of (A) any patent license, non-assertion covenant, or other rights under any Company Owned Intellectual Property or (B) rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Company Owned Intellectual Property or any other proprietary Software owned or purported to be owned by a Target Company. Section 4.17 Sufficiency of Assets; Title. (a) Except for the Excluded Services (as defined in the Transition Services Agreement) and except as set forth in Schedule 4.17(a), the assets, properties, Contracts and rights of the Target Companies and the employment of the Business Employees, together with the services and assets to be provided under the Transition Services Agreement, will, in the aggregate, constitute, in all material respects, all of the assets, properties, Contracts and rights necessary to conduct the Business immediately after the Closing independent of Seller and its Subsidiaries in all material respects in the same manner as currently conducted by the Target Companies and has been conducted by Seller and its Subsidiaries since December 1, 2018. Except for the services and assets to be provided under the Transition Services Agreement, there are no Shared Contracts (as defined in the EIS Purchase Agreement) used in the Business and with respect to which neither of the Target Companies is a party thereto. (b) Except as set forth on Schedule 4.17(b), the Target Companies have good, marketable and valid title to, or valid leases, licenses or rights to use, all tangible properties and tangible assets used by them (except with respect to properties and assets made available for use by the Target Companies pursuant to the Transition Services Agreement and the Excluded Services (as defined in the Transition Services Agreement)) or otherwise reflected on the Latest Balance Sheet or acquired after such date (other than any assets disposed of since such date in the ordinary course of business consistent with past practice), free and clear of all Liens, other than Permitted Liens. The Target Companies’ equipment and other material tangible assets are in good operating condition (normal wear and tear excepted) and are fit in all material respects for use in the ordinary course of business. (c) As of the Closing, except for this Agreement and the Ancillary Agreements, (i) the Target Companies will owe no obligations or Liabilities to Seller and its other Subsidiaries, (ii) there will be no Contracts (including intercompany balances) between either Target Company, 30 LEGAL02/39540989v11 on the one hand, and Seller or any of their other Subsidiaries, on the other hand, and (iii) the Target Companies will owe no obligations or Liabilities to any other Person in respect of the business or operations of Genuine Parts Company or its Affiliates or Seller or its Affiliates (other than the Target Companies) or the other Seller, other than with respect to the Business. Section 4.18 Insurance. The Target Companies have been covered during the past three years by insurance in scope and amount reasonable for the businesses in which it has engaged during such period. Schedule 4.18 contains an accurate listing of the third-party insurance policies maintained by, or for the benefit of, the Target Companies (excluding insurance coverage relating to employee benefits under Employee Plans) as of the date hereof, all of which are in full force and effect. Except as disclosed on Schedule 4.18, all such insurance policies are in full force and effect, the Target Companies are in compliance in all material respects with all obligations relating to insurance created by Law or any Contract to which either Target Company is a party and neither Target Company has received any written or, to the knowledge of the Target Companies, oral notification of cancellation of any such insurance policy or written or, to the knowledge of the Target Companies, oral notice of intent to cancel or increase premiums in any significant respect. There is no Proceeding substantially related to the Target Companies pending under any insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, all claims for which payment or other coverage is sought have been timely filed, and no claim for coverage has been denied under such insurance policies. The Target Companies do not have any self-insurance or co-insurance programs. Section 4.19 No Brokers. Except as set forth on Schedule 4.19, no broker, agent, finder or investment banker that has been retained by or is authorized to act on behalf of the Target Companies is entitled to any brokerage, finder’s or other fee or commission in connection with transactions contemplated by this Agreement or any future transaction. Section 4.20 Affiliate Transactions. Except (i) for the Seller Marks, (ii) with respect to the assets and services provided pursuant to the Transition Services Agreement, or (iii) as disclosed on Schedule 4.20, no officer, manager, director, equityholder or Affiliate of either Target Company or any individual related by blood, marriage or adoption to any such individual, or any entity in which any such Person or individual owns a ten percent or greater beneficial interest (an “Insider”), (a) is a party to any Contract with either Target Company (other than an Employee Plan set forth on Schedule 4.10(a)), (b) has any interest in any property, asset or right used by either Target Company, (c) to the knowledge of the Target Companies, has any material direct or indirect interest in any consultant, competitor, creditor, debtor, referral source, payor, customer, distributor, supplier or vendor of either Target Company, (d) owns any Intellectual Property used by either Target Company, or (e) has a license to, or uses, any Company Intellectual Property. Section 4.21 Material Customers and Suppliers. Neither Target Company has received any written or, to the knowledge of the Target Companies, oral notice from any Material Customer that such Material Customer intends, anticipates or otherwise expects to stop, decrease the volume of, or change, adjust, alter or otherwise modify in any material respect any of the terms (whether related to payment, price or otherwise) with respect to purchasing materials, products or services from either Target Company, excluding any termination or expiration resulting from the ordinary course satisfaction or expiration of the obligations of the Target Companies under any Contract with such Material Customer. Except as set forth on 31 LEGAL02/39540989v11

Schedule 4.21, neither Target Company has received any written or, to the knowledge of the Target Companies, oral notice from any Material Supplier that such Material Supplier intends, anticipates or otherwise expects to stop, decrease the volume of, or change, adjust, alter or otherwise modify in any material respect any of the terms (whether related to payment, price or otherwise) with respect to supplying materials, products or services to either Target Company, excluding any termination or expiration resulting from the ordinary course satisfaction or expiration of the obligations of the Target Companies under any Contract with such Material Supplier. Section 4.22 Product Warranties. Except as disclosed on Schedule 4.22, during the past three years, all products manufactured, serviced, distributed, sold or delivered by the Target Companies have been manufactured, serviced, distributed, sold and/or delivered in conformity in all material respects with all applicable contractual commitments, all express and implied warranties and other applicable Laws and no material Liability, other than in the ordinary course of business (and solely to the extent reflected in the final Net Working Capital as determined pursuant to Section 1.02), exists for replacement or other damages in connection with any such product. Neither Target Company has any material Liability arising from or, to the knowledge of the Target Companies, alleged to arise from, any actual or alleged injury to Persons, damage to property or other loss as a result of the ownership, possession or use of any product manufactured, sold, distributed, licensed, leased or delivered by either Target Company. During the past three years, there have been no product recalls or withdrawals or requests for product recalls or withdrawals by any Governmental Body or by any customers of either Target Company. To the knowledge of the Target Companies, there are no material design defects with respect to either Target Company’s products. Section 4.23 Accounts Receivable. The accounts receivable of the Target Companies reflected on the Latest Balance Sheet are, and all accounts receivable to be reflected in the final Net Working Capital as determined pursuant to Section 1.02 will be, bona fide receivables representing amounts due with respect to actual, arm’s length transactions entered into in the ordinary course of business. Such accounts receivable represent legal, valid and binding obligations of the obligors stated thereon in accordance with GAAP. Except as set forth on Schedule 4.23, any material amounts due, or to become due, in respect of such accounts receivable are not in dispute and there are no setoffs or counterclaims asserted or which may be asserted, except to the extent sufficient provision has been made therefor in such balance sheet. No Person has any Lien on such receivables or any part thereof. Section 4.24 Inventory. Subject to reserves for excess and obsolete inventory reflected in the Latest Balance Sheet, as adjusted to reflect operations thereafter in accordance with past practices, (a) the inventory of the Target Companies consists of a quantity and quality that is saleable and usable in the ordinary course of business as presently conducted, and (b) none of such inventory is defective or damaged in any material respect. Section 4.25 Bank Accounts; Power of Attorney. Schedule 4.25 contains a complete and correct list of the names and locations of all banks in which either Target Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto, in each case as of the date hereof. Except as set forth on Schedule 4.25, as of the date hereof, no Person holds a power of attorney to act on behalf of either Target Company. 32 LEGAL02/39540989v11

Section 4.26 No Other Representations and Warranties. (a) EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III, AND IN THIS ARTICLE IV AND IN THE ANCILLARY AGREEMENTS, NEITHER SELLER NOR THE TARGET COMPANIES NOR ANY OTHER PERSON ACTING ON THEIR BEHALF MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TARGET COMPANIES OR THE BUSINESS OR ANY OF THE TARGET COMPANIES’ ASSETS, LIABILITIES, OPERATIONS OR PROSPECTS, INCLUDING WITH RESPECT TO ACCURACY AND COMPLETENESS OF ANY INFORMATION PROVIDED TO BUYER AND ITS REPRESENTATIVES (INCLUDING, FOR THIS PURPOSE, ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO BUYER IN ANY DATA ROOM, MANAGEMENT PRESENTATION OR THE LIKE), AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III, AND IN THIS ARTICLE IV AND IN THE ANCILLARY AGREEMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE WITH RESPECT TO ANY ESTIMATES, PROJECTIONS OR OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS), AND, TO THE EXTENT ANY SUCH REPRESENTATION IS OR HAS BEEN MADE, SUCH REPRESENTATIONS ARE HEREBY DISCLAIMED. (b) EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III OR IN THIS ARTICLE IV OR IN THE OTHER ANCILLARY AGREEMENTS, NEITHER SELLER, THE TARGET COMPANIES NOR THEIR RESPECTIVE REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO BUYER OR ITS REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO BUYER OR ITS REPRESENTATIVES OF, OR BUYER OR ITS REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESS, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OFFERING MATERIALS OR OTHER MATERIAL MADE AVAILABLE TO BUYER OR ITS REPRESENTATIVES OR POTENTIAL FINANCING SOURCES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” SITE TOURS OR VISITS, DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF BUYER OR ITS REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Seller and the Target Companies as of the date hereof as follows: Section 5.01 Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of its organization, with full corporate 33 LEGAL02/39540989v11 power and authority to enter into this Agreement and each of the Ancillary Agreements and perform its obligations hereunder. Section 5.02 Authorization; Valid and Binding Agreement. The execution, delivery and performance of this Agreement each of the Ancillary Agreements to which Buyer will be a party by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Buyer, and no other proceedings on Buyer’s part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of Seller and the Target Company, this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Section 5.03 No Breach. Buyer is not subject to or obligated, to the extent applicable, under its governing documents, any applicable Law, or rule or regulation of any Governmental Body, or any material agreement or instrument, or any license, franchise or Permit, or any order, writ, injunction or decree, which would be breached or violated in any material respect by its execution, delivery or performance of this Agreement or any Ancillary Agreement. Section 5.04 Consents, etc. Except for the applicable requirements of the HSR Act, (i) Buyer is not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby, and (ii) no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby. Section 5.05 Litigation. There are no actions or proceedings pending or, to Buyer’s knowledge, overtly threatened against Buyer, at Law or in equity, or before or by any Governmental Body, which would adversely affect Buyer’s performance under this Agreement or the consummation of the transactions contemplated hereby. Buyer is not subject to any outstanding judgment, order or decree of any Governmental Body, which would adversely affect Buyer’s performance under this Agreement or the consummation of the transactions contemplated hereby. Section 5.06 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer. Section 5.07 Investment Representation. Buyer is acquiring the Acquired Equity for its own account with the present intention of holding such securities for Investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities Laws. Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby 34 LEGAL02/39540989v11 and of ownership of the Acquired Equity. Buyer acknowledges that the Acquired Equity has not been registered under the Securities Act, or any state or foreign securities Laws and that the Acquired Equity may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act, and the Acquired Equity is registered under any applicable state or foreign securities Laws or sold pursuant to an exemption from registration under the Securities Act, and any applicable state or foreign securities Laws. Section 5.08 Financing; Immediately Available Funds. Buyer has the financial capability and all sufficient cash on hand (or available under its existing credit arrangements) necessary to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein. Buyer affirms that it is not a condition to Closing or to any of its obligations under this Agreement that Buyer obtains financing for the transactions contemplated by this Agreement. Section 5.09 Solvency. Upon consummation of the transaction contemplated hereby, assuming the accuracy of the representations and warranties in Articles III – IV hereof, Buyer and the Target Companies will not (a) be insolvent or left with unreasonably small capital, (b) have incurred debts beyond their ability to pay such debts as they mature, or (c) have Liabilities in excess of the reasonable market value of their assets. Section 5.10 Plant Closings and Mass Layoffs. Buyer does not currently plan or contemplate any plant closings, reduction in force, or terminations of employees of any Target Company that would trigger obligations under the WARN Act or similar Laws. Section 5.11 Investigation. Except for the representations and warranties set forth in Articles III – IV or in any Ancillary Agreement, Buyer acknowledges that it is relying on its own independent investigation and analysis in entering into the transactions contemplated hereby. Buyer is knowledgeable about the industries in which the Target Companies operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. Buyer has been afforded reasonable access to the books and records, facilities and personnel of the Target Companies for purposes of conducting a due diligence investigation and has conducted a due diligence investigation of the Target Companies. ARTICLE VI CERTAIN PRE-CLOSING COVENANTS Section 6.01 Conduct of the Business. (a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 8.01, except as otherwise provided for by this Agreement (including the Disclosure Schedules) or consented to in writing by Buyer (which consent will not be unreasonably withheld, conditioned or delayed), the Target Companies will use reasonable best efforts to conduct their business in the ordinary course of business; provided that, the foregoing notwithstanding, the Target Companies may use all available cash to pay any Seller 35 LEGAL02/39540989v11

Transaction Expenses prior to the Closing, for distributions or dividends or for any other purpose (other than to repay Indebtedness); (b) From the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 8.01, except as set forth on Schedule 6.01(b) or except as otherwise provided for by this Agreement or consented to in writing by Buyer (which consent will not be unreasonably withheld, conditioned or delayed), the Target Companies will not: (i) except in the ordinary course of business, enter into, modify, amend in any material respect, renew, terminate, accelerate, assign or suspend any lease or any Contract, agreement or arrangement that is or would be a Material Contract if it were entered into prior to the date hereof; provided, however, that the Target Companies will not take any of the foregoing actions (whether or not in the ordinary course of business) with respect to any Contract that is or would be a Material Contract under any of clauses (v), (vi), (xix) or (xx) of Section 4.15(a) if it were entered into prior to the date hereof; (ii) grant any increase in the base salaries or wages payable to any Business Employees, except in the ordinary course of business consistent with past practices (including in the context of new hires or promotions based on job performance and work requirements); (iii) unless required by Law, (i) modify, extend or enter into any CBA or (ii) recognize or certify any labor union, labor organization, or group of employees of the Target Companies as the bargaining representative for any employees of the Target Companies; (iv) implement any employee layoffs that would result in a violation of the WARN Act; (v) hire or terminate (other than for cause) the employment or engagement of any employee or individual independent contractor with annual compensation in excess of $100,000 or that is otherwise not terminable at will or without the requirement to pay any severance upon termination of employment; provided that the Target Companies may hire new employees with annual compensation of up to $200,000 for positions that are currently open as of the date hereof and subject to ongoing recruitment efforts; (vi) enter into any severance, retention, termination or similar arrangement or Contract with, or grant (or enter into any Contract with respect to) any bonuses or similar payments paid in connection with the transactions contemplated by this Agreement to, any employee or individual independent contractor that was not in effect as of the date hereof and disclosed to Buyer pursuant to this Agreement, except to the extent any Liability with respect to any of the foregoing is a Seller Transaction Expense that is disclosed to Buyer and is fully satisfied at or prior to the Closing; 36 LEGAL02/39540989v11

(vii) make any material change in any method of accounting or accounting practice or policy or the Target Companies’ fiscal year, except as required by GAAP; (viii) fail to maintain in full force and effect existing bonds and policies of insurance or adequate replacement bonds and insurance, or otherwise cause or permit any material changes in the amount and scope of insurance coverage; (ix) issue, split, combine, reclassify, repurchase, redeem, assign, transfer, pledge, subject to a Lien or grant an option or interest with respect to the Acquired Equity, except to Buyer as set forth in this Agreement; (x) make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle any Tax Claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment, incur any Liability for Taxes outside the ordinary course of business, fail to pay any Tax that becomes due and payable (including any estimated tax payments), prepare or file any Tax Return in a manner inconsistent with past practice or adopt or change any Tax accounting method; (xi) acquire (including by merger, consolidation or acquisition of the Acquired Equity or assets), sell, lease, transfer, mortgage, dispose of or assign any assets, tangible or intangible, for an amount that exceeds $500,000 in the aggregate or any business, other than acquisitions or sales of goods or services in the ordinary course of business consistent with past practice; (xii) borrow, incur, assume, guarantee or discharge, or become subject to, any indebtedness for borrowed money, except trade payables and accrued Liabilities in the ordinary course of business consistent with past practice; (xiii) modify Organizational Documents of the Target Companies; (xiv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or enter into any form of joint venture or profit sharing arrangement with any other Person; (xv) enter into a new line of business; (xvi) declare, set aside or pay any non-cash dividends or make any other non-cash distributions with respect to any of the Acquired Equity; (xvii) mortgage, pledge or subject to any Lien, other than Permitted Liens, on any portion of its properties or assets; (xviii) sell, assign, license, covenant not to sue or assert, transfer or subject to any Lien (other than Permitted Liens) any material Company Owned 37 LEGAL02/39540989v11

Intellectual Property, or abandon or permit to lapse or expire any such Company Owned Intellectual Property (other than the expiration of a patent in accordance with its maximum statutory term); (xix) (A) make any material change in its cash management process, (B) conduct its billing and collection of receivables and inventory purchases other than in the ordinary course of business or (C) make any material write down in the value of its assets; (xx) Knowingly, intentionally and in writing (including via e-mail), settle or waive, release or assign any material rights or claims (excluding any item that is taken into account in the calculation of Net Working Capital); (xxi) make any capital expenditures or commitments therefor (other than in the ordinary course of business and in amounts sufficient to support the Target Companies’ ongoing business operations); (xxii) delay or postpone any material repair and maintenance with respect to its properties or the payment of any material accounts payable, accrued Liabilities and other Liabilities; (xxiii) engage in any promotional sales or discount or other activity with customers that has or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales that would otherwise be expected to occur in post-Closing periods; (xxiv) make loans or advances to, guarantees for the benefit of or any Investments in any Persons in excess of $100,000 in the aggregate; (xxv) institute or settle any Proceeding involving equitable or injunctive relief or the payment with respect to any such Proceeding by or on behalf of the Target Companies of more than $50,000 in the aggregate in all other instances; (xxvi) make any loan or enter into any transaction with or distribute any assets or property to any Insider, except (A) pursuant to an existing agreement set forth on Schedule 4.15(a)(xvii) or Schedule 4.15(a)(xviii) and (B) for base compensation paid to Insiders employed by the Target Companies in the ordinary course of business; or (xxvii) agree or commit to do any of the foregoing. Section 6.02 Regulatory Filings. (a) To the extent required, the Target Companies and Seller will, no later than five (5) Business Days after the date hereof, make or cause to be made all filings and submissions that may be required for the consummation of the transactions contemplated herein under the HSR Act or under any Laws or regulations applicable to Seller and the Target Companies, and in each case, include in each filing or submission a request for early termination or acceleration of 38 LEGAL02/39540989v11 any applicable waiting or review periods, to the extent available under the applicable Laws or regulations. (b) The Target Companies and Seller agree to use their commercially reasonable efforts to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Body or any other Person so as to enable the parties to expeditiously close the transactions contemplated hereby. Without limitation, the Target Companies and Seller will promptly comply with any requests for additional information, including requests for production of documents and production of witnesses for interviews or depositions by any Governmental Body. (c) The Target Companies and Seller will keep the Buyer apprised of the status of all filings and submissions referred to in this Section 6.02, including promptly furnishing the Buyer with copies of notices or other communications received in connection therewith, subject to all applicable Laws. In addition, and subject to all applicable Laws, the Target Companies and Seller will (i) cooperate with the Buyer or Buyer’s counsel to resolve any issues raised by any Governmental Body, (ii) promptly inform Buyer or Buyer’s counsel of any material verbal or written communications proposed to be provided to the DOJ, the FTC or any other Governmental Body or other Person, (iii) consult with Buyer or Buyer’s counsel in advance of any meeting or conference with the DOJ, the FTC or any other Governmental Body or other Person, and (iv) to the extent permitted by the DOJ, the FTC or such other Governmental Body, give Buyer or Buyer’s counsel the opportunity to attend and participate in such meetings and conferences. Subject to applicable law, the Target Companies and Seller will coordinate and cooperate with Buyer in exchanging such information and providing such assistance as Buyer may reasonably request in connection with the foregoing. Section 6.03 Conditions. The Target Companies will use commercially reasonable efforts to cause the conditions set forth in Section 2.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Section 2.02 (other than those to be satisfied at the Closing). Section 6.04 Access to Information. During the period commencing on the date of this Agreement and ending at the Closing or such earlier date as this Agreement may be terminated in accordance with its terms, Seller and the Target Companies will give Buyer and its representatives reasonable access, upon reasonable notice and during times mutually convenient to Buyer and senior management of the Target Companies, to the facilities, properties (provided such access will not permit Buyer, its Affiliates or their respective representatives to conduct any environmental testing including the performance of Phase I or Phase II environmental and compliance audits without the prior written consent of Seller), books and records of the Target Companies as from time to time may be reasonably requested. Notwithstanding anything to the contrary in this Agreement, the Target Companies will not be required to disclose any information if such disclosure would (a) jeopardize any attorney-client, work product or other legal privilege or (b) contravene any applicable Laws, it being understood that in each case the Target Companies will use their commercially reasonable efforts to provide alternative means of disclosing such information to the extent reasonably practicable. Section 6.05 Exclusive Dealing. During the period from the date of this Agreement through the Closing Date or the earlier termination of this Agreement pursuant to Section 8.01 39 LEGAL02/39540989v11

(the “Exclusivity Period”), Seller and the Target Companies will not, and will not permit any of their respective subsidiaries and Affiliates and each of their officers, directors, controlling Persons, employees, partners, members, managers, stockholders, agents and other representatives (“Representatives”) to, directly or indirectly, (a) solicit, encourage or initiate any Acquisition Proposal, or (b) institute, pursue or engage in any discussions or negotiations with, or enter into any agreement with, or provide any information relating to the Target Companies or any of their assets or businesses (other than its products or in the ordinary course) to, any Person of group of Persons (other than Buyer and its Representatives) in furtherance of an Acquisition Proposal. Further, Seller will notify Buyer promptly after receipt, during the Exclusivity Period, of any inquiry, offer or proposal with respect to any Acquisition Proposal (but will not be required to provide the name of the applicable third party or a copy or summary of the terms of such Acquisition Proposal). The Seller and the Target Companies and each of their respective Representatives will immediately cease and cause to be terminated any previously undertaken or ongoing activities, discussions or negotiations with any other Person with respect to any Acquisition Proposal (other than with the Buyer or its representatives and agents and any other Person that Buyer designates). Section 6.06 Access to Books and Records. For a period of six years after the Closing, and subject to applicable Law, Seller will provide the Buyer and the Target Companies and their authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the personnel, books and records of Seller with respect to periods or occurrences prior to or on the Closing Date in connection with any matter relating to the Business, whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by Buyer or pursuant to a bona fide document retention policy, Seller will not destroy, alter or otherwise dispose of any books and records of any Target Company remaining in the possession of Seller (including historical tax records and returns, in each case to the extent in Seller’s, or Seller’s tax preparer’s, possession), or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior notice to Buyer and offering to surrender to Buyer or the applicable Target Company such books and records or such portions thereof. Notwithstanding the foregoing, this Section 6.06 will not apply during the existence of an adversarial proceeding between the parties as to such records or other information directly pertinent to such dispute. Section 6.07 Real Estate Matters. During the period from the date of this Agreement through the Closing Date or the earlier termination of this Agreement pursuant to Section 8.01, Seller will use commercially reasonable efforts to obtain the items set forth on Schedule 6.07. Buyer will promptly (and in any event within five days of notice) reimburse Seller for all of its and its Affiliates’ reasonable out-of-pocket costs and expenses incurred in connection with using their commercially reasonable efforts to obtain the items set forth on Schedule 6.07. Buyer acknowledges and agrees that it is not a condition to the Closing or to any of its obligations under this Agreement that Seller obtains any of the items set forth on Schedule 6.07. 40 LEGAL02/39540989v11

ARTICLE VII COVENANTS OF BUYER Section 7.01 Access to Books and Records. For a period of six years after the Closing, and subject to applicable Law, Buyer will cause the Target Companies to provide Seller and its authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the personnel, books and records of the Target Companies with respect to periods or occurrences prior to or on the Closing Date in connection with any matter, whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by Seller or pursuant to a bona fide document retention policy, Buyer will not, and will not permit any Target Company to, destroy, alter or otherwise dispose of any books and records (including historical tax records and returns) of any Target Company, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior notice to Seller and offering to surrender to Seller such books and records or such portions thereof. Notwithstanding the foregoing, this Section 7.01 will not apply during the existence of an adversarial proceeding between the parties as to such records or other information directly pertinent to such dispute. Section 7.02 Employee Matters. (a) For a period of no less than twelve (12) months from and after the Closing Date, Buyer will provide, or will cause the applicable Target Company to provide to: (i) the Business Employees as a group, employee benefits (other than defined benefit pension, equity or equity based, deferred compensation, and retiree or post-termination health or welfare benefits) which are substantially comparable in the aggregate to the employee benefits (other than defined benefit pension, equity or equity based, deferred compensation, and retiree or post-termination health or welfare benefits) provided to similarly situated employees of Buyer; (ii) each Business Employee, base compensation and short-term cash target incentive compensation (not including any deferred compensation or equity or equity-based compensation) that are no less than the base compensation and short-term cash target incentive compensation (not including any deferred compensation or equity or equity-based compensation) provided to such Business Employee immediately prior to the Closing; and (iii) each Business Employee, severance benefits as determined under the severance guidelines of Buyer but including for purposes of determining any such benefits, the Business Employee’s service after the Closing. (b) Effective as of the Closing Date, each Business Employee will cease to be an active participant under the Employee Plans and each of the Target Companies will terminate its participation in each Employee Plan. Each Business Employee will receive credit for service with the Target Companies under the employee benefit plans and arrangements (other than equity or equity-based plans or arrangements but including any severance plans or arrangements) of Buyer and its Affiliates in which the Business Employees may participate during the calendar year in which the Closing Date occurs (each, a “Buyer Plan”) for purposes of eligibility and vesting and the determination of any severance amount; provided, however, that in no event will such credit result in the duplication of benefits or compensation. In addition, Buyer will, or will cause one of its Affiliates to: (i) use commercially reasonable efforts to (subject to the terms of the applicable Buyer Plan) waive, or will cause to be waived, any limitations as to 41 LEGAL02/39540989v11 pre-existing conditions, evidence of insurability, exclusions and waiting periods for Business Employees under such Buyer Plans that are group health plans (“Buyer Health Plans”) to the extent that such conditions, evidence of insurability, exclusions and waiting periods were waived or already satisfied under the Employee Plans in which the Business Employees participate as of the Closing Date; and (ii) use commercially reasonable efforts to cause the Buyer Health Plans to recognize any out-of-pocket expenses paid by each of the Business Employees and their eligible spouses and dependents under an Employee Plan that is a medical, dental, vision or other group health plan during the portion of any plan year prior to the date on which the Business Employees and their eligible dependents become eligible to participate in such Buyer Health Plans for purposes of determining deductibles, co-payments and out-of-pocket maximums for such Business Employees and their eligible spouses and dependents under any applicable Buyer Health Plans (and Seller shall use commercially reasonable efforts to provide any such necessary information to Buyer for the period at or prior to the Closing to the extent permitted by applicable Law). (c) As of the Closing Date, Buyer agrees to honor and assume all accrued but unused paid time off for each Business Employee pursuant to any Employee Plan providing for paid time off as of the Closing Date solely to the extent such amounts are taken into account in the calculation of Net Working Capital as finally determined pursuant to Section 1.02(e) and Section 1.02(f). (d) During the period between the date hereof and the Closing Date, Buyer shall be permitted to engage in discussions with certain Business Employees to enter into Retention Agreements and Protective Covenant Agreements to be effective on or promptly following the Closing. (e) Nothing contained herein, express or implied, is intended to confer any rights (including any third-party beneficiary rights), remedies or claims upon any employee of any Target Company, any Business Employee or any other Person other than the parties to this Agreement, or will constitute an amendment to or any other modification of any Employee Plan. Section 7.03 Director and Officer Liability and Indemnification. (a) For a period of six years after the Closing, Buyer will not, and will not permit any Target Company to, amend, repeal or modify any provision in any Target Company’s certificate of incorporation, bylaws or other equivalent governing documents relating to the exculpation, indemnification or advancement of expenses of any current and former officers or directors (in each case in their capacities as such and not as equityholders) (each, a “D&O Indemnified Person”) (unless required by Law), it being the intent of the parties that the D&O Indemnified Persons will continue to be entitled to such exculpation, indemnification and advancement of expenses to the full extent of the Law. (b) In addition to the other rights provided for in this Section 7.03 and not in limitation thereof, from and after the Closing, Buyer will, and will cause the Target Companies (each, a “D&O Indemnifying Party”) to, to the fullest extent permitted by applicable Law, (i) indemnify and hold harmless (and release from any Liability to Buyer or the Target Companies), the D&O Indemnified Persons against all D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (collectively, “D&O Costs”) in respect 42 LEGAL02/39540989v11 of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on or arising out or relating to the fact that such Person is or was a director or officer of any Target Company (in their capacities as such and not as equityholders) arising out of acts or omissions occurring on or prior to the Closing (including in respect of acts or omissions in connection with this Agreement and the transactions contemplated thereby) (a “D&O Indemnifiable Claim”) and (ii) advance to such D&O Indemnified Persons all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided, however, that the Person to whom D&O Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Any D&O Indemnifiable Claims will continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this Section 7.03(b), “D&O Expenses” will include attorneys’ fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any D&O Indemnifiable Claim, but will exclude losses, claims, damages, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs). (c) At the Closing, Seller will, or will cause the Target Companies to, at Seller’s expense, obtain and fully pay for irrevocable “tail” insurance policies naming the D&O Indemnified Persons as direct beneficiaries with a claims period of at least six years from the Closing Date from an insurance carrier with the same or better credit rating as the Target Companies’ current insurance carrier with respect to directors’ liability insurance in an amount and scope at least as favorable as the Target Companies’ existing policies with respect to matters existing or occurring at or prior to the Closing Date (including in respect of acts or omissions in connection with this Agreement and the transactions contemplated thereby). Buyer will, and will cause the Target Companies to, maintain such insurance policies and not cancel or change such insurance policies in any respect. (d) Buyer hereby acknowledges (on behalf of itself and its Subsidiaries) that the D&O Indemnified Persons may have certain rights to indemnification, advancement of expenses or insurance provided by current equityholders or other Affiliates of Seller or their respective equityholders (“Indemnitee Affiliates”) separate from the indemnification obligations of Buyer hereunder. The parties hereto agree that (i) Buyer and the Target Companies are the indemnitors of first resort (i.e., their obligations to the D&O Indemnified Persons are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by the D&O Indemnified Persons are secondary), (ii) subject to the other terms and conditions of this Section 7.03, Buyer and the Target Companies will be required to advance the full amount of expenses incurred by the D&O Indemnified Persons and will be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted, without regard to any rights the D&O Indemnified Persons may have against any Indemnitee Affiliate, and (iii) Buyer and the Target Companies irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof. 43 LEGAL02/39540989v11

(e) In the event that all or substantially all of the assets of any Target Company are sold, whether in one transaction or a series of transactions, then Buyer and the Target Companies will, in each such case, ensure that the successors and assigns of the Target Companies, as applicable, assume the obligations set forth in this Section 7.03. The provisions of this Section 7.03(e) will apply to all of the successors and assigns of the Target Companies. Section 7.04 Regulatory Filings. (a) To the extent required, Buyer will, no later than five (5) Business Days after the date hereof, make or cause to be made all filings and submissions that may be required for the consummation of the transactions contemplated herein under the HSR Act or under any Laws applicable to Buyer, and in each case, include in each filing or submission a request for early termination or acceleration of any applicable waiting or review periods, to the extent available under applicable Laws. Buyer will pay all fees associated with all filings and submissions referred to in this Section 7.04(a). (b) Buyer agrees to use commercially reasonable efforts to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Body or any other Person so as to enable the parties to expeditiously close the transactions contemplated hereby. Without limitation, the Buyer will promptly comply with any requests for additional information, including requests for production of documents and production of witnesses for interviews or depositions by any Governmental Body. (c) The Buyer will keep the Target Companies and Seller apprised of the status of all filings and submissions referred to in this Section 7.04, including promptly furnishing the Target Companies and Seller or their counsel with copies of notices or other communications received in connection therewith, subject to all applicable Laws. In addition, and subject to all applicable Laws, the Buyer will (i) cooperate with the Target Companies and Seller and their counsel to resolve any issues raised by any Governmental Body, (ii) promptly inform the Target Companies and Seller or their counsel of any material verbal or written communications proposed to be provided to the DOJ, the FTC or any other Governmental Body or other Person, (iii) consult with the Target Companies and Seller or their counsel in advance of any meeting or conference with the DOJ, the FTC or any other Governmental Body or other Person, and (iv) to the extent permitted by the DOJ, the FTC or such other Governmental Body, give the Target Companies and Seller and their counsel the opportunity to attend and participate in such meetings and conferences. Subject to applicable Law, the Buyer will coordinate and cooperate with the Target Companies and Seller and their counsel in exchanging such information and providing such assistance as may be reasonably necessary in connection with the foregoing. (d) Except as specifically required by this Agreement, Buyer will not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of the parties hereto to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer will not, and will not permit any of its Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or increase the risk of not 44 LEGAL02/39540989v11 obtaining, any Permits, orders or other approvals of any Governmental Body necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Body entering an order prohibiting the consummation of the transactions contemplated hereby, (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise, or (iv) delay or prevent the consummation of the transactions contemplated hereby. Section 7.05 Conditions. Buyer will use commercially reasonable efforts to cause the conditions set forth in Section 2.03 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing). Section 7.06 Contact with Customers, Suppliers and Other Business Relations. Prior to the Closing, Buyer and Buyer’s Representatives will not contact or communicate with the employees, customers, suppliers and other business relations of the Target Companies in connection with the transactions contemplated hereby without prior consultation with and written approval of Seller (which approval will not be unreasonably withheld, conditioned or delayed); provided, that the foregoing will not prohibit Buyer or any of its employees or agents from contacting such persons in the ordinary course of Buyer’s business unrelated to this Agreement or the transactions contemplated hereby; and provided, further, that the foregoing will not restrict Buyer from undertaking employee onboarding activities consistent with the terms and conditions of Section 7.02 hereof. Section 7.07 Payment of Seller Transaction Expenses and Indebtedness. In accordance with Section 2.03(f) and Section 2.03(g), at the Closing and on behalf of the Target Companies and Seller, Buyer will repay, or cause to be repaid, all amounts necessary to discharge fully the then outstanding balance the Seller Transaction Expenses and the Indebtedness contemplated by Section 2.03(g), to the account(s) designated by each Person to whom such amounts are to be paid. Section 7.08 Certain IP Matters; Transition Period. (a) Buyer, for itself and its Affiliates (including, after the Closing, the Target Companies), acknowledges and agrees that Buyer is not purchasing, acquiring or otherwise obtaining any right, title or interest in or to the Seller Marks and that Seller and its Affiliates (other than the Target Companies) are the exclusive owners of Seller Marks, and (a) neither Buyer nor any of its Affiliates (including, after the Closing, the Target Companies) will have any rights in or to the Seller Marks, (b) on the Closing Date, Buyer will (and will cause its Affiliates, including the Target Companies to) cease (and thereafter not use) the Seller Marks (including in the respective corporate or other legal names of the Target Companies) and (c) Buyer will not, and Buyer will cause its Affiliates and, after the Closing, the Target Companies to not (i) use, register or seek to use or register in any jurisdiction any of the Seller Marks or any other Marks confusingly similar thereto or (ii) contest the use, ownership, validity or enforceability of any rights of Seller or any of its Affiliates in or to any of the Seller Marks. (b) Each of Seller acknowledges and agrees that from and after the Closing, Seller are not retaining any right, title or interest in or to any of the trademarks or service marks included within the Company Owned Intellectual Property or Marks owned by Seller and used exclusively in the Business (the “Target Company Marks”) and that the Target Companies and 45 LEGAL02/39540989v11 their Affiliates, from and after the Closing, will be the exclusive owners of the Target Company Marks, and (a) from and after the Closing, Seller will not have any rights in or to the Target Company Marks, (b) no later than thirty (30) days after the Closing Date, Seller will (and will cause its Affiliates to) cease (and thereafter not use) the Target Company Marks (including in the respective corporate or other legal names of Seller or their Affiliates) and (c) from and after the Closing, Seller will not, and Seller will cause its Affiliates to not (i) use, register or seek to use or register in any jurisdiction any of the Target Company Marks or any other Marks confusingly similar thereto or (ii) contest the use, ownership, validity or enforceability of any rights of any Target Company or any of their respective Affiliates in or to any of the Target Company Marks. (c) Following the Closing, (i) with respect to Internet, website, social media, video channels, electronic signatures and other internal communication portals of the Target Companies, Buyer and the Target Companies will be permitted to use and display the Seller Marks for a period of thirty (30) days following the Closing Date, (ii) Buyer and the Target Companies will be permitted to sell-off or utilize, as applicable, existing inventory in stock or supplier works in process as of the Closing Date that either reference or display the Seller Marks in the ordinary course of business (for a period not to exceed six (6) months after the Closing Date), and (iii) Buyer and the Target Companies will be permitted to use or reference the Seller Marks upon the prior written authorization of Seller. Following the Closing, Buyer and the Target Companies shall use good faith efforts, subject to good operating practice and reasonable inventory management, to sell-off or utilize as promptly as practicable, as applicable, existing inventory in stock or supplier works in process as of the Closing Date that either reference or display the Seller Marks. (d) Seller, on behalf of itself and its Subsidiaries, hereby grants to the Target Companies an irrevocable, perpetual, fully paid, sublicenseable, worldwide, non-assignable (except as set forth in Section 11.05), non-exclusive license, solely for use in the business of the Target Companies as currently conducted (and natural evolutions thereof), in and to any Intellectual Property owned by Seller or any of its Subsidiaries (other than the Target Companies) used in the business of the Target Companies as currently conducted, excluding any and all Seller Marks and TSA Software. Section 7.09 Wrong Pockets. (a) If, after the Closing, Seller or its Affiliates (other than the Target Companies) receives any cash, checks, payment or other property solely related to the Business or that otherwise should have been received by a Target Company, Seller will promptly remit (or cause to be promptly remitted) the portion of such funds or other property solely related to the Business to the Target Companies or their designee(s). If, after the Closing, the Buyer or any of its Affiliates (including the Target Companies) receives any cash, checks, payment or other property not solely related to the Business or otherwise should have been received by Seller or their Affiliates (other than the Target Companies), the Buyer will promptly remit (or cause to be promptly remitted) the portion of such funds or other property not solely related to the Business to Seller or their designee(s). The parties agree to treat the ultimate recipient of any such funds as having received the payment ab initio for all applicable Tax purposes. (b) If, within twelve (12) months after the Closing Date, the Buyer or Seller identifies, as applicable, (i) any asset held by Seller or its Affiliates that was primarily related to 46 LEGAL02/39540989v11 the Business as of the Closing and/or during any portion of the period from September 30, 2019 and through the Closing or (ii) any asset held by the Target Companies that was not primarily related to the Business as of the Closing and/or during any portion of the period from September 30, 2019 and through the Closing (in each case, a “Wrong Pocket Asset”), such party must notify the other party. The parties acknowledge and agree that no assets or rights to be provided pursuant to the Transition Services Agreement will be deemed Wrong Pocket Assets. (c) As soon as reasonably practicable following the receipt of notification pursuant to Section 7.09(b): (i) if the Wrong Pocket Asset relates primarily to the Business as of the Closing and/or during any portion of the period from September 30, 2019 and through the Closing and is held by Seller or its Affiliates, Seller will transfer, or procure the transfer of, and the Buyer or its designee(s) will accept the transfer of, the applicable Wrong Pocket Asset to the Buyer or its designee(s); and (ii) if the Wrong Pocket Asset is held by a Target Company and is not primarily related to the Business as of the Closing and/or during any portion of the period from September 30, 2019 and through the Closing, then such Target Company will transfer, or procure the transfer of, and Seller will accept the transfer of, the applicable Wrong Pocket Asset to Seller or its designee(s), in any and all cases described in the foregoing clauses (i) and (ii), for no additional consideration. Seller will reimburse the Buyer or any of its Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred by the Buyer or any such Affiliate arising out of any such asset transfer. Section 7.10 Termination of Intercompany Agreements. Except as set forth on Schedule 7.10, each Target Company, on the one hand, and Seller, on behalf of itself and its controlled Affiliates (other than the Target Companies), on the other hand, hereby terminate any and all Contracts, intercompany balances, accounts payable or accounts receivable between or among any Target Company, on the one hand, and Seller and its controlled Affiliates (other than the Target Companies), on the other hand, effective without further action as of the Closing. Except as set forth on Schedule 7.10, no such Contract (including any provision thereof which purports to survive termination), intercompany balance, account payable or account receivable will be of any further force or effect after the Closing, and all parties thereto will be released from all Liabilities thereunder. Between the date hereof and the Closing, other than those Contracts set forth on Schedule 7.10, Seller and the Target Companies are hereby permitted to terminate any and all Contracts, intercompany balances, accounts payable or accounts receivable between or among any Target Company, on the one hand, and Seller and its controlled Affiliates (other than the Target Companies), on the other hand. Such intercompany payables and receivables as of immediately prior to the Closing will be netted against each other and the net balance will be a deemed dividend to Seller or, if applicable, contributed to the capital of the applicable Target Company, in either case without further action. Each party will, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing. Notwithstanding the foregoing, the provisions of this Section 7.10 will not apply to this Agreement and the Ancillary Agreements. Section 7.11 Assignment of Certain Rights and Obligations Under EIS Purchase Agreement. Effective as of the Closing, (a) Seller shall assign to Buyer all of its rights and interests under that certain Stock Purchase Agreement, dated as of August 15, 2019, by and among EIS, Inc., Genuine Parts Company and Seller (the “EIS Purchase Agreement”), solely as it relates to the Business, including under Section 6.2(c), Section 6.10, Section 6.13, Section 6.14, and Section 47 LEGAL02/39540989v11

6.15 of the EIS Purchase Agreement, and (b) Buyer shall assume and hold Seller harmless from all liabilities of Seller under the EIS Purchase Agreement that directly arise out of Buyer exercising, or taking actions with respect to, any such rights and interests under the EIS Purchase Agreement; provided, that Seller shall not assign, and Buyer shall not be entitled to any rights or interests, or the right to take any action(s), with respect to, any rights or interests of Seller with respect to any “Tax” under the EIS Purchase Agreement, except any rights or interests of Seller provided under Section 9.2, Section 10.1, Section 10.2, Section 10.3, of the EIS Purchase Agreement, and Buyer shall be subject to any limitations or obligations with respect thereto in the EIS Purchase Agreement (including under Section 10.7(a) (but solely to the extent any Tax refunds or overpayment credits are actually received by the Target Companies) and Section 10.7(b)) and solely as such rights or interests relate to the Business. Section 7.12 Occurrence-Based Insurance. Following the Closing, subject to the provisions of this Section 7.12, any Buyer Related Party may make an insurance claim (to the extent that coverage exists when such claim is made) for any event or Liabilities caused by, arising from or relating to the operation of the businesses of the Target Companies that occurred prior to Closing (each, a “Buyer Occurrence-Based Insurance Claim”) under the appropriate occurrence- based liability insurance policies of Seller, but solely relating to general liability, workers’ compensation, auto, excess liability, property, cargo and transit occurrence-based liability insurance policies (each a “Seller Occurrence-Based Insurance Policy”) that, subject to the terms and limitations of such Seller Occurrence-Based Insurance Policy, covered such Buyer Indemnified Party for such Buyer Occurrence-Based Insurance Claim at the time of such event; provided; that (a) such Buyer Occurrence-Based Insurance Claim will be made by such Buyer Related Party at the Buyer Related Party’s sole cost and expense and (b) such Buyer Related Party will be solely responsible and liable for, and Seller will have no obligation to repay or reimburse any Buyer Related Party for, any amounts incurred by any Buyer Related Party in connection with making any such Buyer Occurrence-Based Insurance Claim (including any legal, fees and investigation costs) and all deductibles and retentions and all uninsured, uncovered, unavailable or uncollectable amounts relating to or associated with such Buyer Occurrence-Based Insurance Claim. For the purpose of making such Buyer Occurrence-Based Insurance Claim, and upon the reasonable written request of such Buyer Related Party, Seller will use commercially reasonable efforts, at such Buyer Related Party’s sole out-of-pocket cost and expense, to cooperate with such Buyer Related Party by providing a copy of such Seller Occurrence-Based Insurance Policy and other information reasonably requested by such Buyer Related Party regarding such Seller Occurrence-Based Insurance Policy and making the claim on behalf of such Buyer Related Party if such Buyer Related Party is not entitled to make such claim directly under such Seller Occurrence-Based Insurance Policy. Seller, upon the request and at the sole out-of-pocket expense of Buyer, will use commercially reasonable efforts to assist Buyer in the collection of proceeds in respect of such claims and in the event Seller or any of its Affiliates receives insurance proceeds in respect of any such claims to which Buyer is entitled under this Section 7.12, Seller will promptly remit such proceeds to Buyer or its designee(s). Buyer will have the right to control the investigation, defense and settlement of claims submitted for the benefit of Buyer for coverage pursuant to this Section 7.12 at Buyer’s expense. Section 7.13 Confidentiality. 48 LEGAL02/39540989v11

(a) For a period commencing on the Closing Date and ending on the fifth anniversary thereof (the “Restricted Period”), Buyer and its Affiliates (together, the “Restricted Party”, including, for the avoidance of doubt, the Target Companies) shall not disclose any Seller Confidential Information of which the Restricted Party is aware or becomes aware prior to the Closing as a result of the negotiation and consummation of the transactions contemplated by this Agreement, whether or not such information is developed by the Restricted Party, except to the extent that such disclosure or use is reasonably required to enforce the Restricted Party’s rights or defend against claims under this Agreement or any Ancillary Agreement, or any other documents contemplated by this Agreement. The Restricted Party acknowledges that the Seller Confidential Information gives Seller a competitive advantage in the marketplace and that the Restricted Party shall take reasonably appropriate steps to safeguard the Seller Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The foregoing shall not, however, prohibit disclosure by the Restricted Party of Confidential Information that is required to be disclosed pursuant to any applicable Law or any order or to the extent necessary to comply with Law or any requirements of a Governmental Body, such as the filing of any Tax Return. (b) As used in this Section 7.13, the term “Seller Confidential Information” shall mean all information (whether or not specifically labeled or identified as “confidential”) in any form or medium of a confidential, non-public or proprietary nature to the extent primarily relating to Seller or its businesses (excluding the Tekra Business and the Trient Business), including but not limited to, contemplated new products and services, historical or projected financial results, products, services or research or development of Seller or its suppliers, distributors, customers, independent contractors or other business relations. Seller Confidential Information will include, to the extent primarily relating to Seller or its businesses (excluding the Tekra Business and the Trient Business), all information that is (x) related to Seller’s current or potential business and (y) is not generally or publicly known. Seller Confidential Information includes, but is not limited to, the following, to the extent primarily relating to Seller or its businesses (excluding the Tekra Business and the Trient Business): (i) historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, risk management practices, negotiation strategies and practices and accounting and business methods; (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, Seller’s employees (including personnel files and other information), customers, suppliers, distributors, independent contractors or other business relations and their confidential information; (iii) trade secrets, technology, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, flow charts, documentation, models, algorithms, data and data bases relating thereto; (iv) computer software, including operating systems, applications and program listings; (v) inventions, innovations, ideas, devices, improvements, developments, methods, processes, designs, analyses, drawings, photographs, reports and all similar or related information (whether or not patentable and whether or not reduced to practice); (vi) copyrightable works; (vii) all other Intellectual Property of every kind and description; and (viii) all similar and related information in whatever form. Seller Confidential Information does not include information, if any, that (A) is or becomes generally available to the public in a manner other than as a result of a disclosure by the Restricted Party or its representatives; (B) is or becomes generally known in Seller’s industry in a manner other than as a result of a disclosure by the Restricted Party or its 49 LEGAL02/39540989v11

representatives; (C) was available to the Restricted Party on a non-confidential basis prior to its disclosure to the Restricted Party by Seller; (D) becomes available to the Restricted Party on a non-confidential basis from a source other than Seller, provided that such source (to the Restricted Party’s knowledge) was not bound by or subject to a confidentiality agreement with Seller or a confidentiality obligation to Seller with respect to such information; (E) was independently developed by the Restricted Party or its representatives without reference to the Seller Confidential Information; (F) is relating to the business conducted by the Restricted Party and its Subsidiaries; or (G) consists of general commentary regarding the conduct of Seller’s business and operations based on experience in the industry in which Seller operates. ARTICLE VIII TERMINATION Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of Buyer and Seller; (b) by Buyer, if there has been a material violation or breach by the Target Companies or Seller of any covenant, agreement, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such violation or breach is incapable of being cured prior to the End Date or has not been waived by Buyer or, in the case of a covenant or agreement breach, cured by the Target Companies or Seller, as applicable, within 10 days after written notice thereof from Buyer; provided, that the right to terminate this Agreement pursuant to this Section 8.01(b) will not be available to Buyer if it is then in breach of any representations, warranties, covenants or agreements contained in this Agreement so as to cause the conditions to Closing set forth in Sections 2.03(a) or 2.03(b) not to be satisfied at such time; (c) by Seller, (i) if there has been a material violation or breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Target Companies and Seller at the Closing and such violation or breach is incapable of being cured prior to the End Date or has not been waived by Seller or, in the case of a covenant or agreement breach, cured by Buyer within 10 days after written notice thereof by Seller (provided that neither a breach by Buyer of Section 5.08 nor the failure to deliver the full consideration payable pursuant to Article I under this Agreement at the Closing as required hereunder will be subject to cure hereunder unless otherwise agreed to in writing by Seller) or (ii) the Closing has not occurred within two Business Days of the Scheduled Closing Date; provided, that the right to terminate this Agreement pursuant to this Section 8.01(c) will not be available to Seller if Seller or the Target Companies are then in breach of any representations, warranties, covenants or agreements contained in this Agreement so as to cause the conditions to Closing set forth in Sections 2.02(a) or 2.02(b) not to be satisfied at such time; or (d) by either Buyer or Seller if the transactions contemplated hereby have not been consummated by 5:00 P.M. Eastern time on April 15, 2020 (the “End Date”); provided that neither Buyer nor Seller will be entitled to terminate this Agreement pursuant to this Section 50 LEGAL02/39540989v11

8.01(d) if such Person’s willful breach or willful failure to comply with such Person’s obligations under this Agreement has prevented the consummation of the transactions contemplated hereby. Section 8.02 Effect of Termination. In the event of the termination of this Agreement by either Buyer or Seller as provided above, the provisions of this Agreement will immediately become void and of no further force or effect (other than this Section 8.02 and Article XI hereof which will survive the termination of this Agreement in accordance with their terms; provided, however, that the confidentiality agreement, dated October 15, 2019, by and between the Guarantor and Robert W. Baird & Co. Incorporated, as agent for the Target Companies (the “Confidentiality Agreement”), will survive the termination of this Agreement for a period of five years following the date of such termination (and, notwithstanding anything contained in this Agreement or the Confidentiality Agreement to the contrary, the Confidentiality Agreement term will be automatically amended to be extended for such additional five year period)), and there will be no Liability on the part of any of the parties to one another; provided, however, that the termination of this Agreement will not relieve any party from any Liability incurred or suffered by any other party as a result of any willful breach or willful failure to perform any covenants or agreements set forth in this Agreement occurring prior to the termination of this Agreement and, in addition, in the event of any termination of this Agreement and a related action for such willful breach or willful failure, the prevailing party or parties will be reimbursed by the other party or parties to the action for reasonable and documented out-of-pocket attorneys’ fees and expenses relating to such action. Nothing in this Article VIII will be deemed to impair the right of any party to compel specific performance by another party of its obligations under this Agreement. Any claim which the Target Companies or Seller may have in connection with a termination of this Agreement will be enforceable by the Target Companies or Seller for the benefit of all such Persons. ARTICLE IX ADDITIONAL COVENANTS AND AGREEMENTS Section 9.01 Survival. The representations and warranties contained in Article III, Article IV, and Article V (other than the Fundamental Representations and the Tax Representations) and any certificate delivered pursuant to Section 2.02 or Section 2.03 will survive the Closing and will terminate and be of no further force and effect on the date that is 12 months after the Closing Date. The Fundamental Representations and the Tax Representations will survive the Closing and will terminate and be of no further force and effect on the date that is 36 months after the Closing Date. The covenants and agreements contained in this Agreement that contemplate performance at or prior to the Closing will terminate on the Closing Date (and no claim for indemnification may be made therefor), and the covenants and agreements contained in this Agreement that require performance after the Closing will survive the Closing in accordance with the terms thereof and until performance is completed; provided that the covenant and agreement set forth in Section 9.02(a)(iii) will terminate and be of no further force and effect on the date that is the earlier of (i) five years after the Closing Date and (ii) 60 days after the expiration of the relevant statute of limitations for the underlying Tax Liability at issue. Subject to Section 9.04, no claim for indemnification hereunder for breach of any such representations, warranties, covenants, or agreements may be made after the expiration of such applicable survival period. 51 LEGAL02/39540989v11

Section 9.02 Indemnification for the Benefit of the Buyer Related Parties. (a) From and after the Closing (but subject to the terms and conditions of this Article IX), the Buyer Related Parties will be indemnified in respect of any actual and reasonable out-of-pocket loss (hereinafter individually a “Loss” and collectively “Losses”) suffered or incurred by any such Buyer Related Party to the extent such Loss directly results from (i) any breach of any representation or warranty of Seller or the Target Companies contained in Article III or Article IV or in any certificate delivered pursuant to Section 2.02, (ii) any breach of any covenant or agreement of Seller contained in this Agreement requiring performance by Seller after the Closing (the “Post-Closing Covenants”), or (iii) Indemnified Taxes. (b) Notwithstanding anything to the contrary set forth in this Agreement, even if a Buyer Related Party would otherwise be entitled to recover a Loss pursuant to this Agreement: (i) no Buyer Related Party will be entitled to any indemnification under Section 9.02(a)(i) for a Loss if, with respect to any individual item (or group of related items) of Loss, such item is less than $25,000 (a “Minor Claim”); provided, that this Section 9.02(b)(i) will not apply to any breach of any Fundamental Representation or Tax Representation; (ii) no Buyer Related Party will be entitled to any indemnification under Section 9.02(a)(i) unless the aggregate amount of all Losses (excluding Minor Claims) relating to a breach of any representation or warranty of the Target Companies or Seller contained in this Agreement or in any certificate delivered pursuant to Section 2.02 would exceed, on a cumulative basis, an amount equal to $500,000 (the “Deductible”), and then only to the extent such Losses exceed the Deductible; provided, however, that this Section 9.02(b)(ii) will not apply to any breach of any Fundamental Representation or Tax Representation; (iii) the aggregate amount of all Losses for which the Buyer Related Parties will be entitled to indemnification under Section 9.02(a)(i) will not exceed $500,000; provided, that this Section 9.02(b)(iii) will not apply to any breach of any Fundamental Representation or Tax Representation; (iv) the aggregate amount of all Losses for which the Buyer Related Parties will be entitled to indemnification under Section 9.02(a)(i) will not exceed $750,000; (v) the aggregate amount of all Losses for which the Buyer Related Parties will be entitled to indemnification under Section 9.02(a)(iii) will not exceed $16,000,000; and (vi) the aggregate amount of all Losses for which the Buyer Related Parties will be entitled to indemnification under Section 9.02(a) will not exceed an amount equal to the Final Purchase Price. 52 LEGAL02/39540989v11

(c) From and after the Closing (but subject to the terms and conditions of this Article IX), any indemnification or other claims of the Buyer Related Parties will (i) first be paid from funds available in the Indemnity Escrow Account and (ii) thereafter will be paid by Seller. (d) Notwithstanding any other provision of this Agreement to the contrary, Seller will have no obligation to indemnify any of the Buyer Related Parties from and against any Taxes of any Person (i) for any Post-Closing Tax Period (or any other Losses directly related to any such Taxes), other than Taxes that result from a breach of Section 4.13(i) or (ii) that are attributable to (A) any transaction occurring on the Closing Date after the Closing, (B) any taxable income or gain recognized by the Target Companies that is attributable to the transactions contemplated by this Agreement (including, the manner in which Buyer finances such transactions, but excluding the settlement of Contracts, intercompany balances, accounts receivable or accounts payable pursuant to Section 7.10), or (C) the unavailability in any taxable period (or portion hereof) beginning after the Closing Date of any net operating losses, credits or other Tax attribute from a taxable period (or portion thereof) ending on or prior to the Closing Date. (e) Notwithstanding anything to the contrary contained in this Agreement, for purposes of determining whether there has been a breach and the amount of any Losses that are the subject matter of a claim pursuant to Section 9.02(a)(i) or Section 9.03(a)(i), each such representation and warranty shall be read without regard to and without giving effect to any Qualification contained in such representation or warranty (as if such Qualification were deleted from such representation or warranty). (f) All payments under this Section 9.02 will be treated by the parties as an adjustment to the proceeds received by Seller pursuant to Article I. The parties agree that the Indemnity Escrow Account will be treated as a contingent installment obligation for United States federal and all applicable United States state and local income Tax purposes, and that Buyer will be obligated to report all income, if any, that is earned on, or derived from, the Indemnity Escrow Account as income of Buyer in the taxable year or years in which such income is properly includible, and will be obligated to pay any Taxes attributable thereto. Each of the parties will file all Tax Returns in a manner consistent with the foregoing. Section 9.03 Indemnification for the Benefit of the Seller Related Parties. From and after the Closing (but subject to the provisions of this Article IX), Buyer will indemnify the Seller Related Parties against and hold them harmless from any Losses suffered or incurred by the Seller Related Parties to the extent such Loss directly results from (i) any breach of any representation or warranty of Buyer set forth in Article V or (ii) any breach of any covenant or agreement of Buyer or the Target Companies contained in this Agreement requiring performance by Buyer or the Target Companies after the Closing. All payments under this Section 9.03 will be treated by the parties as an adjustment to the proceeds received by Seller pursuant to Article I. Any indemnification of the Seller Related Parties pursuant to this Section 9.03 will be effected by wire transfer of immediately available funds to the account or accounts and in the amounts designated by Seller in writing. (a) Notwithstanding anything to the contrary set forth in this Agreement, even if a Seller Related Party would otherwise be entitled to recover a Loss pursuant to this Agreement: 53 LEGAL02/39540989v11

(i) no Seller Related Party will be entitled to any indemnification under Section 9.03(i) for a Loss if it is a Minor Claim; provided, that this Section 9.03(a)(i) will not apply to any breach of any Buyer Fundamental Representation; (ii) no Seller Related Party will be entitled to any indemnification under Section 9.03(i) unless the aggregate amount of all Losses (excluding Minor Claims) relating to a breach of any representation or warranty of Buyer contained in this Agreement would exceed, on a cumulative basis, an amount equal to the Deductible, and then only to the extent such Losses exceed the Deductible; provided, however, that this Section 9.03(a)(ii) will not apply to any breach of any Buyer Fundamental Representation; (iii) the aggregate amount of all Losses for which the Seller Related Parties will be entitled to indemnification under Section 9.03(i) will not exceed $500,000; provided, that this Section 9.03(a)(iii) will not apply to any breach of any Buyer Fundamental Representation; (iv) the aggregate amount of all Losses for which the Seller Related Parties will be entitled to indemnification under Section 9.03(i) will not exceed $750,000; and (b) the aggregate amount of all Losses for which the Seller Related Parties will be entitled to indemnification under Section 9.03 will not exceed an amount equal to the Final Purchase Price. Section 9.04 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto in respect of a breach of representation, warranty, covenant, or agreement will terminate on the applicable survival termination date (as set forth in Section 9.01), unless, with respect to a representation, warranty, covenant, or agreement that terminates following the Closing Date, an Indemnified Party has incurred a Loss prior to such applicable survival termination date and made a proper claim for indemnification pursuant to Section 9.02 or Section 9.03, subject to the terms and conditions of this Article IX (including application of Alternative Arrangements as required by Section 9.07(a)), prior to such termination date, as applicable, including by delivering a written notice (stating in reasonable detail to the extent known by the Indemnified Party the amount of the Losses and details of and the method of computation thereof, the nature of, and factual and legal basis for, any such claim for indemnification, and the provisions of this Agreement upon which such claim for indemnification is made) to the Indemnifying Party. If an Indemnified Party has made a proper claim for indemnification pursuant to this Article IX prior to such termination date, then such claim for such Loss incurred (and after giving effect to any reductions for Alternative Arrangements pursuant to Section 9.07(a)), and only such claim for such Loss as reduced after giving effect to such reductions incurred, if then unresolved, will not be extinguished by the passage of the deadlines set forth in Section 9.01 (notwithstanding any potential expiration of any applicable statute of limitations). Section 9.05 Procedures Relating to Indemnification. (a) Except with regards to Tax Proceedings, which for the avoidance of doubt, shall be governed by the provisions of Section 9.09(g), in order for any Buyer Related Party 54 LEGAL02/39540989v11

(in such capacity, the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of a claim or demand made by any Person against the Indemnified Party (a “Third-Party Claim”), such Indemnified Party must notify the indemnifying party (the “Indemnifying Party”) in writing, describing in reasonable detail the facts giving rise to such Third-Party Claim and the amount or method of computation of the amount of such Third-Party Claim (if known), of the Third-Party Claim as promptly as reasonably possible after receipt, but in no event later than 30 days after receipt, by such Indemnified Party of notice of the Third-Party Claim; provided that failure to give such notification on a timely basis will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been materially and adversely prejudiced as a result of such failure. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within five days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim and such other information with respect thereto as the Indemnifying Party may reasonably request. (b) Except with regards to Tax Proceedings, which for the avoidance of doubt, shall be governed by the provisions of Section 9.09(g), any Indemnifying Party will be entitled to participate in the defense of a Third-Party Claim at such Indemnifying Party’s expense, and at its option will be entitled to assume the defense thereof, upon written notice to the Indemnified Party (except that the defense or prosecution of such claim shall be tendered to the insurance carrier of the R&W Insurance Policy if such carrier has assumed the defense thereof under the R&W Insurance Policy), by appointing its own counsel to be the lead counsel in connection with such defense, which counsel shall be reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party will be entitled to participate in the defense of such Third-Party Claim and to employ counsel of its choice for such purpose (it being understood that the fees and expenses of such separate counsel will be borne solely by the Indemnified Party). Such written notice to assume the defense of any Third-Party Claim will include a certification that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to or caused by such Third-Party Claim (subject to the limitations in this Article IX); provided that, the Indemnifying Party will not be entitled to assume the defense (and continue the defense) (i) unless the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against such Third-Party Claim, (ii) unless such Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) if such Third-Party Claim involves a criminal or quasi criminal proceeding, action, indictment, allegation or investigation, (iv) if the settlement of, or any adverse order with respect to, such Third-Party Claim is, in the good faith judgment of the Indemnified Party, likely to establish a precedent custom or practice materially adverse to the continuing business interests of the Indemnified Party, (v) if such Third Party Claim is related to an existing customer or supplier of the Business, (vi) if such Third Party Claim involves any allegations that could adversely affect Buyer's ownership or other rights in and to the Company Owned Intellectual Property, and (vii) unless the Indemnifying Party conducts the defense of such Third-Party Claim actively and diligently in accordance with the advice of such Indemnifying Party’s legal counsel. Notwithstanding the foregoing, 55 LEGAL02/39540989v11 with respect to any Third-Party Claim for which the Buyer Related Parties are seeking indemnification hereunder, if, based on the limitations in this Article IX, the applicable Buyer Related Party reasonably determines that the potential Losses associated with such Third-Party Claim would be borne to a greater extent by the Buyer Related Parties (including as a result of a claim made pursuant to the R&W Insurance Policy) than by Seller, then Seller will not be entitled to assume the defense or continue the defense of such Third-Party Claim. (c) If the Indemnifying Party assumes the defense of any such Third-Party Claim then the Indemnifying Party will be entitled to settle such Third-Party Claim; provided that the Indemnifying Party will obtain the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a Third-Party Claim if, (A) (i) such settlement does not contain a full and unconditional release of the Indemnified Parties and their Affiliates from all liabilities and obligations with respect to such Third-Party Claim (except for payments that would be required to be paid by Buyer representing the Deductible) (ii) such settlement does not include a reasonable confidentiality obligation by the third-party claimant of the terms of the settlement, (iii) the Indemnified Party is not an express third-party beneficiary of the settlement agreement, entitled to enforce such settlement agreement or (iv) the consent of the carrier of the R&W Insurance Policy is required under the terms of the R&W Insurance Policy, or (B) would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party, (ii) a finding or admission or a violation of Law or violation of the rights of any Person by the Indemnified Party, (iii) a finding or admission that would have an adverse effect on other claims made or threatened against the Indemnified Party or the businesses of the Indemnified Parties, or (iv) any monetary liability of the Indemnified Party that will not be promptly paid or reimbursed by the Indemnifying Party (except for payments that would be required to be paid by Buyer representing the Deductible). (d) If the Indemnifying Party assumes the defense of any Third-Party Claim, all the parties will reasonably cooperate with the Indemnifying Party in such defense. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third-Party Claim, and making employees and other representatives and advisors available on a mutually convenient basis (and during normal business hours at reasonable locations) to provide additional information and explanation of any information provided hereunder. Whether or not Seller will have assumed the defense of a Third-Party Claim hereunder, no Buyer Related Party will admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim hereunder without the prior written consent of Seller (which consent will not be unreasonably withheld, conditioned or delayed), or pursuant to the R&W Insurance Policy, if applicable. The consent of Seller is required for any act on behalf of the Indemnifying Parties in the case of all Third-Party Claims with respect to which any Buyer Related Party is seeking indemnification pursuant to Section 9.02. 56 LEGAL02/39540989v11

(e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third-Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party will deliver notice of such claim to the Indemnifying Party, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, will not release the Indemnifying Party from any of its obligations under this Article X except to the extent that the Indemnifying Party is materially and adversely prejudiced by such failure. The Indemnified Party will reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will including providing, in each case during normal business hours at reasonable locations, reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing assistance with respect to such matters to the extent reasonably requested by the Indemnifying Party. Section 9.06 Mitigation. Any Indemnified Party that becomes aware of a Loss for which it seeks indemnification under this Article IX will, solely to the extent required by applicable Law, be required to use commercially reasonable efforts to mitigate such Loss; provided that no party shall be required to institute any Proceeding against any third-party. Section 9.07 Determination of Loss Amount. (a) The amount of any Losses subject to indemnification under Section 9.02 and Section 9.03 will be calculated net of any amounts actually recovered in cash by any Indemnified Party or any of such Indemnified Party’s Affiliates under or pursuant to any insurance policy (excluding any recovery received under the R&W Insurance Policy), title insurance policy, indemnity, reimbursement arrangement or contract pursuant to or under which such Indemnified Party or such Indemnified Party’s Affiliates is a party or has rights, net of any deductible amounts, costs of collection or recovery, increases in premiums and reasonable and documented out-of-pocket expenses related thereto (collectively, “Alternative Arrangements”). Without limiting the foregoing, the Buyer Related Parties will have no right to assert any claims, and the Buyer Related Parties will not be entitled to indemnification, with respect to any Losses that are covered by an Alternative Arrangement or would have been covered by an Alternative Arrangement had the Buyer Related Parties maintained for their benefit and the benefit of the Target Companies the same rights or coverage under an Alternative Arrangement following the Closing that was in effect for the Target Companies immediately prior to the Closing. The Indemnified Party will use its commercially reasonable efforts to seek full recovery under all Alternative Arrangements covering any Loss to the same extent as such Indemnified Party would if such Loss were not subject to indemnification hereunder. In the event that a recovery is made under an Alternative Arrangement (excluding the R&W Insurance Policy) by any Indemnified Party with respect to any Loss for which such Indemnified Party has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery net of collection costs and net of any portion of the Loss borne by the 57 LEGAL02/39540989v11

Indemnified Party (but not to exceed the amount previously indemnified by the Indemnifying Party) will be made promptly to the Indemnifying Party. (b) No Buyer Related Party will be entitled to any indemnification under this Article IX to the extent (i) such matter was taken into account in determining the Final Purchase Price pursuant to Section 1.02, or (ii) a Buyer Related Party has been otherwise compensated for such matter pursuant to this Agreement. Section 9.08 Exclusive Remedy. (a) Buyer acknowledges and agrees that, from and after the Closing, excluding (i) claims for equitable relief as expressly set forth in this Agreement or (ii) any post- Closing adjustment to the Purchase Price pursuant to Section 1.02, Buyer Related Parties’ sole and exclusive remedy with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement or the transactions contemplated hereby, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, will be for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement) to the extent a claim may be made pursuant to the provisions set forth in this Article IX and the Buyer Related Parties will have no other remedy or recourse with respect to any of the foregoing other than pursuant to, and subject to the terms and conditions of, Section 9.02. Notwithstanding the foregoing, this Section 9.08(a) does not limit the Buyer Related Parties’ right to enforce any of the Ancillary Agreements or the Restrictive Covenant Agreements in accordance with their respective terms. (b) The parties hereto agree that the provisions in this Agreement relating to indemnification, and the limits imposed on Buyer’s remedies with respect to this Agreement and the transactions contemplated hereby were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to Seller hereunder. (c) Effective as of the Closing, Seller, on behalf of itself and its Affiliates, successors and assigns (collectively, the “Seller Releasors”), hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, Buyer, the Target Companies and their Affiliates and each of their respective past, present or future officers, managers, directors, stockholders, partners, members, Affiliates, employees, counsel and agents (each, a “Buyer Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, losses, liabilities, judgments, debts, dues and suits of every kind, nature and description whatsoever, in law or in equity, which such Seller Releasor or its heirs, legal representatives, successors or assigns ever had, now has or may in the future have on or by reason of any matter, cause or thing whatsoever prior to the Closing. Notwithstanding anything contained in this Section 9.08(c) to the contrary, the releases set forth in this Section 9.08(c) shall not affect or release the obligations of Buyer, the Target Companies or their respective Affiliates under this Agreement, the Confidentiality Agreement, any other Ancillary Agreement or any of the Internal Reorganization Documents. Each Seller Releasor covenants and agrees not to, nor shall any Seller Releasor cause its respective Affiliates to, assert any such claim against any Buyer Releasee. 58 LEGAL02/39540989v11

(d) Effective as of the Closing, the Buyer, on behalf of itself and its Affiliates (including the Target Companies), successors and assigns (collectively, the “Buyer Releasors”), hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, Seller and its Affiliates and each of their respective past, present or future officers, managers, directors, stockholders, partners, members, Affiliates, employees, counsel and agents (each, a “Seller Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, losses, liabilities, judgments, debts, dues and suits of every kind, nature and description whatsoever, in law or in equity, which such Buyer Releasor or its heirs, legal representatives, successors or assigns ever had, now has or may in the future have on or by reason of any matter, cause or thing whatsoever prior to the Closing. Notwithstanding anything contained in this Section 9.08(d) to the contrary, the releases set forth in this Section 9.08(d) shall not affect or release the obligations of Seller under this Agreement, the Confidentiality Agreement, any other Ancillary Agreements, the Restrictive Covenant Agreements or the Internal Reorganization Documents. Each Buyer Releasor covenants and agrees not to, nor shall any Buyer Releasor cause its respective Affiliates to, assert any such claim against any Seller Releasee. (e) Nothing in this Section 9.08 will limit any claim for Fraud. Section 9.09 Tax Matters. (a) Responsibility for Filing Tax Returns. (i) Buyer will, at its own cost, prepare or cause to be prepared, and timely file or cause to be timely filed, all Tax Returns for the Target Companies for any Pre-Closing Tax Period or Straddle Period the due date of which (taking into account extensions of time to file) is after the Closing Date but, for any such Tax Return with respect to a Pre-Closing Tax Period, only if not filed prior to Closing. Buyer will timely pay, or cause to be timely paid, any amount shown as due on such Tax Returns. All such Tax Returns that are with respect to Pre-Closing Tax Periods will be prepared in a manner consistent with the past custom and practice of the Target Companies, except as otherwise required by a change in applicable Law; provided that, with respect to the preparation and filing of the Tax Returns under this Section 9.09(a)(i) with respect to Income Taxes, (A) such Tax Returns will reflect all applicable Tax deductions for Transaction Tax Deductions in the Pre-Closing Tax Period so long as such Transaction Tax Deductions are “more likely than not” deductible (or deductible at a higher confidence level) in the Pre- Closing Tax Period of the Target Companies and, for that purpose, the parties hereto agree that the safe-harbor election of Rev. Proc. 2011-29 will be made with respect to any Transaction Tax Deduction that is a success-based fee, (B) any financing or refinancing arrangements entered into at any time by or at the direction of Buyer or its Affiliates or any other transactions entered into by or at the direction of Buyer or its Affiliates in connection with the transactions contemplated hereby will not be taken into account in the Pre-Closing Tax Period and (C) any items of income, gain, loss and deduction attributable to transactions outside the ordinary course of business on the Closing Date after the time of the Closing will not be taken into account in the Pre-Closing Tax Period. Buyer will 59 LEGAL02/39540989v11 not, and will not permit the Target Companies or any of its Subsidiaries to, waive any carryback of any net operating loss, capital loss or credit on any such Tax Return. At least 30 days prior to the date on which each Tax Return is due, Buyer will submit such Tax Return to Seller for Seller’s review and comment, and (x) Buyer shall incorporate any such comments that are with respect to any Tax Return for a Pre-Closing Tax Period (other than a Straddle Period), and (y) Buyer shall reasonably consider in good faith any such comments that are with respect to any Tax Return for a Straddle Period; provided that, with respect to any Tax Return for which indemnification may reasonably be claimed by Buyer Related Parties against Seller hereunder, Seller shall have a right to review and approve any such Tax Returns (which approval shall not be unreasonably withheld, conditioned or delayed). (ii) For the portion of the day of the Closing after the time of Closing, other than the transactions expressly contemplated hereby, Buyer will cause the Target Companies to carry on their business only in the ordinary course in the same manner as heretofore conducted and will not convert or otherwise change the form of any of the Target Companies under applicable state, local or foreign law. The Target Companies will elect with the relevant Taxing Authority to treat for all purposes the Closing Date as the last day of a taxable period of the Target Companies. The parties agree that Buyer and its Affiliates and the Target Companies (x) will not make an election under Treasury Regulation §1.1502- 76(b)(2)(ii)(D) to ratably allocate items (or make any similar election or ratably allocate items under any corresponding or equivalent provision of state, local or foreign law) and (y) will not apply the “next day” rule of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any corresponding or equivalent provision of state, local or foreign law) with respect to any of the Transaction Tax Deductions. (b) Books and Records; Cooperation. Without limiting Section 9.10, Buyer and Seller will, and will cause their respective representatives to, cooperate fully, as and to the extent reasonably requested by the other party, and shall specifically (i) provide the other party and their representatives with such assistance as may be reasonably requested in connection with the preparation and review of any Tax Return or any audit or other examination by any Taxing Authority or judicial or administrative proceeding relating to Taxes with respect to any Target Company for a Pre-Closing Tax Period, including to make any Push-Out Elections, and (ii) retain and provide the other party and their representatives with reasonable access to all records or information that may be relevant to any Tax Proceeding. (c) Transfer Taxes. Buyer will pay, and will indemnify and hold Seller harmless against, any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar Tax imposed on any Target Company or Seller as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), and any penalties, interest or additions to Tax with respect to the Transfer Taxes. Seller agrees to cooperate with Buyer in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in its possession that is reasonably necessary to complete such returns. (d) [Reserved] 60 LEGAL02/39540989v11

(e) Post-Closing Tax Matters. Buyer will not cause or permit the Target Companies or any of their Affiliates to (i) file or amend or otherwise modify any Tax Return that relates in whole or in part to any Pre-Closing Tax Period (other than to file Tax Returns in accordance with Section 9.09(a)), (ii) make or change any election or accounting method or practice with respect to, or that has retroactive effect to, any Pre-Closing Tax Period, (iii) voluntarily approach any Taxing Authority (including with respect to any voluntary disclosure agreement or similar process) with respect to any Pre-Closing Tax Period or Taxes attributable to a Pre-Closing Tax Period or (iv) extend or waive the statute of limitations or other period for the assessment of any Tax with respect to any Pre-Closing Tax Period. (f) Straddle Period Allocation. To the extent it is necessary for purposes of this Agreement to determine the allocation of Taxes among a Straddle Period, the amount of any Taxes based on or measured by income, receipts, payroll or sales of the Target Companies for the Pre-Closing Tax Period will be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass through entity in which any Target Company holds a beneficial interest will be deemed to terminate at such time) and the amount of other Taxes of the Target Companies for a Straddle Period that relates to the Pre-Closing Tax Period will be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. (g) Tax Proceedings. After the Closing, the Target Companies and Buyer will promptly notify Seller in writing upon receiving notice from any Taxing Authority of the commencement of any claim, audit, examination, or administrative or court proceeding relating to any audits or assessments or other disputes regarding any Taxes or any Tax Return filed by any of the Target Companies with respect to a Pre-Closing Tax Period if Seller would reasonably be expected to have an indemnification obligation under this Agreement with respect thereto (a “Tax Proceeding”). Seller may elect to control and assume the defense of all proceedings in connection with any Tax Proceeding; provided, that Seller shall keep Buyer reasonably informed of the status of any such Tax Proceeding, defend any such Tax Proceeding as if it were the only party in interest with respect to such Tax Proceeding, and will not consent to the entry of any judgment, or settle, compromise or discharge any such Tax Proceeding, without the prior written consent of Buyer (which will not be unreasonably withheld, conditioned or delayed). If Seller elects not to control such Tax Proceeding pursuant to the preceding sentence, Buyer shall keep Seller reasonably informed of the status of any such Tax Proceeding, defend any such Tax Proceeding as if it were the only party in interest with respect to such Tax Proceeding, and will not consent to the entry of any judgment, or settle, compromise or discharge any such Tax Proceeding without the prior written consent of Seller (which will not be unreasonably withheld, conditioned or delayed). (h) Tax Treatment; Allocation of Purchase Price. The parties agree to treat the acquisition of the Acquired Equity pursuant to this Agreement as a taxable purchase of assets (and assumption of applicable liabilities) for U.S. federal and applicable state and local income tax purposes. The Purchase Price (and any adjustments thereto in accordance with this Agreement), the relevant portion of liabilities of the Target Companies and any other amounts treated as consideration deemed to be transferred by Seller will be allocated among the assets of 61 LEGAL02/39540989v11 each Target Company, as applicable, pursuant to Code Section 1060 and applicable Treasury Regulations in accordance with the allocation principles set forth on Schedule 9.09(h). None of the parties hereto, nor any of their respective Affiliates, will take any position (whether in financial statements, audits or litigation, Tax Returns or otherwise) which is inconsistent with the foregoing (including Schedule 9.09(h)) unless required to do so by a final “determination” within the meaning of Code Section 1313(a). Section 9.10 Further Assurances. From time to time, as and when requested by any party hereto and at such requesting party’s expense, any other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement. ARTICLE X DEFINITIONS Section 10.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, will have the respective meanings set forth herein: “Acquired Equity” has the meaning set forth in the recitals to this Agreement. “Acquisition Proposal” means, other than the transactions contemplated hereby, any bona fide inquiry, proposal or offer for (a) any sale, lease, license, exchange, transfer or other disposition of all or substantially all of the assets or business of the Target Companies to any Person or group of related Persons (other than current equityholders of Seller), taken as a whole, whether by merger, consolidation, business combination, stock or asset sale, disposition, similar transaction or otherwise, other than the sale of their respective products or services in the ordinary course of business, or (b) any acquisition, whether by tender offer, share exchange, merger or in any other manner, by any Person or group of related Persons (other than current direct or indirect equityholders of Seller), in one or a series of related transactions, of more than 50% of the total equity securities (determined by either total voting power or fair market value) of Seller or the Target Companies. “Adjustment Escrow Account” means the account established by the Escrow and Paying Agent to hold the Adjustment Escrow Funds pursuant to the terms of the Escrow and Paying Agent Agreement. “Adjustment Escrow Amount” means $1,000,000. “Adjustment Escrow Funds” means, as of any date of determination, the excess (if any) of the Adjustment Escrow Amount (disregarding any interest accrued on the Adjustment Escrow Amount) minus the sum of all distributions and other payments to any Person from the Adjustment Escrow Account paid pursuant to the terms of the Escrow and Paying Agent Agreement on or prior to such date of determination. 62 LEGAL02/39540989v11

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. “Agreed Accounting Principles” means (i) with respect to the calculation of Cash, GAAP, and to the extent consistent with GAAP, using the same accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies used in the Latest Balance Sheet, and (ii) with respect to the calculation of Net Working Capital, GAAP using the same accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies set forth on Schedule 10.01(a). “Agreement” has the meaning set forth in the preamble to this Agreement. “Alternative Arrangements” has the meaning set forth in Section 9.07(a). “Ancillary Agreements” means the Transition Services Agreement, the Escrow and Paying Agent Agreement, and all other instruments, certificates and documents executed and delivered pursuant to Section 2.02 or Section 2.03. “Antitrust Laws” means all United States federal and state, and any foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the HSR Act. “Arbiter” has the meaning set forth in Section 1.02(d). “Audax” means Audax Management Company, LLC, a Delaware limited liability company. “Budget Act” means the Bipartisan Budget Act of 2015. “Business” means, collectively, the Tekra Business and the Trient Business. “Business Day” means any day other than a Saturday, Sunday or a day on which banks in Boston, Massachusetts or Chicago, Illinois are not open for business. “Business Employees” means all individuals employed by either Target Company on the Closing Date (including those on vacation, or on an approved leave of absence, disability (short- term or long-term) or other approved absence with the legal right to return to employment). “Buyer” has the meaning set forth in the preamble to this Agreement. “Buyer Fundamental Representations” means the representations and warranties set forth in Section 5.01 (Organization and Power), Section 5.02 (Authorization; Valid and Binding Agreement), Section 4.03 (Capitalization), and Section 5.06 (Brokerage). “Buyer Health Plans” has the meaning set forth in Section 7.02(b). 63 LEGAL02/39540989v11

“Buyer Plan” has the meaning set forth in Section 7.02(b). “Buyer Occurrence-Based Insurance Claim” has the meaning set forth in Section 7.12. “Buyer Related Parties” means, collectively, Buyer, its Affiliates, and their respective directors, officers, employees, owners, advisors, and representatives. “Buyer Releasee” has the meaning set forth in Section 9.08(d). “Buyer Releasor” has the meaning set forth in Section 9.08(c). “Buyer’s Representatives” has the meaning set forth in Section 6.05. “Cash” means, as of 12:01 A.M. Eastern time on the Closing Date (but before taking into account the consummation of the transactions contemplated hereby), all cash, all cash equivalents, and marketable securities, but excluding any restricted cash (including all cash posted to support letters of credit, performance bonds or other similar obligations) or deposits with third parties (including landlords) of the Target Companies, in each case determined in accordance with the Agreed Accounting Principles. For the avoidance of doubt, Cash will be calculated net of issued but uncleared checks and drafts and will include checks, other wire transfers and drafts deposited or available for deposit for the account of any Target Company. “CBA” has the meaning set forth in Section 4.11(a). “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. “Closing” has the meaning set forth in Section 1.03. “Closing Balance Sheet” has the meaning set forth in Section 1.02(c). “Closing Date” has the meaning set forth in Section 1.03. “Closing Statement” has the meaning set forth in Section 1.02(c). “Code” means the Internal Revenue Code of 1986, as amended. “Commercial Tax Agreement” means commercial agreements that contain agreements or arrangements relating to the apportionment, sharing, assignment or allocation of Taxes (such as, if applicable pursuant to the foregoing definition, financing agreements with Tax gross-up obligations or leases with Tax escalation provisions) and are (i) not by and among the Target Companies and their Affiliates, (ii) not primarily related to Taxes and (iii) are entered into in the ordinary course of business. “Company Data” means all (a) trade secrets of the Business and (b) data contained in any databases owned or purported to be owned by the Target Companies. For the avoidance of doubt, Company Data includes (but is not limited to) all Personal Data and Target Company Confidential Information in the Target Companies’ possession, custody, or control. 64 LEGAL02/39540989v11

“Company Intellectual Property” means (a) Company Owned Intellectual Property and or (b) Intellectual Property that is otherwise owned by Seller or any of its Subsidiaries (other than the Target Companies) and used or held for use in connection with, or was developed for, the Business. “Company Names” has the meaning set forth in Section 11.01(a). “Company Owned Intellectual Property” means Intellectual Property owned or purported to be owned by the Target Companies. “Company Registered Intellectual Property” has the meaning set forth in Section 4.16(a). “Company Systems” means Software, computer firmware, computer hardware, electronic data processing, telecommunications networks, network equipment, interfaces, platforms, peripherals, computer systems, and information contained therein or transmitted thereby (collectively, “Systems”), that are used by or relied on in the operation of the Business, including any outsourced Systems and processes. “Confidentiality Agreement” has the meaning set forth in Section 8.02. “Contract” means any legally binding agreement, contract, lease, sublease, occupancy agreement, license, indenture, mortgage, collective bargaining agreement, purchase and sales order, undertaking, evidence of Indebtedness, binding commitment or instrument to which any Target Company is a party, whether written or oral, including any amendments, supplements and other modifications thereto. “Credit Agreements” has the meaning set forth in Section 2.02(e)(iv). “D&O Costs” has the meaning set forth in Section 7.03(b). “D&O Expenses” has the meaning set forth in Section 7.03(b). “D&O Indemnifiable Claim” has the meaning set forth in Section 7.03(b). “D&O Indemnified Person” has the meaning set forth in Section 7.03(a). “D&O Indemnifying Party” has the meaning set forth in Section 7.03(b). “Data Privacy and Security Requirements” means all of the following to the extent relating to any privacy, security or security breach notification requirements, any Company System, the collection, use, processing, storage, distribution, disclosure, security and/or disposal of Personal Data, or any other matters relating to data privacy, protection, or security: (i) the Business’s own rules, policies, and procedures; (ii) applicable Laws; (iii) the Payment Card Industry Data Security Standard (PCI-DSS), if applicable to the conduct of the Business; and (iv) Contracts to which Seller or any of its Subsidiaries other than the Target Companies (with respect to the Business) or any Target Company is a party. “Deductible” has the meaning set forth in Section 9.02(b)(i) 65 LEGAL02/39540989v11

“Disclosure Schedules” means the disclosure schedules delivered by the parties on the date hereof. “Disputed Items” has the meaning set forth in Section 1.02(d). “Estimated Closing Statement” has the meaning set forth in Section 1.02(b). “EIS Purchase Agreement” has the meaning set forth in Section 7.11. “Electronic Delivery” has the meaning set forth in Section 11.21. “Employment Matters” has the meaning set forth in Section 4.11(b). “Employee Plans” mean all “employee benefit plans” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, all bonus, commission, equity or equity-based, deferred compensation, severance pay, and vacation plans or arrangements and all other material compensation or benefit plans, agreements, Contracts, policies, programs and arrangements, that are maintained, sponsored, contributed to or required to be contributed to by Seller or the Target Companies for the benefit of any of the Business Employees or their spouses, beneficiaries or dependents and in effect as of the date hereof. “End Date” has the meaning set forth in Section 8.01(d). “Environmental Laws” means all applicable laws and legally binding regulations of a Governmental Body concerning pollution or protection of the environment, including all those relating to the generation, handling, transportation, treatment, storage, disposal, distribution, labeling, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, as such of the foregoing are promulgated and in effect on or prior to the Closing Date. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliates” mean any Person or trade or business, whether or not incorporated, which is (or at any relevant time has been or would be) treated as a single employer with either of the Target Companies under Section 414(b), (c), (m), (o) or (t) of the Code. “Escrow and Paying Agent” means JP Morgan Chase Bank, N.A. “Escrow and Paying Agent Agreement” means the Escrow and Paying Agent Agreement, in the form of Exhibit B attached hereto, to be entered into by Buyer, Seller, and the Escrow and Paying Agent. “Estimated Closing Statement” has the meaning set forth in Section 1.02(b). “Estimated Purchase Price” has the meaning set forth in Section 1.02(b). “Exclusivity Period” has the meaning set forth in Section 6.05. 66 LEGAL02/39540989v11

“Export Authorization” means a license or other authorization (such as a Technical Assistance Agreement) issued by a Governmental Body for the export, reexport, or transfer of any export-controlled commodity, technology, software, or defense service. “Facilities” means any buildings, plants, improvements or other structures located on the Leased Real Property. “Final Purchase Price” has the meaning set forth in Section 1.02(e). “Financial Statements” has the meaning set forth in Section 4.06(a). “Fraud” means knowing and intentional fraud under Delaware law committed by any party hereto solely in the making of the representations and warranties in Article III, Article IV and Article V (each as qualified by the Disclosure Schedules), as applicable, with the specific intent to deceive and mislead another party hereto and to induce such party to enter into this Agreement. A claim for Fraud may only be made against the party hereto committing such Fraud; provided that Seller will be liable for any Fraud committed by any Target Company. “Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Organization and Power), Section 3.02 (Authorization; Valid and Binding Agreement), Section 3.04 (Ownership), Section 3.06 (No Brokers), Section 4.01 (Organization and Power), Section 4.02 (Authorization; Valid and Binding Agreement), Section 4.03 (Capitalization), Section 4.04 (Subsidiaries), and Section 4.19 (No Brokers). A “Fundamental Representation” means any of the Fundamental Representations. “GAAP” means United States generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with the Target Companies’ past practice. “Government Contract” means any Contract between either Target Company and (a) any Governmental Body, (b) any prime contractor to a Governmental Body (in its capacity as such), or (c) any subcontractor (of any tier) in connection with or with respect to any Contract described in the foregoing clauses (a) or (b), and in each case includes any modifications or amendments of any of the foregoing. A task, purchase or delivery order or statement of work under a Government Contract will not constitute a separate Government Contract for purposes of this definition, but will be part of the Government Contract to which it relates. “Governmental Body” means any federal, state, local, municipal, foreign or other government or quasi-governmental authority or any department, agency, commission, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing. “Guarantor” has the meaning set forth in the Preamble. “Hazardous Substance” means petroleum or any hazardous substance as defined in CERCLA and any per- or polyfluorinated substance. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. 67 LEGAL02/39540989v11

“Income Tax” means any United States federal, state, local or non-U.S. Tax that, in whole or in part, is based on, measured by or calculated by reference to gross or net income, profit, receipts, or gains. “Income Tax Return” means any Tax Return with respect to any Income Tax. “Indebtedness” means, without duplication, the aggregate amount of (a) the principal, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), breakage costs, unpaid fees, costs or expenses and all other monetary obligations in respect of or to fully discharge (i) indebtedness of the Target Companies for borrowed money which shall be at least $100,000,000 at Closing with respect to the Credit Agreements and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which any Target Company is responsible or liable (including any notes, debentures, bonds or other similar instruments issued in connection with an acquisition of any equity interests, assets or rights of any Person), (b) the amount of all liabilities and obligations (including unpaid interest, fees or expenses and other monetary obligations and, to the extent payable as a result of the transactions contemplated hereby, prepayment and redemption premiums or penalties) under leases of any of the Target Companies required to be capitalized in accordance with GAAP, (c) any liabilities or obligations of any of the Target Companies pursuant to any surety bond or performance bond to the extent that a claim for funding pursuant to any such surety bond or performance bond by the issuer thereof against any Target Company is pending, (d) any indebtedness and liabilities and related costs or obligations of any Target Company under any interest rate protection agreements, foreign currency exchange agreements, forward contracts or other interest, exchange rate, commodity hedging or swap agreements or similar derivative agreements, (e) any obligations under drawn letters of credit issued on behalf of any Target Company, in each case, to the extent required to be accrued in accordance with GAAP, (f) all unpaid Income Taxes of the Target Companies with respect to the Pre-Closing Tax Period as reasonably estimated on the Closing Date, provided that, for purposes of calculating any such liability for Income Taxes, (I) such liability for Income Taxes shall be calculated in accordance with the past practice (including reporting positions, elections and accounting methods) of the Target Companies (as applicable) in preparing Tax Returns for Income Taxes, (II) all Transaction Tax Deductions to the extent “more likely than not” deductible (or deductible at a higher confidence level) shall be taken into account in the Pre-Closing Tax Period and applying the seventy percent safe harbor election under Revenue Procedure 2011-29 to any “success based fees,” (III) any financing or refinancing arrangements entered into at any time by or at the direction of Buyer or any of its Affiliates shall not be taken into account, and (IV) any Income Taxes attributable to transactions outside the ordinary course of business not contemplated by this Agreement on the Closing Date after the time the Closing shall be excluded, (g) all liabilities for, or with respect to, any unpaid annual bonuses, whether or not accrued, for the calendar year ending December 31, 2019, (h) the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, to the extent required to be accrued in accordance with GAAP and (i) all obligations of the type referred to in clauses (a) through (h) of any Persons (other than any of the Target Companies) the payment of which the Target Companies are or may be responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise. Notwithstanding the foregoing, Indebtedness does not include (A) any operating or lease obligations (other than capital leases), (B) any intercompany obligations, payables or loans of any kind or nature between or among any of the Target Companies, (C) deferred revenue or (D) any Seller Transaction Expenses. 68 LEGAL02/39540989v11

“Indemnified Party” has the meaning set forth in Section 9.05(a). “Indemnified Taxes” means any and all Taxes directly arising out of the outstanding audits as listed on Schedule 4.13(c). “Indemnifying Party” has the meaning set forth in Section 9.05(a). “Indemnitee Affiliate(s)” has the meaning set forth in Section 7.03(d). “Indemnity Escrow Account” means the account established by the Escrow and Paying Agent to hold the Indemnity Escrow Funds pursuant to the terms of the Escrow and Paying Agent Agreement. “Indemnity Escrow Amount” means $750,000. “Indemnity Escrow Funds” means, as of any date of determination, the excess (if any) of the Indemnity Escrow Amount (disregarding any interest accrued on the Indemnity Escrow Amount) minus the sum of all distributions and other payments to any Person from the Indemnity Escrow Account paid pursuant to the terms of the Escrow and Paying Agent Agreement on or prior to such date of determination. “Insider” has the meaning set forth in Section 4.20. “Intellectual Property” means all intellectual property rights of any type in any jurisdiction, including all (a) trade names, trademarks, service marks and certification marks (registered and unregistered), brands, logos, domain names, entity names, social media accounts and user names (including “handles”), websites, URLs, web pages and associated web addresses, trade dress and similar rights and applications to register any of the foregoing (collectively, “Marks”); (b) patents and patent applications (whether provisional or non-provisional) and renewals thereof, and rights in respect of utility models or industrial designs and including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Body-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (c) copyrights, works of authorship (whether or not copyrightable) and mask works, and registrations, applications and renewals therefor and thereof; (d) know-how, show-how, inventions (whether or not patentable), discoveries, improvements, tools, methods, processes (whether or not patentable), and techniques; (e) trade secrets, confidential information, technology, business and technical information, rights in Software (including source code and object code), data, databases and documentation thereof and other confidential and proprietary information and all rights therein; and (f) goodwill associated with any of the foregoing and any registrations or applications for registration or renewals of any of the foregoing. “Interim Financial Statements” has the meaning set forth in Section 4.06(a). “Internal Reorganization Documents” means that certain (a) Asset Contribution Agreement, by and between EIS Legacy, LLC and Trient, dated as of September 30, 2019, (b) Asset Contribution Agreement, by and between EIS Legacy, LLC and Tekra, dated as of September 30, 2019, (c) Bill of Sale, by and between EIS Legacy, LLC and Trient, dated as of September 30, 2019, 69 LEGAL02/39540989v11

(d) Bill of Sale, by and between EIS Legacy, LLC and Tekra, dated as of September 30, 2019, (e) Intellectual Property Assignment Agreement, by and between EIS Legacy, LLC and Trient, dated as of September 30, 2019, (f) Intellectual Property Assignment Agreement, by and between EIS Legacy, LLC and Tekra, dated as of September 30, 2019, (g) Assignment and Assumption Agreement, by and between EIS Legacy, LLC and Trient, dated as of September 30, 2019 and (h) Assignment and Assumption Agreement, by and between EIS Legacy, LLC and Tekra, dated as of September 30, 2019. “International Trade Laws” means any of the following: (a) any Laws concerning the importation of items, including those administered by the U.S. Customs and Border Protection or the U.S. Department of Commerce, (b) any Laws concerning the exportation or re-exportation of items (including technology, services and software), including those administered by the U.S. Department of Commerce or the U.S. Department of State, (c) any Laws concerning economic sanctions, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), (d) any Laws concerning anti-corruption or anti-bribery, including the Foreign Corrupt Practices Act, or (e) any Law regulating a similar subject matter. “Investment” means, as applied to any Person, (a) any direct or indirect purchase or other acquisition by such Person of any Acquired Equity, notes, bonds, debentures or other debt or equity instruments or securities (including partnership interests and joint venture interests) of any other Person and (b) any capital contribution by such Person to any other Person. “JAMS” has the meaning set forth in Section 11.14(a). “knowledge of the Target Companies” has the meaning set forth in Section 11.03. “Landlord” has the meaning set forth in Section 4.12(a). “Latest Balance Sheet” has the meaning set forth in Section 4.06(a). “Law” means any applicable common law, statute, law, act, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Body. “Leased Real Property” has the meaning set forth in Section 4.12(a). “Leases” has the meaning set forth in Section 4.12(a). “Liability” means any liability, obligation, debt, deficiency, interest, Tax, penalty, fine, claim, demand, judgment, cause of action, loss or commitment of any kind or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due and regardless of when asserted. “Liens” means any lien, mortgage, security interest, pledge deposit or other encumbrance. “Loss” or “Losses” has the meaning set forth in Section 9.02(a). “Marks” has the meanings set forth in the definition of Intellectual Property in this Section 10.01. 70 LEGAL02/39540989v11

“Material Adverse Effect” means an event, occurrence, or development that has a material adverse effect upon the financial condition or operating results of the Target Companies taken as a whole, except any adverse effect related to or resulting from (i) general business or economic conditions affecting the industry in which any Target Company operates, (ii) national or international political or social conditions, including the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, (v) changes in Laws, rules, regulations, orders, or other binding directives issued by any Governmental Body, (vi) the taking of any action requested by Buyer or otherwise contemplated by this Agreement or the other agreements contemplated hereby or the identity of Buyer or the announcement of this Agreement, the other agreements contemplated hereby or the transactions contemplated hereby or thereby, (vii) or any adverse change in or effect on the business of the Target Companies that is caused by any delay in consummating the Closing in accordance with Section 1.03 as a result of (A) any violation or breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Target Companies at the Closing, or (B) the institution of any suit or action challenging the validity or legality, or seeking to restrain the consummation of, the transactions contemplated by this Agreement by any Governmental Body or third party; except, in the case of the foregoing clauses (i) through (v), solely to the extent such changes or developments referred to therein have had or would reasonably be expected to have a materially disproportionate impact on the Target Companies, taken as a whole, as compared to other companies in the industries in which the Target Companies operate. “Material Contract” or “Material Contracts” has the meaning set forth in Section 4.15. “Material Customer” or “Material Customers” has the meaning set forth in Section 4.15. “Material Supplier” or “Material Suppliers” has the meaning set forth in Section 4.15. “Minor Claim” has the meaning set forth in Section 9.02(b)(i). “Net Working Capital” means (i) the current assets (excluding Cash) of the Target Companies as of 12:01 A.M. Eastern time on the Closing Date (but before taking into account the consummation of the transactions contemplated hereby), minus (ii) the current Liabilities (excluding any items constituting Indebtedness, Seller Transaction Expenses or otherwise included in the Purchase Price) of the Target Companies as of 12:01 A.M. Eastern time on the Closing Date (but before taking into account the consummation of the transactions contemplated hereby), in each case of clauses (i) and (ii), using the same line items set forth on Schedule 10.01(b) and calculated in accordance with the Agreed Accounting Principles, plus (iii) the Transaction Tax Benefits Amount. For the avoidance of doubt, the determination of Net Working Capital and the preparation of the Closing Statement will take into account only those components (i.e., only those line items) reflected on Schedule 10.01(b). Further to the preceding sentence, the determination of Estimated Purchase Price and Final Purchase Price will be in accordance with the Agreed Accounting Principles (and without any change in or introduction of any new 71 LEGAL02/39540989v11 reserves), and without duplication to any items counted in such determination. The parties agree that the purpose of preparing and calculating the Net Working Capital hereunder is to measure changes in Net Working Capital without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from the Agreed Accounting Principles, except as set forth above with respect to the Transaction Tax Benefits Amount. “Net Working Capital Target” means $20,043,607. “Net Working Capital Lower Limit” means an amount equal to (i) the Net Working Capital Target, less (ii) $175,000. “Net Working Capital Upper Limit” means an amount equal to (i) the Net Working Capital Target, plus (ii) $175,000. “Objections Statement” has the meaning set forth in Section 1.02(d). “Open Source Code” means any Software or code (including any source code components, applications, plug-ins or libraries) that is distributed as “open source software,” “freeware,” pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses), or is otherwise distributed publicly or made generally available in source code form under terms that permit modification and redistribution of such Software or code. For clarity, Open Source Code includes Software that is licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), GNU Affero General Public License (AGPL), Mozilla License, Common Public License, Creative Commons Share- Alike License, Apache License, BSD License, Artistic License, or MIT License. “Organizational Documents” means, with respect to any Person (other than an individual), the articles or certificate of incorporation or formation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, articles of organization, limited liability company operating agreement, and all other organizational documents of such Person. “Partnership Tax Audit Rules” means the centralized partnership tax audit procedures of subchapter C of Chapter 63 of the Code enacted by the Budget Act, as the same may be amended and including Treasury Regulations and other administrative pronouncements promulgated thereunder, and including any corresponding or similar procedures and rules under applicable state or local Laws. “Party-Appointed Arbitrators” has the meaning set forth in Section 11.14(a). “Permit” means, with respect to a Person, any qualification, program, certification, registration, approval, waiver, exemption, consent, license, permit or other authorization issued by any Governmental Body to such Person or any of such Person’s Subsidiaries, together with any amendments, supplements and other modifications thereto. “Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by any Target Company for which adequate reserves have been 72 LEGAL02/39540989v11 established by the Target Companies in the Interim Financial Statements in accordance with GAAP, (ii) mechanic’s, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent for which adequate reserves have been established by the Target Companies in the Interim Financial Statements, (iii) zoning, entitlement, building and other land use regulations imposed by any Governmental Body having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property, (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used, (v) public roads and highways, (vi) matters which would be disclosed by an inspection or accurate survey of each parcel of real property, (vii) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (viii) purchase money Liens and Liens securing rental payments under capital lease arrangements, (ix) non-exclusive licenses of Intellectual Property granted in the ordinary course of business or incidental to the sale of products or services or (x) those matters identified on Schedule 10.01(c). “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Body. “Personal Data” means any data or information that, alone or in combination with other data or information, allows the identification of or can be linked to or associated with a natural person, including (without limitation) name, age, gender, address, telephone number, e-mail address, photograph, fingerprint or other biometric data, social security number, driver’s license number, passport number, customer or account number, credit information, credit card number, bank account information, marital status, health, economic status, professional training, or personal beliefs. “Post-Closing Covenants” has the meaning set forth in Section 9.02(a). “Post-Closing Tax Period” means any taxable period or portion of any Straddle Period that begins after the Closing Date. “Pre-Closing Tax Period” means any taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period. “Proceeding” means any proceeding, complaint, claim, demand, notice, action, suit, litigation, hearing, audit, investigation, charge, inquiry, arbitration (public or private) or mediation (in each case, whether civil, criminal, administrative, investigative or informal) commenced, conducted, heard or pending by or before any Governmental Body, arbitrator or mediator. “Purchase Price” has the meaning set forth in Section 1.02(a). “Qualified” means any representation or warranty which is subject to a “materiality,” “material,” “material adverse effect,” “Material Adverse Effect,” “in all material respects” or similar qualification used alone or in a phrase that has a similar impact or effect (but not including 73 LEGAL02/39540989v11

“knowledge of the Target Companies”); and the use of any such term will be deemed to be a “Qualification”. “Qualified Benefit Plan” has the meaning set forth in Section 4.10(c). “R&W Insurance Policy” means an insurance policy covering the indemnification obligations with respect to the representation and warranties of Seller under Article III and the Target Companies under Article IV. “Remaining Shortfall” has the meaning set forth in Section 1.02(f). “Representatives” has the meaning set forth in Section 6.05. “Restricted Party” has the meaning set forth in Section 7.13(a). “Restricted Period” has the meaning set forth in Section 7.13(a). “Restrictive Covenant Agreements” means that certain (i) Restrictive Covenant Agreement, dated as of the date hereof, by and among Buyer, Seller, Tekra and Trient and (ii) Non-Solicitation and Confidentiality Agreement, dated as of the date hereof, by and among Buyer, Audax Private Equity Fund VI-A, L.P., a Delaware limited partnership, Audax Private Equity Fund VI-B, L.P., a Delaware limited partnership, Tekra and Trient. “Revolving Credit Agreement” has the meaning set forth in Section 2.02(e)(iv). “Scheduled Closing Date” has the meaning set forth in Section 1.03. “Securities Act” means the Securities Act of 1933, as amended. “Security Incident” means any actual or alleged cyber or security incident that could have an adverse effect on a system (including Company Systems) or any Company Data (including any processed, stored or transmitted thereby or contained therein), including any actual or suspected occurrence that actually or allegedly jeopardizes in any material respect the confidentiality, integrity or availability of any such system or Company Data. Incidents of security breaches or intrusions, denial of service, or accidental, unlawful, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of, any Company Systems or Company Data, or any loss, distribution, compromise or unauthorized disclosure of any of the foregoing, in each case, that satisfies the preceding sentence will be deemed a “Security Incident.” “Seller” has the meaning set forth in the preamble to this Agreement. “Seller Confidential Information” has the meaning set forth in Section 7.13. “Seller Marks” means any and all Marks owned by Seller or any of its Affiliates (other than the Target Companies), including Marks comprising, using or containing “EIS” or otherwise set forth on Schedule 10.01(d), whether in block letters or otherwise, whether alone or in combination with other words or elements, and including all translations, adaptations, derivations and combinations thereof, and any Marks confusingly similar thereto or embodying 74 LEGAL02/39540989v11 any of the foregoing either alone or in combination with other words or elements, together with the goodwill associated with any of the foregoing and all Marks related thereto or confusingly similar to or embodying the foregoing either alone or in combination with other words. “Seller Occurrence -Based Insurance Policy” has the meaning set forth in Section 7.12. “Seller Related Parties” means, collectively, Seller, their Affiliates and their respective directors, officers, employees, owners, advisors and representatives. “Seller Releasee” has the meaning set forth in Section 9.08(d). “Seller Releasor” has the meaning set forth in Section .08(c). “Seller Transaction Expenses” means (a) the aggregate fees and expenses of the Target Companies relating to the sale process of the Target Companies and the preparation, execution, negotiation and performance of this Agreement and the other Ancillary Agreements and the transactions contemplated hereby and thereby, whether accrued for or not, including those of (i) Robert W. Baird & Co. for investment banking services for the Target Companies and (ii) Kirkland & Ellis LLP, (b) the amount of any discretionary bonuses, stay or incentive bonuses, or any sale, transaction or change of control payments, severance payments, retention payments or other similar obligations payable to current or former employees or service providers of the Target Companies, or any other Person, that will be triggered as a result of the transactions contemplated hereby (i.e., not any “double” trigger obligations), as well as the employer’s share of any employment, payroll, social security, unemployment or other similar Taxes attributable to such payments, and (c) the cost of obtaining the director and officer “tail” insurance policy as contemplated by Section 7.03(c), in each case to the extent unpaid at the time of determination (which, unless otherwise expressly indicated herein, will be the Closing) and to the extent related to the transactions contemplated hereby. “Shortfall” has the meaning set forth in Section 1.02(f). “Software” means all computer software programs, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human- readable form, including all firmware and all comments and any procedural code. “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons is allocated a majority of 75 LEGAL02/39540989v11 partnership, association or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. “Target Company” or “Target Companies” has the meaning set forth in the preamble to this Agreement, provided, however, that any reference in this Agreement to any Target Company as it existed prior to September 30, 2019 (e.g., representations and warranties with a “look-back”) will mean such Target Company’s predecessor-in-interest (including EIS, Inc.) and any representation or warranty made with respect to such predecessor-in-interest will be deemed made as of such date solely with respect to the Tekra Business or the Trient Business, as applicable. “Target Company Confidential Information” means all information of a confidential, non- public or proprietary nature that relates to the business, products, services, research and development, relationships or goodwill of the Target Companies, in each case, to the extent relating primarily to or used primarily in connection with the Business. “Target Company Confidential Information” includes the following, to the extent relating primarily to and/or used primarily in connection with the Business: (a) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (c) trade secrets, source code and methods of operation relating to the Target Companies’ products or services or business, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; and (d) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable). Notwithstanding the foregoing, the term “Target Company Confidential Information” will not include any information (i) that now or hereafter is in the public domain by means other than as a result of a breach of the provisions of the Confidentiality Agreement, (ii) that is acquired from persons not known, after reasonable inquiry, by Seller to be under an obligation of confidentiality (whether legal, contractual or otherwise) to the Target Companies or any of their Affiliates, (iii) that the Target Companies approve for release without confidentiality restrictions by written authorization from Seller. “Target Company Interests” has the meaning set forth in Section 4.03. “Target Company Marks” has the meaning set forth in Section 7.08(b). “Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, ad valorem, value added, excise, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, capital gains, production, social security, unemployment, disability, payroll, severance, environmental, license, employee or other withholding tax, transfer taxes, and other taxes, fees, duties, levies, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing imposed by any Taxing Authority, including any interest, penalties 76 LEGAL02/39540989v11

(civil or criminal), fines or additions to tax or additional amounts related thereto or to the nonpayment thereof and (ii) any Liability of any other Person in respect of any items described in clause (i) above (a) by reason of being a transferee or successor or (b) by Contract (other than Commercial Tax Agreements) or otherwise. “Tax Claim” means any claim, assessment, audit, notice of a pending audit, examination, litigation, proceeding (either judicial or administrate) or other similar events with respect to Taxes from any Taxing Authority. “Tax Proceeding” has the meaning set forth in Section 9.09(g). “Tax Representations” means the representations and warranties contained in Section 4.13 (Taxes). A “Tax Representation” means any of the Tax Representations. “Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax. “Taxing Authority” means the IRS or any governmental agency, board, bureau, body, department or authority having or purporting to exercise jurisdiction with respect to any Tax. “Tekra” has the meaning set forth in the preamble to this Agreement. “Tekra Business” means the business of developing, designing, manufacturing, fabricating, converting, coating, marketing, selling, and/or distributing plastic and paper films and adhesives for the graphics, digital, medical, automotive, and industrial markets; provided that, in each case, the Tekra Business will not include the business of developing, designing, manufacturing, converting, slitting, die-cutting, marketing, selling, and/or distributing (i) adhesives in liquid, aerosol, hot melt and/or other non-coated formats into any market, (ii) converted materials and/or adhesives into the electrical, electronic, and/or alternative energy markets, (iii) converted materials and/or adhesives into vehicle, medical, and/or industrial markets for applications where such product is used for insulation and/or protection of wiring and/or electrical distribution and/or electronic components, and/or (iv), to the extent not contemplated above, other converted materials used for adhesion and/or adhesives used for adhesion with respect to customers of Seller and its Subsidiaries (which, for purposes of this clause (iv), excludes the Company) as of the date of this Agreement (but with respect to any given customer of Seller and its Subsidiaries, solely those specific products and/or materials for adhesion that Seller and its Subsidiaries sells to such customer as of the date of this Agreement)). “Term Credit Agreement” has the meaning set forth in Section 2.02(e)(iv). “Third-Party Claim” has the meaning set forth in Section 9.05(a). "Transaction Tax Benefits Amount" means the amount represented on Schedule 10.01(e). 77 LEGAL02/39540989v11

“Transaction Tax Deductions” means any item of loss, deduction or credit resulting from or attributable to fees, costs and expenses of any Target Company related to or arising out of the transactions contemplated by this Agreement or reflected as a Liability on the Closing Statement, including any loss, deduction or credit resulting from any employee bonuses, debt prepayment fees or capitalized debt costs, including any Seller Transaction Expenses or amounts that would be Seller Transaction Expenses except for the fact that such expenses were paid prior to Closing. “Transfer Taxes” has the meaning set forth in Section 9.09(c). “Transition Services Agreement” means the transition services agreement in the form attached hereto as Exhibit C pursuant to which Seller will provide (or cause to be provided) certain services to the Target Companies, and the Target Companies will provide certain services to Seller and its Subsidiaries, in each case, on a transitional basis following the Closing. “Trient” has the meaning set forth in the preamble to this Agreement. “Trient Business” means the business of developing, designing, contract manufacturing, converting, slitting, die cutting, laminating, marketing, selling, kitting and/or distributing parts, adhesives and products made from rolled and/or thin raw materials to the medical, diagnostic, and vehicle markets, including the original equipment, aftermarket professional, and aftermarket retail markets; provided that, in each case, the Trient Business will not include the business of developing, designing, manufacturing, converting, slitting, die-cutting, marketing, selling, and/or distributing (i) adhesives in liquid, aerosol, hot melt and/or other non-coated formats into any market, (ii) converted materials and/or adhesives into the electrical, electronic, and/or alternative energy markets, (iii) converted materials and/or adhesives into vehicle, medical, and/or industrial markets for applications where such product is used for insulation and/or protection of wiring and/or electrical distribution and/or electronic components, and/or (iv), to the extent not contemplated above, other converted materials used for adhesion and/or adhesives used for adhesion with respect to customers of Seller and its Subsidiaries (which, for purposes of this clause (iv), excludes the Company) as of the date of this Agreement (but with respect to any given customer of Seller and its Subsidiaries, solely those specific products and/or materials for adhesion that Seller and its Subsidiaries sells to such customer as of the date of this Agreement)). “TSA Software” has the meaning set forth in Section 4.16(g). “VAT” has the meaning set forth in Section 4.13(a). “Waiving Parties” has the meaning set forth in Section 11.16. “WARN Act” has the meaning set forth in Section 4.11(f). “Wrong Pocket Asset” has the meaning set forth in Section 7.09. Section 10.02 Other Definitional Provisions. (a) Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term 78 LEGAL02/39540989v11 defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control. (b) Any reference to any particular Code section or any other Law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified. (c) All references in this Agreement to Exhibits, Disclosure Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Disclosure Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. The table of contents and the titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement the Exhibits are for convenience only, do not constitute any part of this Agreement or such Exhibit, and will be disregarded in construing the language hereof. (d) Exhibits and Disclosure Schedules to this Agreement are incorporated herein for all purposes. (e) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. (f) All references to “$” and dollars will be deemed to refer to United States currency unless otherwise specifically provided. (g) Pronouns in masculine, feminine or neuter genders will be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. (h) The word “threatened” means threatened in writing. (i) All references to days or months will be deemed references to calendar days or months unless otherwise expressly specified. (j) The phrase “date hereof” means the date of this Agreement without giving effect to any amendments, modifications or supplements hereto. ARTICLE XI MISCELLANEOUS Section 11.01 Press Releases and Communications; Use of Company Names. (a) Prior to the earlier of the Closing and the initial press release or public announcement related to this Agreement in accordance with this Section 11.01, no press release 79 LEGAL02/39540989v11 or public announcement related to this Agreement or the transactions contemplated herein or any other announcement or communication to the employees, customers or suppliers of any Target Company, will be issued or made by any party hereto without the joint approval of Buyer and Seller, unless required by Law (in the reasonable opinion of counsel) in which case Buyer and Seller will have the right to review such press release, announcement or communication prior to its issuance, distribution or publication; provided, however, that a party may, without the prior consent of the other parties hereto, issue or cause the publication of any such press release, public announcement or disclosure to the extent that such party reasonably determines such action to be required by Law (including the rules or regulations of such party’s stock exchange), in which event such party will use its commercially reasonable efforts to allow the other parties hereto reasonable time to comment on such press release, public announcement or disclosure in advance of its issuance and such press release, public announcement or disclosure will only contain such information that the disclosing party was required by Law to disclose; and provided further, that the foregoing will not restrict or prohibit any Target Company from making any announcement to its employees, customers and other business relations to the extent such Target Company reasonably determines in good faith that such announcement is necessary or advisable, subject to good faith consultation in advance with Buyer to the extent commercially practicable. For the avoidance of doubt, the parties hereto acknowledge and agree that Audax and its Affiliates (except for the Target Companies) may provide general information about the subject matter of this Agreement and the Target Companies (including its and their performance and improvements) in connection with Audax’ or its Affiliates’ fund raising, marketing, informational or reporting activities. Notwithstanding anything contained herein to the contrary, in no event will Buyer or, after the Closing, the Target Companies have any right to use Audax’ name or mark, or any abbreviation, variation or derivative thereof, in any press release, public announcement or other public document or communication without the express written consent of Audax. (b) Effective as of the Closing Date, the Target Companies hereby grant to Audax and its Affiliates (but excluding Seller and its Subsidiaries) and each of their respective successors and assigns a non-exclusive, perpetual, royalty-free, worldwide right and license to use the names and related marks and logos of the Target Companies (collectively, the “Company Names”) on its printed materials and website and in other forms and media for the sole purpose of describing the prior ownership of, or Audax’ and any of its Affiliates’ current or former interest in, the Target Companies and the associated businesses. For the avoidance of doubt, nothing contained herein will waive or restrict or otherwise limit any rights that Audax or any of its Affiliates may have under applicable Law or otherwise, including the right to use the Company Names in a descriptive manner or for any nominative fair use or fair use. Section 11.02 Expenses. Except as otherwise expressly provided herein (including Sections 2.03(f), 7.03(c), 7.04(a) and 9.09(c)), each party will each pay its own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). Section 11.03 Knowledge Defined. As used in this Agreement, the terms “knowledge of the Target Companies” means the actual knowledge after reasonable due inquiry of the following 80 LEGAL02/39540989v11 officers of the Target Companies: Kerry Szydel, Carl Sommerstad, Andy Danihel, Jason Wichmann, and Joe Ekhaml. Section 11.04 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when transmitted via e-mail, telecopy or other facsimile device to the e-mail address or number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, will be sent to the applicable address set forth below, unless another address has been previously specified in writing: Notices to Buyer (and, after the Closing, the Target Companies): DelStar Technologies, Inc. 100 North Point Center East Suite 600 Alpharetta, GA 30022 Attention: Ricardo Nuñez, General Counsel E-mail: rnunez@swmintl.com with a copy to (which will not constitute notice): Alston & Bird LLP One Atlantic Center 1201 W. Peachtree Street Suite 4900 Atlanta, GA 30309 Attn: Jeremy C. Silverman E-mail: jeremy.silverman@alston.com Notices to Seller: c/o Audax Management Company, LLC 101 Huntington Avenue Boston, Massachusetts 02199 Facsimile: (617) 859-1600 Attn: Donald G. Bramley, John J. Mitchell, and Timothy J. Porter E-mail: dbramley@audaxgroup.com; jmitchell@audaxgroup.com; tporter@audaxgroup.com with a copy to (which will not constitute notice): Audax Management Company, LLC 101 Huntington Avenue 81 LEGAL02/39540989v11

Boston, Massachusetts 02199 Facsimile: (617) 859-1600 Attn: Joshua M. Aronson, Managing Director and Deputy General Counsel E-mail: jaronson@audaxgroup.com and: Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Facsimile: (312) 862-2200 Attn: Jeffrey Seifman, P.C., Robert A. Wilson, P.C. and Daniel A. Guerin, P.C. E-mail: jeffrey.seifman@kirkland.com; robert.wilson@kirkland.com; daniel.guerin@kirkland.com Notices to the Target Companies (prior to the Closing): 2018 Powers Ferry Road, Suite 500 Atlanta, GA 30339 Attention: Chief Executive Officer with a copy to (which will not constitute notice): Audax Management Company, LLC 101 Huntington Avenue Boston, Massachusetts 02199 Facsimile: (617) 859-1600 Attn: Joshua M. Aronson, Managing Director and Deputy General Counsel E-mail: jaronson@audaxgroup.com and: Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Facsimile: (312) 862-2200 Attn: Jeffrey Seifman, P.C., Robert A. Wilson, P.C. and Daniel A. Guerin, P.C. E-mail: jeffrey.seifman@kirkland.com; robert.wilson@kirkland.com; daniel.guerin@kirkland.com Section 11.05 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written 82 LEGAL02/39540989v11 consent of the other parties hereto; provided that, after the Closing, (i) Seller may assign this Agreement to any of its beneficial owners or successors by operation of Law or otherwise; and (ii) Buyer will be permitted to collaterally assign its rights and remedies under this Agreement and the other Ancillary Agreements to any lender to Buyer or its Affiliates (and their successors and assigns) in respect of financing arrangements entered into in connection with the transactions contemplated hereby, but in either case no such assignment will relieve any such assignor of its obligations under this Agreement. Section 11.06 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties will amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law. Section 11.07 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The Disclosure Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to sections of this Agreement; provided however, each section of the Disclosure Schedules will be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedules to the extent reasonably apparent on the fact of such disclosure. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party will use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Disclosure Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of contract). Section 11.08 Amendment and Waiver. Any provision of this Agreement may be amended or waived only in a writing signed by Buyer, the Target Companies and Seller; provided that (a) Section 7.03 will not be amended or waived without the consent of a majority of the D&O Indemnified Persons and (b) Section 11.01 will not be amended or waived without the consent of Audax. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default. 83 LEGAL02/39540989v11

Section 11.09 Complete Agreement. This Agreement and the Ancillary Agreements (including the Confidentiality Agreement) contain the complete agreement by, between and among the parties and supersede any prior understandings, agreements or representations by, between or among the parties, written or oral, which may have related to the subject matter hereof in any way, including that certain letter agreement, dated January 29, 2020, by and between the Guarantor and Seller. The parties agree that prior drafts of this Agreement and of any provision herein will be deemed to not provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect hereto and that such drafts will be deemed joint work product of the parties. The parties hereto have voluntarily agreed to define their rights, Liabilities and obligations respecting the sale and purchase of the Target Companies exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. Section 11.10 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Section 11.11 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State. Section 11.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. SUBJECT TO SECTION 1.02 (WHICH WILL GOVERN ANY DISPUTE ARISING THEREUNDER) AND SECTION 11.14 (WHICH WILL GOVERN ANY DISPUTE AFTER THE CLOSING NOT SEEKING INJUNCTIVE RELIEF), THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT 84 LEGAL02/39540989v11

IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON BUYER BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 11.04. Section 11.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE EXTENT PERMITTED BY LAW, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13. Section 11.14 Arbitration of Disputes. (a) Except for disputes, controversies or claims arising under Section 1.02 (which will be resolved in accordance with the provisions set forth therein) or other claims seeking injunctive relief (for which the provisions of Section 11.12, Section 11.13 and Section 11.19 will be applicable), all disputes, controversies or claims arising out of or relating to this Agreement or the transactions contemplated hereby (whether in contract, tort, equity or otherwise), including the arbitrability of any dispute or controversy that cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the JAMS Comprehensive Arbitration Rules & Procedures (“JAMS”), as follows: any party hereto aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute 20 days after the giving of such notice may, upon 10 days’ notice to the other party, be submitted to JAMS arbitration conducted before a panel of three arbitrators in Boston, Massachusetts. Buyer and Seller will each appoint one arbitrator (the “Party-Appointed Arbitrators”) and the Party-Appointed Arbitrators will appoint the third and presiding arbitrator within 14 days of the appointment of the second arbitrator; provided, that, any arbitrator not timely appointed herein will be appointed by JAMS upon the written demand of any party to the dispute. The arbitrators may enter a default decision against any party who fails to participate in the arbitration proceedings. (b) The decision of the arbitrators on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrators will only be authorized to interpret the provisions of this Agreement, and will not amend, change or add to any such provisions. The parties hereto agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any 85 LEGAL02/39540989v11 disputes between them and that this provision will be grounds for dismissal of any court action commenced by any party with respect to this Agreement (other than disputes, controversies or claims arising under Section 1.02 (which will be resolved in accordance with the provisions set forth therein) or other claims seeking injunctive relief (for which the provisions of Section 11.12, Section 11.13 and Section 11.19 will be applicable)). In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation. (c) The arbitrators will be authorized to apportion their fees and expenses as the arbitrators deem appropriate but the arbitrators will not be authorized to award the prevailing party its fees and expenses (including attorneys’ fees), and each party will otherwise bear its own fees and expenses, including the fees of its own attorney. (d) The parties hereto and the arbitrators will keep confidential, and will not disclose to any person, except the parties’ advisors and legal representatives, or as may be required by Law, the existence of any controversy under this Section 11.14, the referral of any such controversy to arbitration or the status or resolution thereof. (e) The parties hereto may seek any interim or conservatory relief, including an injunction or injunctions to prevent breaches of this Agreement in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over any such action or proceeding, such action or proceeding will be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. The application of a party to an above-mentioned judicial authority for such measures or for the implementation of any such measures ordered by an arbitral tribunal will not be deemed to be an infringement or a waiver of Section 11.14 and will not affect the relevant powers reserved to the arbitral tribunal. Section 11.15 No Third Party Beneficiaries. Certain provisions of this Agreement are intended for the benefit of Audax and the D&O Indemnified Persons. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and Audax and the D&O Indemnified Persons any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. Section 11.16 Representation of Seller and its Affiliates. Buyer agrees, on its own behalf and on behalf of the Buyer Related Parties, that (a) one or more of the Target Companies and Seller (and its controlling Affiliate) have retained Kirkland & Ellis LLP to act as their counsel in connection with the transactions contemplated by this Agreement as well as other past matters, (b) Kirkland & Ellis LLP have not acted as counsel for any other Person in connection with the transactions contemplated by this Agreement and no Person other than the Target Companies and Seller (and their controlling Affiliate) has the status of a Kirkland & Ellis LLP client for conflict of interest or any other purpose as a result thereof, and (c) following the Closing, Kirkland & Ellis LLP may serve as counsel to Seller and its post-Closing Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding any representation by Kirkland & Ellis LLP 86 LEGAL02/39540989v11

prior to the Closing Date of any Target Company. Buyer and the Target Companies hereby (i) waive any claim they have or may have that Kirkland & Ellis LLP has a conflict of interest or is otherwise prohibited from engaging in such representation and (ii) agree that, in the event that a dispute arises after the Closing between Buyer or any Target Company and Seller or any of their Affiliates, Kirkland & Ellis LLP may represent Seller or any of their Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Buyer or any Target Company and even though Kirkland & Ellis LLP may have represented a Target Company or other Persons in a matter substantially related to such dispute and may be handling other ongoing matters for a Buyer Related Party, the Target Companies, or any of their respective Subsidiaries. Buyer represents that Buyer’s own attorney has explained and helped Buyer evaluate the implications and risks of waiving the right to assert a future conflict against Kirkland & Ellis LLP, and Buyer’s consent with respect to this waiver is fully informed. Buyer and the Target Companies also further agree that, as to all communications among Kirkland & Ellis LLP, on the one hand, and the Target Companies, and Seller or any of Seller’s Affiliates and representatives, on the other hand, that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to Seller and may be controlled by Seller and will not pass to or be claimed by Buyer or any Target Company. In addition, if the Closing occurs, all of the client files and records in the possession of Kirkland & Ellis LLP related to this Agreement and the transactions contemplated hereby will continue to be property of (and be controlled by) Seller and no Target Company will retain any copies of such records or have any access to them. Without limiting the foregoing, Buyer and the Target Companies, on behalf of themselves, their Affiliates, Subsidiaries and their respective current and future members, partners, equityholders, representatives and each of the successors and assigns of the foregoing (the “Waiving Parties”), hereby acknowledge and agree that all (x) emails and other communications prior to the Closing from or among any Seller Related Party, any Target Company, or any Affiliates, directors, managers, officers, employees, agents, advisors, attorneys, accountants, consultants or other representatives of any Seller Related Party or Target Company concerning, related to or in respect of the sale process, this Agreement or any agreement entered into in connection with herewith or related hereto (including all prior drafts), the assets, Liabilities, operations, prospects and condition of any Target Company and their businesses solely as it relates to the sale process of the Target Companies and the negotiation of this Agreement and the other Ancillary Agreements (whether or not such email or other communication is entitled to any attorney-client or other privilege) and (y) documents or materials created prior to Closing by or on behalf of any Seller Related Party or any Target Company in connection with, in preparation for, related to or arising out of the sale process, any prior sale processes, this Agreement or any agreement entered into in connection herewith or related hereto (including all prior drafts) and the subject matter hereof and thereof, or any dispute or proceeding arising out of or relating to, the sale process, this Agreement, any agreement entered into in connection herewith, the transactions contemplated hereby or any matter relating to any of the foregoing, will be exclusively owned and controlled by Seller and will not pass to or be claimed by Buyer, any Target Company and from and after the Closing none of Buyer, the Target Companies or any other Person purporting to act on behalf thereof or any of the Waiving Parties will seek to access, obtain, use, rely on or otherwise disclose the same, without in each case first obtaining Seller’s consent, which may be granted or withheld in its sole discretion, except in the event of a dispute arising under or relating to this Agreement or the other Ancillary Agreements. In furtherance of the foregoing, Buyer acknowledges that it would be impractical to remove all such emails and communications from the records (including emails and other 87 LEGAL02/39540989v11 electronic files) of any Target Company and that any possession of Buyer of any of the foregoing will not affect or alter the ownership of such emails and communications. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or any Target Company and a third party other than a party to this Agreement (or an Affiliate thereof) after the Closing, the Target Companies may assert the attorney-client privilege to prevent disclosure of confidential communications by Kirkland & Ellis LLP to such third party; provided, however, that no Target Company may waive such privilege without the prior written consent of Seller. Section 11.17 No Additional Representations; Disclaimer; Non-Recourse. (a) Buyer acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, Liabilities, properties and projected operations of the Target Companies, and, in making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied solely on the results of its own independent investigation and verification and the representations and warranties of Seller and the Target Companies expressly and specifically set forth in Article III and Article IV, respectively, as qualified by the Disclosure Schedules. The representations and warranties of Seller and the Target Companies expressly and specifically set forth in Article III and Article IV, respectively, as qualified by the Disclosure Schedules, and in the Ancillary Agreements, constitute the sole and exclusive representations, warranties, and statements of any kind of Seller and the Target Companies to Buyer in connection with the transactions contemplated hereby, and Buyer understands, acknowledges and agrees that all other representations, warranties, and statements of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, prospects, assets or Liabilities of the Target Companies, or the quality, quantity or condition of the Target Companies assets) are specifically disclaimed by the Target Companies and Seller. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth herein. The parties have agreed that should any representations and warranties of any party prove untrue, the other party will have the specific rights and remedies herein specified as the exclusive remedy therefor, but that no other rights, remedies or causes of action (whether in law or in equity or whether in contract or in tort) are permitted to any party hereto as a result of the untruth of any such representation and warranty. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III OR ARTICLE IV OR IN ANY ANCILLARY AGREEMENT, NEITHER SELLER NOR THE TARGET COMPANIES MAKE OR PROVIDE, AND BUYER HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF THE TARGET COMPANIES’ ASSETS OR ANY PART THEREOF. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER AND THE TARGET COMPANIES EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE III AND ARTICLE IV, RESPECTIVELY, AS QUALIFIED BY THE DISCLOSURE SCHEDULES, AND IN THE ANCILLARY AGREEMENTS, (X) BUYER IS ACQUIRING THE TARGET COMPANIES ON AN “AS IS, WHERE IS” BASIS AND (Y) NEITHER SELLER NOR THE TARGET COMPANIES OR ANY OTHER PERSON (INCLUDING, ANY STOCKHOLDER, MEMBER, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING, WHETHER IN ANY INDIVIDUAL, CORPORATE OR ANY OTHER CAPACITY) IS MAKING, AND BUYER IS NOT RELYING ON, ANY 88 LEGAL02/39540989v11

REPRESENTATIONS, WARRANTIES, OR OTHER STATEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO ANY MATTER CONCERNING THE TARGET COMPANIES, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED TO (OR OTHERWISE ACQUIRED BY) BUYER OR ANY OF BUYER’S REPRESENTATIVES. (b) This Agreement may only be enforced against, and any claim or suit based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the named parties to this Agreement and then only with respect to the specific obligations set forth herein with respect to the named parties in this Agreement. No Person who is not a named party to this Agreement, including any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Target Companies, Seller or any of their respective Affiliates, will have or be subject to any Liability or indemnification obligation (whether in contract or in tort) to Buyer or any other Person resulting from (nor will Buyer have any claim with respect to) (i) the distribution to Buyer, or Buyer’s use of, or reliance on, any information, documents, projections, forecasts or other material made available to Buyer in certain “data rooms,” confidential information memoranda or management presentations in expectation of, or in connection with, the transactions contemplated by this Agreement, or (ii) any claim based on, in respect of, or by reason of, the sale and purchase of the Target Companies, including any alleged non-disclosure or misrepresentations made by any such Persons, in each case, regardless of the legal theory under which such Liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise; and each party hereto waives and releases all such Liabilities and obligations against any such Persons. (c) In connection with the investigation by Buyer of the Target Companies, Buyer has received or may receive from the Target Companies certain projections, forward- looking statements and other forecasts and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Buyer will have no claim against anyone with respect thereto. Accordingly, Buyer acknowledges that, except to the extent expressly set forth in Article III or Article IV or in any Ancillary Agreement, neither the Target Companies, Seller, nor any member, officer, director, employee or agent of any of the foregoing, whether in an individual, corporate or any other capacity, make any representation, warranty, or other statement with respect to, and Buyer is not relying on, such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and Buyer agrees that it has not relied thereon. Section 11.18 Conflict Between Transaction Documents. The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way 89 LEGAL02/39540989v11 inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement will govern and control. Section 11.19 Specific Performance; Other Remedies. (a) The parties hereto agree that the Target Companies, Seller and Buyer would suffer irreparable damage prior to a termination in the event that the Closing is not consummated in accordance with the terms of this Agreement, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Buyer, on the one hand, or by Seller or the Target Companies, on the other hand, of their respective covenants or obligations set forth in this Agreement, Buyer, on the one hand, and Seller and the Target Companies, on the other hand, will be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by Buyer, on the one hand, or Seller and the Target Companies, on the other hand, and to specifically enforce the terms and provision of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Buyer, on the one hand, and of Seller and the Target Companies, on the other hand, under this Agreement, in addition to any other remedy to which any party is entitled at Law or in equity, including the parties’ right to terminate this Agreement pursuant to Article VIII and to seek money damages. If, in order to obtain such injunction or injunctions, monetary damages or other remedy, the non-breaching party commences a legal proceeding that results in a judgment in favor of such party, the other party will pay the non-breaching party’s reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees and expenses) incurred in connection with such legal proceeding. Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party. Each party hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. (b) If Seller or the Target Companies have been granted an award of damages following the termination of this Agreement in accordance with its terms, Buyer agrees such damages may include consequential, indirect, special or punitive damages, damages for the benefit of the bargain lost by Seller and the Target Companies (taking into consideration relevant matters, including the opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement and the time value of money), and diminution in value of the Target Companies and the reimbursement of the Target Companies’ and Seller’s reasonable and documented out- of-pocket costs and expenses (including attorneys’ fees and expenses). Section 11.20 Consents. Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to Contracts, leases, licenses or other agreements to which any Target Company is a party (including the consents under the Contracts set forth on Schedule 4.05(a) and Schedule 4.15(b)) and such consents have not been obtained. Prior to the Closing, to the extent requested by Buyer, Seller and the Target Companies will use their commercially reasonable efforts to (a) give any notice to any Person and (b) obtain any consent or waiver from any Person, in each case, that is required in connection with the 90 LEGAL02/39540989v11 transactions contemplated by this Agreement. Seller will provide Buyer a reasonable opportunity to review any communications to be delivered pursuant to this Section 11.20 and will reasonably cooperate with Buyer to incorporate any comments proposed by Buyer with respect thereto. Buyer agrees and acknowledges that Seller will have no Liability whatsoever to Buyer (and Buyer will not be entitled to assert any claims) arising out of or relating to the failure to obtain any consents under the Contracts set forth on Schedule 4.05(a) or Schedule 4.15(b) that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any such Contract, lease, license or other agreement as a result thereof. Buyer further agrees that no representation, warranty, covenant or agreement of Seller or the Target Companies contained herein will be breached or deemed breached and no condition of Buyer will be deemed not to be satisfied as a result of the failure to obtain any consents under the Contracts set forth on Schedule 4.05(a) or Schedule 4.15(b) or as a result of any such default, acceleration or termination or any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination. Section 11.21 Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity. Section 11.22 Buyer Deliveries. Any document or item will be deemed “delivered”, “provided” or “made available” within the meaning of this Agreement if such document or item was posted to the electronic datasite with the project name “Virtual Lightning Room” maintained by Merrill DatasiteOne in connection with the transactions contemplated by this Agreement (a) in the case of materials required to be made available on or prior to the date hereof, on or before 5:00 p.m. (New York City time) on the second Business Day prior to the date of this Agreement or (b) in the case of materials required to be made available on or prior to the Closing Date, on or before 5:00 p.m. (New York City time) on the second Business Day prior to the Closing Date. Section 11.23 Guarantor. (a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Seller the due, full and prompt observance, performance, discharge, and payment by Buyer of all of Buyer’s obligations under this Agreement. This is an unconditional guarantee of payment and not only of collection. Guarantor waives (i) promptness, diligence, presentment, demand of performance, demand of payment, filing of any claim, any right to require any proceeding first against Buyer, protest, notice of any kind (including notices of acceptance hereof, dishonor, protest, and of defaults hereunder), (ii) all demands whatsoever, (iii) all defenses which may be 91 LEGAL02/39540989v11 available by virtue of any valuation, stay, moratorium, law, or other similar law now or hereafter in effect, (iv) any right to require the marshalling of the assets of Buyer or any other Person now or hereafter liable with respect to Buyer’s obligations hereunder or otherwise interested in the transactions contemplated by this Agreement, and (v) all suretyship defenses generally in connection with the performance of Buyer’s obligations under this Agreement. (b) Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay of Seller to assert any claim or demand or to enforce any right or remedy against Buyer or any other Person now or hereafter liable with respect to Buyer’s obligations hereunder or otherwise interested in the transactions contemplated by this Agreement; (ii) any change in the time, place, or manner of payment or performance of any of Buyer’s obligations hereunder or any rescission, waiver, compromise, consolidation, or other amendment or modification of any of the terms or provisions of this Agreement; (iii) the addition, substitution, or release of any entity or other Person interested in the transactions contemplated by this Agreement; (iv) any change in the corporate existence, structure, or ownership of Buyer or any other Person now or hereafter liable with respect to Buyer’s obligations hereunder or otherwise interested in the transactions contemplated by this Agreement; (v) any insolvency, bankruptcy, reorganization, or other similar proceeding affecting Buyer or any other Person now or hereafter liable with respect to Buyer’s obligations hereunder or otherwise interested in the transactions contemplated by this Agreement; (vi) the adequacy of any means Seller may have of obtaining payment of Guarantor’s obligations hereunder; (vii) the existence of any claim (except in the case of finally determined claims), set- off or other right that Guarantor may have at any time against Buyer or Seller, whether in connection with any of Guarantor’s obligations hereunder or otherwise; or (viii) any other act or omission that may in any manner or to any extent vary the risk of Guarantor or otherwise operate as a discharge of Guarantor as a matter of law or equity (other than as a result of payment or performance of all of Guarantor’s obligations hereunder in accordance with the terms of this Agreement). (c) Guarantor hereby represents and warrants to Seller that: (i) it has all requisite corporate or other power and authority to execute, deliver, and perform this Agreement, the execution, delivery, and performance of this Agreement have been duly authorized by all necessary action and do not contravene any provision of Guarantor’s organizational documents or any applicable law, decree, order, judgment, or contractual restriction binding on Guarantor or its assets, and this Agreement has been duly executed and delivered by such Guarantor; (ii) this Agreement constitutes a legal, valid, and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, and (B) general equitable principles (whether considered in a proceeding in equity or at law); (iii) all consents, approvals, authorizations, permits of, filings with, and notifications to, any Governmental Body or any other Person necessary for the due execution, delivery, and performance of this Agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Body or any other Person is required in connection with the execution, delivery, or performance of this Agreement; and (iv) Guarantor has the financial capacity to pay and perform all of its obligations under this Agreement, and all funds necessary for Guarantor to 92 LEGAL02/39540989v11 fulfill such obligations shall be available to Guarantor for so long as its obligations under this Section 11.23 shall remain in effect. (d) This Section 11.23 and Guarantor’s obligations hereunder shall terminate upon the Closing and the payment of all amounts required to be funded pursuant to Section 1.01 and Section 2.03. * * * * * 93 LEGAL02/39540989v11

IN WITNESS WHEREOF, the parties hereto have executed this Equity Purchase Agreement on the day and year first above written. SELLER: EIS BUYER, LLC By: Name: Title: TARGET COMPANIES: TEKRA, LLC By: Name: Title: TRIENT, LLC By: Name: Title: Signature Page to Equity Purchase Agreement LEGAL02/39540989v11

BUYER: DELSTAR TECHNOLOGIES, INC. By: Name: Title: GUARANTOR: SCHWEITZER-MAUDUIT INTERNATIONAL, INC. By: Name: Title: Signature Page to Equity Purchase Agreement LEGAL02/39540989v11